SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  ( X )
Filed by a party other than the registrant  (    )

Check the appropriate box:

( X )    Preliminary Proxy Statement.
(   )    Definitive Proxy Statement.
(   )    Definitive Additional Materials.
(   )    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.
(   )    Confidential, for use of the Commission only (as permitted by Rule
         14a-6(e)(2)).

                            HomeGold Financial, Inc.
                (Name of Registrant as Specified In Its Charter)

                            HomeGold Financial, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

( X )    No fee required.
(   )    Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.
(   )    Fee paid previously with preliminary materials.
(   ) Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Release Date: The registrant intends to release definitive copies of the proxy statement, form of proxy, and other solicitation materials to shareholders on March 27, 2000.

Registration of Shares: Assuming shareholder approval, the registrant will file a Form S-8 as soon as practicable with respect to the additional shares to be subject to the 1995 Employee and Officer Stock Option Plan, and Employee Stock Purchase Plan.

                            HOMEGOLD FINANCIAL, INC.

                                3901 PELHAM ROAD
                        GREENVILLE, SOUTH CAROLINA 29615


                                 March 27, 2000

                To All Shareholders:

                You are cordially invited to attend the Annual Meeting of Shareholders of HomeGold Financial, Inc. (the "Company"), which will be held at the Commerce Club, One Insignia Financial Plaza, Greenville, South Carolina, on Friday, April 28, 2000, at 11:00 a.m. All holders of the Company's outstanding Common Stock of record at the close of business on February 28, 2000 are entitled to notice of and to vote at the Annual Meeting.

                Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting and shareholders will have an opportunity to ask questions.

                Upon adjournment of the Annual Meeting, the Directors and officers will be available to confer informally with shareholders.

                We hope that you will attend the Annual Meeting. Whether or not you plan to attend, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED in order to make certain that your shares will be represented at the Annual Meeting. Your vote is very important.

                The Company's 1999 Annual Report to Shareholders and Form 10-K for 1999 are included in this package, and we urge you to read these carefully.

                                                       Sincerely yours,



                                                       John M. Sterling, Jr.
                                                       CHAIRMAN OF THE BOARD AND
                                                       CHIEF EXECUTIVE OFFICER

                            HOMEGOLD FINANCIAL, INC.
                                3901 PELHAM ROAD
                        GREENVILLE, SOUTH CAROLINA 29615
                        --------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 28, 2000
                        --------------------------------

                TO OUR SHAREHOLDERS:

         The Annual Meeting of Shareholders of HomeGold Financial, Inc. (the "Company") will be held at 11:00 a.m. on April 28, 2000, at the Commerce Club, One Insignia Financial Plaza, Greenville, South Carolina, for the purpose of considering and acting upon the following:

         1. The election of seven Directors to serve for specified terms, or until the next Annual Meeting of Shareholders, or until their successors have been elected and qualified;

         2. The proposal to amend the Company's 1995 Employee and Officer Stock Option Plan to increase by 500,000 shares the number of shares authorized for grant to a total of 1,966,667 shares;

         3. The proposal to approve the Reorganization Agreement between HomeGold and HomeSense Financial Corp., and affiliated companies (including the Plan of Merger set forth therein) and the issuance of 6,780,944 shares of common stock, 11,000,000 shares of Series A Non-convertible Preferred Stock, a warrant to purchase 250,000 shares of common stock of HomeGold and options to purchase 825,423 shares of Common Stock (as more particularly described herein).

         4. The proposal to approve an amendment to the Company's Articles of Incorporation authorizing 20,000,000 shares of "blank check" preferred stock.

         5. The proposal to amend the Company's Employee Stock Purchase Plan to increase by 400,000 shares the number of shares authorized for issuance under the plan to a total of 600,000 shares.

         6. The proposal to amend the Company's Articles of Incorporation to provide that no shareholder shall have a right to cumulate votes with respect to the election of directors.

         7. The proposal to reduce the par value of the common stock from $0.05 per share to $0.001 per share.

         8. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.

         ITEM 6 ABOVE GIVES RIGHTS TO DISSENTERS' RIGHTS UNDER SOUTH CAROLINA LAW. A COPY OF THE SOUTH CAROLINA DISSENTERS' RIGHTS STATUTE IS INCLUDED HEREWITH. Only those shareholders of record at the close of business on February 28, 2000 will be entitled to notice of the meeting and to vote at the meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS,
                                             C. THOMAS WYCHE, SECRETARY


         A form of proxy and the Annual Report of the Company for the calendar year 1999 are enclosed. You are cordially invited to attend the meeting in person but, whether or not you plan to attend, you are urged to SIGN, DATE AND RETURN the proxy in the enclosed, postage-paid, addressed envelope. If you attend the meeting, you may either vote by your proxy or withdraw your proxy and vote in person.

                               SUMMARY TERM SHEET

         This Summary Term Sheet describes the material terms of the proposed acquisition of HomeSense Financial Corp. and affiliated companies (collectively "HomeSense") by HomeGold Financial, Inc ("HomeGold").

         GENERAL NATURE OF BUSINESS CONDUCTED BY HOMESENSE. HomeSense is a non-conforming mortgage lender that originates and sells first and subordinate lien mortgage loans. HomeSense's principal loan product is a debt consolidation loan secured by a first lien on real property. This is the same general business in which HomeGold engages. (SEE "INFORMATION REGARDING HOMESENSE" SET FORTH IN THE PROXY STATEMENT.)

         REASONS FOR ENGAGING IN THE MERGER. The parties have determined to pursue the Merger because of synergies associated with their operations. HomeGold has significant infrastructure, but requires additional loan volume to be profitable. HomeSense has significant loan volume and believes that it can benefit from HomeGold's infrastructure currently in place. (SEE "THE MERGER - REASONS FOR ENGAGING IN THE MERGER" SET FORTH IN THE PROXY STATEMENT.)

         MERGER AGREEMENT. HomeGold and HomeSense have entered into a Reorganization Agreement (the "Merger Agreement") dated as of February 29, 2000, as amended by Amendment #1 dated March 10, 2000, whereby HomeSense will be merged with and into HomeGold (the "Merger"). The Merger Agreement sets forth the consideration to be issued to the HomeSense shareholders, and contains representations and warranties of HomeGold and HomeSense with respect to their respective businesses, covenants of the parties and conditions to closing. (SEE "THE MERGER AGREEMENT" IN THE PROXY STATEMENT AND MERGER AGREEMENT ATTACHED TO THE PROXY STATEMENT AS AN EXHIBIT TO THE PROXY STATEMENT.)

         MERGER CONSIDERATION TO BE ISSUED TO THE HOMESENSE SHAREHOLDERS. The Merger Agreement provides that HomeSense shareholders will receive:

         (1) 6,780,944 shares of common stock of HomeGold constituting 40% of the total outstanding shares of HomeGold common stock (including the shares issued in the Merger); and

         (2) 11 million shares of Series A Non-convertible Preferred Stock, which is non-redeemable, and has an annual cumulative dividend of $0.08 per share, increasing to $0.10 per share on January 1, 2005, and has a par value of $1 per share. This preferred stock has a preference over the HomeGold common stock with respect to liquidation and dividends.
(SEE "THE MERGER AGREEMENT" IN THE PROXY STATEMENT AND SECTION 2 OF THE MERGER AGREEMENT ATTACHED AS AN EXHIBIT TO THE PROXY STATEMENT.)

         IMPORTANT COVENANTS IN THE MERGER AGREEMENT. The Merger Agreement contains covenants typical of transactions of this type, including covenants regarding the conduct of the parties pending closing and confidentiality. It also contains the following important agreements:

         (1) Stock Restriction Agreement. HomeSense shareholders have agreed to restrict transfer of their shares for three years in order to preserve the net operating loss carryforward available for tax purposes.

         (2) Employment and Noncompetition Agreement. HomeGold will enter into an employment agreement with Mr. Sheppard having a three-year term whereby HomeGold agrees to employ Mr. Sheppard as President and Chief Executive Officer. The agreement also contains a non-competition provision to which Mr. Sheppard is subject, which extends in certain circumstances for 2 years beyond the expiration of the term of the agreement.

         (3) Registration Rights. The Merger Agreement provides that HomeGold will enter into a registration rights agreement with the HomeSense shareholders with respect to the HomeGold common stock and options issued in the Merger or pursuant to Mr. Sheppard's employment agreement.

         (4) Voting Agreement. The Merger Agreement provides that Mr. Sheppard and certain existing controlling HomeGold shareholders will execute a three-year "Voting Agreement", in which they agree to vote all of their HomeGold shares in favor of:
              (a) Making and maintaining the number of directors of HomeGold at seven.
              (b) The election of three members of the Board designated by Mr. Sheppard.
              (c) The election of three members of the Board designated by a majority in interest of the parties to the Voting Agreement other than Mr. Sheppard.

              (d) The election of the seventh member of the Board, nominated by Mr. Sheppard and approved by a majority in interest of the parties to the Voting Agreement other than Mr. Sheppard, which approval shall not be unreasonably withheld.
              (e) The appointment of John M. Sterling, Jr. to serve as Chairman of the Board.
         (5) Mutual Indemnity Agreement. Mr. Sheppard, as the principal shareholder of HomeSense, has agreed to indemnify HomeGold on a non-recourse basis against losses it may incur as a result of breaches of HomeSense's warranties, representations and obligations under the Merger Agreement. The source of recovery from such breach is to be the surrender of Series A Non-convertible Preferred Stock. HomeGold has agreed to indemnify Mr. Sheppard on a non-recourse basis against losses he may incur as a result of breaches of HomeGold's warranties, representations and obligations under the Merger Agreement. The source of recovery from such breach is to be the issuance of up to an additional 5,300,000 shares of Series A Non-convertible Preferred Stock.
         (6) Non-recourse Promisory Note. At December 31, 1999, Mr. Sheppard owed $1.7 million to HomeSense, and HomeSense has agreed to lend Mr. Sheppard another $4.0 million prior to the consummation of the Merger secured by a $4.0 million certificate of deposit. HomeGold has agreed to lend HomeSense $4.0 million prior to the consummation of the Merger, with interest payable at a rate of 7.5% per annum, secured solely by an assignment of the pledge of the certificate of deposit. Upon consummation of the Merger, these two notes will be combined into a non-recourse note receivable from Mr. Sheppard, with interest payable quarterly at 7.5% per annum secured with 5.7 million shares of Series A Non-convertible Preferred Stock and 4.56 million shares of Common Stock of HomeGold.
         (7) Stock Pledge Agreement. The Stock Pledge Agreement provides the terms and conditions upon which the Non-recourse Promissory Note and Mutual Indemnity Agreement mentioned above are secured by a pledge to the Company of the Series A Non-convertible Preferred Stock and 4,560,000 shares of Common Stock.

(SEE "THE MERGER AGREEMENT" IN THE PROXY STATEMENT AND SECTIONS 5 AND 6 OF THE MERGER AGREEMENT ATTACHED AS AN EXHIBIT TO THE PROXY STATEMENT.)

         CONDITIONS TO CLOSING. The Merger Agreement sets forth certain conditions to closing, including the following important conditions:

         (1) Regulatory approval. The Merger must receive approval under the Hart-Scott-Rodino Act.
         (2) Employment Agreement. HomeGold will enter into an employment agreement with Mr. Sheppard having a three-year term and providing for $250,000 in annual salary and an annual bonus equal to 2% of the Company's net income before income taxes. The employment agreement will also provide for the granting of 825,423 options exercisable at $1.75 per share upon exercise of any currently existing in-the-money options. It also has a non-competition provision to which Mr. Sheppard is subject and which extends in certain circumstances for 2 years beyond the expiration of the term of the agreement. (SEE "THE MERGER - EMPLOYMENT AGREEMENT").
         (3) Stock Transfer Agreements. Mr. Sheppard must enter into an agreement whereby he agrees not to transfer his HomeGold stock in a manner so as to cause a "change of control" of HomeGold. Should such a "change of control" occur, HomeGold would lose the tax benefits of its net operating loss carryforwards.
         (4) Necessary consents. Approvals of all applicable regulatory agencies and lenders shall have been obtained prior to closing.
         (5) Tax Opinion. A tax opinion that the Merger shall qualify as a tax-free reorganization, that the Merger will not cause an "Ownership Change" as defined in Section 382 (g) of the tax code, and that the loans described in Section 7.10 of the agreement are not taxable to HomeSense or Mr. Sheppard, shall have been received prior to closing.
         (6) Board of Directors. On the closing date, there shall be seven directors on HomeGold's board of directors, four of whom shall have been selected by Mr. Sheppard.
         (7) Cumulative Voting Repeal. HomeGold shall submit and recommend to its shareholders that they adopt an amendment to HomeGold's articles of incorporation providing that no shareholder shall be entitled to vote cumulatively for election of directors.

(SEE "THE MERGER AGREEMENT" AND "PRESERVATION OF NOLS" IN THE PROXY STATEMENT AND SECTIONS 8 AND 9 OF THE MERGER AGREEMENT ATTACHED AS AN EXHIBIT TO THE PROXY STATEMENT.)

         VOTE REQUIRED OF HOMEGOLD SHAREHOLDERS. The approval of the Merger Agreement and the issuance of the shares thereunder requires the affirmative vote of holders of two-thirds (2/3) of the Common Stock outstanding on the Record Date.

         NO DIFFERENCES IN SHAREHOLDER RIGHTS. Common Stock held by HomeGold shareholders will not be altered as a result of the Merger, other than the dilutive effect of the issuance of additional shares outstanding. However, the right of shareholders to cumulate their votes with respect to the election of directors will be eliminated if the proposal to that effect is adopted at the meeting (SEE "PROPOSAL TO ELIMINATE CUMULATIVE VOTING".)

         EFFECT ON EXISTING SECURITY HOLDERS. Existing security holders will become diluted as a result of the 6,780,944 shares of Common Stock to be issued as a result of the merger, and the five year warrant to purchase 250,000 shares of common stock of HomeGold at an exercise price of $1.50 per share which will be issued to Raymond James upon completion of the Merger, and as a result of the 825,423 options to purchase Common Stock at $1.75 per share to be issued to Mr. Sheppard as part of his employment contract. In addition, existing security holders will be behind the 11,000,000 shares of Series A Non-Convertible Preferred Stock in the event of a liquidation scenario.

         ACCOUNTING AND TAX TREATMENT. The Merger will be treated as a "purchase" for accounting purposes. The Merger will be structured as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. The assets acquired in the Merger by HomeGold will have a carryover basis.

         FAIRNESS OPINION. HomeGold has received an opinion from Raymond James & Associates to the effect that the transaction is fair, from a financial point of view, to the HomeGold shareholders. The full text of the written opinion of Raymond James, dated February 29, 2000, which sets forth assumptions made, matters considered and limits on the scope of review undertaken, is attached as Appendix B to this Proxy Statement.

                            HOMEGOLD FINANCIAL, INC.
                                3901 PELHAM ROAD
                        GREENVILLE, SOUTH CAROLINA 29615
                        -------------------------------
                                 PROXY STATEMENT
                        --------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 28, 2000


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HomeGold Financial, Inc. (the "Company" or "HomeGold") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 11:00 a.m. on Friday, April 28, 2000, at the Commerce Club, One Insignia Financial Plaza, Greenville, South Carolina. The approximate date of mailing this Proxy Statement is March 27, 2000.


         USE OF PROXIES; MATTERS TO BE VOTED UPON AT THE MEETING. Shares represented by proxies in the accompanying form, if properly signed and returned and not revoked before their voting, will be voted at the Annual Meeting and any adjournment or adjournments thereof in accordance with the specifications made thereon. If a proxy is signed and returned without indicating any voting instructions, the shares represented by that proxy will be voted:


         (1) FOR the election of the seven nominees for Director named in this proxy statement;

         (2) FOR the proposal to amend the 1995 Employee and Officer Stock Option Plan to increase the shares authorized for grant by 500,000 shares to 1,966,667 shares (the "Option Plan Proposal");

         (3) FOR the proposal to approve the Reorganization Agreement between HomeGold and HomeSense Financial Corp., and affiliated companies (including the Plan of Merger set forth therein) and the issuance of 6,780,944 shares of common stock, 11,000,000 shares of Series A Non-convertible Preferred Stock, a warrant to purchase 250,000 shares of common stock of HomeGold and options to purchase 825,423 shares of Common Stock (as more particularly described herein) (the "Merger Proposal").

         (4) FOR the proposal to approve an amendment to the Company's Articles of Incorporation to authorize issuance of 20,000,000 shares of "blank check" preferred stock (the "Preferred Stock Proposal").

         (5) FOR the proposal to amend the Company's Employee Stock Purchase Plan to increase by 400,000 shares the number of shares authorized for issuance under the plan to a total of 600,000 shares (the "Employee Stock Purchase Plan Proposal").

         (6) FOR the proposal to amend the Company's Articles of Incorporation to provide that no shareholder shall have a right to cumulate votes with respect to the election of directors (the "Cumulative Vote Proposal").

         (7) FOR the proposal to reduce the par value of the common stock from $0.05 per share to $0.001 per share (the "Par Value Proposal").

         (8) In the discretion of the proxy holders on such other matters as may properly come before the Annual Meeting or any adjournment thereof.


         REVOCATION OF PROXIES. Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company prior to the proxy being voted, by mailing to the Company a later dated proxy which is received by the Company prior to the Annual Meeting, or by attending the Annual Meeting and giving notice of revocation to the Secretary of the Company either prior to the meeting or in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to HomeGold Financial, Inc., 3901 Pelham Road, Greenville, South Carolina 29615,
Attention: Secretary.


         WHO IS ENTITLED TO VOTE; VOTING MATTERS. Shareholders of record at the close of business on February 28, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of such date, there were outstanding 10,171,416 shares of the Company's Common Stock, $.05 par value per share ("Common Stock"), each of which is entitled to one vote. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each item of business is tabulated separately. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of determining whether a quorum exists. A majority of the shares outstanding and represented in person or by proxy will constitute a quorum at the Annual Meeting.


         PERCENTAGE APPROVAL REQUIRED. Abstentions and broker non-votes have no effect on the election of directors, the vote on the Option Plan Proposal, or the vote on the Employee Stock Purchase Plan Proposal; however, both abstentions and broker non-votes have the effect of votes against the Merger Proposal, the Preferred Stock Proposal, the Cumulative Vote Proposal and the Par Value Proposal. Directors are elected by a plurality of votes cast by the shares voting in person or by proxy at the Annual Meeting. The Option Plan Proposal and the Employee Stock Purchase Plan Proposal will be approved if the number of votes cast for these Proposals exceeds the number of votes cast against them. The Merger Proposal, the Preferred Stock Proposal, the Cumulative Vote Proposal and the Par Value Proposal require the affirmative vote of holders of two thirds of the outstanding shares of Common Stock as of the Record Date. In addition, the cumulative vote proposal will not be approved if the votes cast against such proposal would be sufficient to elect a director to the Board of Directors if cumulatively voted.

         This solicitation of proxies is made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing the Proxy Statement, Notice of Annual Meeting and Proxy Card (collectively, the "Proxy Materials"). Proxies will be solicited principally through these Proxy Materials. However, the Company has also engaged the firm of Corporate Investor Communications, Inc. ("CIC") as proxy solicitors to assist the Company in this proxy solicitation. Employees of CIC may contact shareholders by mail, by telephone or through personal solicitation. The Company expects to pay CIC approximately $7,000 in connection with such solicitation. Proxies may also be solicited by telephone or through personal solicitation conducted by employees of the Company. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with this proxy solicitation. Banks, brokers and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses incurred in sending these Proxy Materials to beneficial owners of the Common Stock.


                              ELECTION OF DIRECTORS
                              (ITEM 1 ON THE PROXY)

GENERAL


         The Company's Bylaws provide that the number of directors of the Company shall be determined by the Board of Directors (the "Board"). The Board has, by resolution, fixed the number of directors at seven for 2000. Each director will serve until the next annual meeting of shareholders or until his successor has been elected or appointed, except that in the event the Merger Proposal is approved, Messrs. Rose and Bauknight will resign from the Board, and at closing two additional directors will be nominated by Mr. Sheppard to fill such vacancies and the Board shall approve such nominees, pursuant to the terms of that certain Voting Agreement attached to the Reorganization Agreement as Appendix E. In the event that the Merger Proposal is not approved, Messrs. Sheppard and Sirota will resign from the Board and two additional directors will be appointed by Mr. Sterling (with the approval of the Board). Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. Certain of the nominees for director are currently directors of the Company, including Mssrs. Sterling, Rose, Hooper, Bauknight and Philpott. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees named will be unable to serve if elected. Any vacancy occurring on the Board for any reason may be filled by vote of a majority of the directors then in office until the next meeting of shareholders.

  CUMULATIVE VOTING


         The Company's Common Stock may not be voted cumulatively in the election of directors unless a shareholder elects to invoke his or her right to cumulative voting in accordance with South Carolina law described herein. The right to vote cumulatively means that each shareholder entitled to vote at the election of directors shall be entitled to as many votes as shall equal the number of shares of Common Stock held by the shareholder as of the Record Date, multiplied by the number of directors to be elected and the shareholder may cast all such votes for a single candidate or may distribute them among two or more candidates nominated for director. No shares may be voted in such manner unless the shareholder intending to vote cumulatively shall either: (1) give separate written designation to an officer of the Company not less than 48 hours before the time for the meeting, stating that such shareholder intends to vote his or her shares cumulatively, which notice will be announced in the meeting before the voting, or (2) announce his or her intention in the meeting before the voting for directors shall commence. Instructions with respect to cumulative voting on the proxy card do not constitute notice of an election that a shareholder intends to vote his or her shares cumulatively. In the event that cumulative voting is invoked, the person presiding may, or if requested by any shareholder shall, recess the meeting for a period not to exceed two hours. If any shareholder of the Company exercises his or her right to vote cumulatively in the election of directors, all shares, including those to be voted by proxy holders, will be voted cumulatively. If there is no designation and cumulative voting rights are invoked, proxy holders, in their own judgment, will cumulate votes for directors to secure the election of as many as possible of the Board's nominees. Directors will be elected by a plurality of votes.


         The Board of Directors has proposed that the Company's Articles of Incorporation be amended to remove cumulative voting. See Item 6 below.


NOMINEES


         The names of the nominees for Director, together with their term in office and certain information about them, are as follows:


                                                                DIRECTOR
                   NAME AND AGE                                   SINCE                      PRINCIPAL OCCUPATION
                   ------------                                 ---------                    ---------------------
             JOHN M. STERLING, JR. (62)                           1991        Chairman of the Board and Chief Executive Officer
                                                                              of the Company (1)
             TECUMSEH HOOPER, JR. (52)                            1991        President, Southeast District, IKON Office Solutions,
                                                                              Inc. (2)
             PORTER B. ROSE (58)                                  1991        President, PBR Incorporated  (3)

             CLARENCE BAUKNIGHT (63)                              1995        Chairman of the Board,  Enterprise Computer Systems,
                                                                              Inc. (4)



             J. ROBERT PHILPOTT, JR. (53)                         1997        President, Philpott, Ball & Co. (5)

             RONALD J. SHEPPARD (42)                               --         Chief Executive Officer
                                                                              HomeSense Financial Corp. (6)
             Jan Sirota (57)                                       --         Managing Director,
                                                                              Raymond James & Associates (7)




(1) Mr. Sterling has served as Chief Executive Officer and Chairman of the Board of the Company since August 1996. Mr. Sterling also served as President of the Company from January 1991 to August 1996. Mr. Sterling also served as President of Palmetto Seed Capital Corporation from November 1993 to November 1998. Palmetto Seed Capital Corporation is the general partner of Palmetto Seed Capital, L.P. ("PSC"). PSC invests primarily in early stage South Carolina companies. Mr. Sterling was Chairman of the Board and Chief Executive Officer of Modern Office Machines, Inc. ("MOM", now known as IKON Office Solutions), which is engaged in the sale of office equipment and supplies, from 1981 through August 1992. Mr. Sterling served as General Partner and Manager of Reedy River Ventures ("RRV"), which Mr. Sterling founded, from 1981 to 1995. In 1995 the Company became General Partner and Manager of RRV. In 1997, the Company purchased RRV, and Emergent Equity Advisors, Inc. ("EEA"), a wholly-owned subsidiary of the Company, became the General Partner of RRV. RRV is a Small Business Investment Company licensed by the Small Business

     Administration to invest in small businesses. RRV and EEA were sold to Transamerica Corp. in November of 1998. Mr. Sterling also serves on the Board of Directors of Datastream Systems, Inc. as well as for several private companies.

(2) Mr. Hooper has served as President, Southeast District of IKON Office Solutions, Inc. ("IKON") since 1995 and as President of MOM since 1982. From October 1994 through September 1995, Mr. Hooper served as Southeast Regional Director for IKON. From 1981 to 1995, Mr. Hooper also served as General Partner of RRV. Mr. Hooper also serves on the Board of Directors of Greenville First Bank.

(3) Mr. Rose established and became President of PBR Incorporated, a private investment management company, in January 1998. Between August 1997 and January 1998, Mr. Rose served as Senior Vice President of Philpott, Ball & Company, which is engaged in the business of providing investment banking services to small- and mid-size companies. From April 1968 to June 1997, Mr. Rose served in several senior executive capacities, primarily in investment management, for The Liberty Corporation. The Liberty Corporation is a Greenville, South Carolina based holding company with interests in insurance and broadcasting.

(4) Mr. Bauknight has served since 1978 as Chairman of the Board of Enterprise Computer Systems, Inc., which is engaged in the development of computer software for the building supply industry. Mr. Bauknight also served as Chairman of the Board and CEO of Builderway, Inc. from 1976 to 1996 and on the board of Pelican Companies, Inc. from 1996 to 1999, both of which are building supply companies. Mr. Bauknight also serves on the Board of Directors of Builder Marts of America, Inc. which is a building supply company. Mr. Bauknight was a founder of Builderway, Inc., Enterprise Computer Systems, Inc. and Builder Marts of America, Inc.

(5) Mr. Philpott has been President of Philpott, Ball & Company since 1991. Philpott, Ball & Company, which Mr. Philpott founded in 1991, is engaged in the business of providing investment banking services to small- to mid-size companies. Mr. Philpott was Managing Director of the Capital Markets Group for Interstate/Johnson Lane Corporation, an investment banking firm ("IJL"), from 1989 to 1990. From 1985 to 1989, Mr. Philpott served as Senior Vice President and Manager of IJL's Corporate Finance Department. From 1981 to 1985, he served as Vice President in the Corporate Finance Department of J.C. Bradford & Company, an investment banking firm. Mr. Philpott also served as a regional corporate lending officer for Wachovia Bank and Trust Company, N.A., from 1972 to 1981.

(6) Mr. Sheppard has served as Chief Executive Officer of HomeSense Financial Corp. and its predecessor companies and affiliates since 1989. HomeSense Financial Corp. is a privately-owned mortgage lender specializing in non-conforming residential mortgage lending activities. Prior to forming HomeSense, Mr. Sheppard worked at United Companies Mortgage. Mr. Sheppard has been in the financial services industry for 19 years.

(7) Mr. Sirota joined Raymond James & Associates in 1996 and is co-head of the firm's Financial Services Group. Prior to joining Raymond James, Mr. Sirota worked at Bear Stearns, Morgan Stanley and Lehman Brothers, and has specialized in the financial institutions business segment for the past fifteen years. Mr. Sirota is also involved in merger and acquisition and underwriting activities in other specific industries, including temporary staffing, employee leasing and business services. Prior to entering investment banking, Mr. Sirota was involved in both commercial lending and corporate finance at Citibank for nine years. Mr. Sirota was Controller of Pfizer Laboratories for two years and involved in Systems Design and Project Management for seven years with IBM. Mr. Sirota received a B.B.A. in Accounting from City University of New York, and an M.B.A. in Computer Science from George Washington University.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, and written representations that no Form 5 was required, the Company believes that all of its executive officers, Directors and persons who may have been deemed to be greater than 10% shareholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") except as follows: On August 11, 1999, the Company's Board of Directors appointed five new executive officers, William E. Long, Jr., Karen A. Miller, H. Kim Bullard, John W. Crisler and Laird Minor, all of whom were previously serving as officers of a subsidiary company. Each of their Form 3 filings was filed one month late.

                             MEETINGS AND COMMITTEES


         During fiscal year 1999, the Company's Board met four times. Each Director attended more than 75% of the total number of meetings of the Board and all committees on which he served.


         The Board has an Executive Committee, the function of which is to make decisions between meetings of the Board of Directors pursuant to authority delegated by the Board. The current members of the Executive Committee are Messrs. Sterling, Rose, Hooper and Philpott. The Executive Committee met one time during 1999.


         The Board also has an Audit Committee, which is responsible for reviewing and making recommendations regarding the Company's engagement of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The current members of the Audit Committee are Messrs. Rose and Philpott. The Audit Committee met one time during 1999.


         The Board also has a Compensation Committee, the function of which is to make recommendations to the Board as to the salaries, bonuses and stock option awards of the officers and employees of the Company. The current members of the Compensation Committee are Messrs. Hooper and Bauknight. The Compensation Committee met one time during 1999.


         The Board has a Risk Oversight Committee, the function of which is to review the operations of the Company with a view toward assessing various Company risks, including asset/liability risk, interest rate risk, credit risk and liquidity risk. The current members of the Risk Oversight Committee are Messrs. Bauknight and Rose. The Risk Oversight Committee met one time during 1999.


         The Board does not have a Nominating Committee. The functions of a Nominating Committee are performed by the Board as a whole.



                                 DIRECTORS' FEES


         Each non-employee Board member (an "Outside Director") receives a cash Director's fee of $15,000 per year. In 1999, each Outside Director also received a grant of 7,680 shares of Common Stock with a fair market value of $12,000 on the date of grant. The Outside Directors received this Common Stock grant in lieu of compensation in the form of options and rights to purchase restricted shares of Common Stock that they normally receive under the Company's Director Stock Option Plan and the Company's Restricted Stock Agreement Plan. Under the Director Stock Option Plan, each Outside Director normally receives on December 15 of each year options covering 666 shares of Common Stock. Under the Restricted Stock Agreement Plan, each Outside Director normally receives an annual grant on or about January 31 of each year entitling him/her to purchase Common Stock with a fair market value as of grant date of $12,000, at a price of $0.05 per share.

                        EXECUTIVE OFFICERS OF THE COMPANY


         The following table sets forth certain information regarding the current executive officers of the Company, all of whom are serving for an indefinite term of office until their successors are appointed by the Board:



NAME AND AGE                               POSITION

John M. Sterling, Jr. (62)                 Chairman of the Board and Chief Executive Officer (1)
Keith B. Giddens (45)                      President (2)
Kevin J. Mast (39)                         Executive Vice President, Chief Financial Officer and Treasurer (3)
John W. Crisler (43)                       Executive Vice President and Chief Operating Officer (4)
Laird Minor (48)                           Executive Vice President, Structured Finance & Credit Policy (5)
Karen A. Miller (47)                       Executive Vice President, Chief Technology Officer (6)
H. Kim Bullard (37)                        Executive Vice President, Portfolio Management (7)
William E. Long, Jr. (39)                  Executive Vice President, General Counsel (8)
------------------------------------------

If the proposed Merger transaction with HomeSense is approved by the shareholders (SEE ITEM 3 ON THE PROXY) HomeGold will enter into an employment agreement with Mr. Sheppard having a three-year term and providing for $250,000 in annual salary and an annual bonus equal to 2% of the Company's net income before income taxes. The employment agreement will also provide for the granting of 825,423 options exercisable at $1.75 per share upon exercise of any currently existing in-the-money options. It also has a non-competition provision to which Mr. Sheppard is subject, which extends 2 years beyond the expiration of the term of the agreement. Under the agreement, HomeGold agrees to employ Mr. Sheppard as Chief Executive Officer. He may not be terminated except for "cause" as defined in the agreement. Upon completion of the Merger transaction, Mr. Sheppard will own a substantial part of the Company (approximately 40% of the outstanding shares of Common Stock, and 100% of the Series A Non-convertible Preferred Stock). After considering the Voting Agreement mentioned above, Mr. Sheppard will have the right to designate a majority of the Board of Directors, and have control over a large voting block of the stock. (SEE "THE MERGER - EMPLOYMENT AGREEMENT" IN ITEM 3 ON THE PROXY). Currently, the Company and Mr. Sheppard are parties to a consulting agreement whereby the Company is required to obtain approval from Mr. Sheppard of any major transactions, and Mr. Sheppard has agreed to assist the Company in implementing improvements to its business.

(1)  See information under "Election of Directors; Nominees."

(2) Mr. Giddens has served as President of the Company since August 1996. Prior to that he was the Executive Vice President and Chief Operating Officer from November 1995 to August 1996 and Vice President of Operations of the Company from 1994 to 1995. He also serves as CEO and Vice Chairman of Carolina Investors, Inc. ("CII"), which is a subsidiary of the Company. Mr. Giddens was a partner in the public accounting firm of Ernst & Young LLP prior to joining the Company in 1991.

(3) Mr. Mast has served as Executive Vice President, Chief Financial Officer & Treasurer of the Company since August 1996, as Vice President & Treasurer of the Company since November 1995, and as Executive Vice President, Chief Financial Officer & Treasurer of certain subsidiary companies since April 1992. From June 1991 to October 1992, Mr. Mast served as Executive Vice President and Chief Financial Officer of Citizens Bank & Trust Co. and its parent company Business Banc of America. Prior to that time, Mr. Mast was an audit Senior Manager at Ernst & Young LLP where he specialized in the audits of financial institutions.

(4) Mr. Crisler has served as Executive Vice President and Chief Operating Officer since July 1999. Prior to joining the Company, Mr. Crisler was the Sr. Vice President of Direct Originations and Vice President of Marketing for Advanta Corporation during the previous 10 years. Advanta Corporation is a specialty finance company which originates, sells and services residential mortgage loans.

(5) Mr. Minor has served as Executive Vice President, Structured Finance & Credit Policy since August 1999, and as Executive Vice President, Structured Finance & Credit Policy of certain subsidiary companies since September 1997. From 1996 to 1997, Mr. Minor owned a mortgage broker company, Primax Financial Services Corp. From 1987 to 1996, Mr. Minor served as Sr. Vice President of Secondary Marketing at Altegra Credit Company and its predecessor and parent companies.

(6) Ms. Miller has served as Executive Vice President, Chief Technology Officer since August 1999, and as Executive Vice President, Chief Technology Officer of certain subsidiary companies since July 1996. From April 1980 to July 1996, Ms. Miller served as Assistant Manager of Data Processing at American Federal Bank, F.S.B., in Greenville, South Carolina.

(7) Ms. Bullard has served as Executive Vice President, Portfolio Management since August 1999, and as Executive Vice President, Portfolio Management of certain subsidiary companies since June 1998. From January 1998 to June 1998, Ms. Bullard served as the risk manager for a subsidiary company. From April 1992 to January 1998, Ms. Bullard served as President of Premier Financial Services, Inc., a subsidiary company specializing in sub-prime auto lending.

(8) Mr. Long has served as Executive Vice President, General Counsel since August 1999, and as Sr. Vice President, Legal of certain subsidiary companies since January 1999. From 1995 to 1998, Mr. Long was of counsel, then a Partner with the Trabue, Sturdivant & Dewitt law firm in Nashville, Tennessee. From 1985 to 1995, Mr. Long practiced law with the McDonnell Dyer firm in Memphis and Nashville, Tennessee.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid by the Company or its subsidiaries during fiscal years 1999, 1998 and 1997 to the Company's Chief Executive Officer and to the next four highest paid executive officers of the Company whose cash and cash equivalent compensation exceeded $100,000 for services rendered in all capacities (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                                                                     COMPENSATION
                                                                                                   ----------------
                                                                  ANNUAL COMPENSATION                   AWARDS
                                                     -------------------------------------------- ---------------- -----------------
                                                                                   OTHER ANNUAL       SECURITIES       ALL OTHER
NAME AND                                               SALARY        BONUS ($)     COMPENSATION       UNDERLYING      COMPENSATION
PRINCIPAL POSITION                        YEAR         ($) (1)                        ($) (2)         OPTIONS (#)        ($) (3)
-------------------------------------   --------     ------------   ----------- ----------------- ---------------- -----------------

John M. Sterling, Jr.                     1999          206,731             --             --               --             2,000
Chairman and Chief                        1998          259,616             --             --           85,000             2,000
Executive Officer                         1997          250,000             --             --               --             4,750

Keith B. Giddens                          1999          212,385             --             --           50,000             4,800
President                                 1998          228,462             --             --           70,000             4,788
                                          1997          220,000             --             --               --             4,486

Kevin J. Mast                             1999          175,000             --             --           35,000             4,800
Executive Vice President, Chief           1998          181,731        100,000             --           80,000             4,481
Financial Officer & Treasurer             1997          141,154         25,000             --               --             4,750

John W. Crisler                           1999           88,462             --     13,461 (4)           55,000             2,077
Executive Vice President, Chief           1998               --             --             --               --                --
Operating Officer                         1997               --             --             --               --                --

Laird Minor                               1999          156,346             --             --           20,000             4,691
Executive Vice President,  Structured     1998          155,769             --     29,104 (5)           30,000             4,673
Finance & Credit Policy                   1997           29,038             --     22,566 (5)               --               554

Karen A. Miller                           1999          145,923             --             --           20,000             3,750
Executive Vice President, Chief           1998          145,385             --             --           29,000             3,846
Technology Officer                        1997           95,769         10,000             --               --             2,700


If the proposed Merger transaction with HomeSense is approved by the shareholders (SEE ITEM 3 ON THE PROXY) HomeGold will enter into an employment agreement with Mr. Sheppard having a three-year term and providing for $250,000 in annual salary and an annual bonus equal to 2% of the Company's net income before income taxes. The employment agreement will also provide for the granting of 825,423 options exercisable at $1.75 per share upon exercise of any currently existing in-the-money options. It also has a non-competition provision to which Mr. Sheppard is subject, which extends 2 years beyond the expiration of the term of the agreement. Under the agreement, HomeGold agrees to employ Mr. Sheppard as Chief Executive Officer. He may not be terminated except for "cause" as defined in the agreement. Upon completion of the Merger transaction, Mr. Sheppard will own a substantial part of the Company (approximately 40% of the outstanding shares of Common Stock, and 100% of the Series A Non-convertible Preferred Stock). After considering the Voting Agreement mentioned above, Mr. Sheppard will have the right to designate a majority of the Board of Directors, and have control over a large voting block of the stock. (SEE "THE MERGER - EMPLOYMENT AGREEMENT" IN ITEM 3 ON THE PROXY.)


(1) A portion of total salary may have been deferred, at the option of the employee, pursuant to the Company's 401(k) plan. Due to the number of pay periods in the calendar for 1998, each person in the Company, who was with the Company for the entire year of 1998, received a total of twenty-seven bi-weekly pay checks as opposed to the usual twenty-six bi-weekly pay checks.

(2) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits is not listed unless it exceeds the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(3) Amounts shown under "All Other Compensation" consist of contributions during fiscal 1999, 1998 and 1997 to the Company's 401(k) plan in the amount shown to match pre-tax elective deferral contributions (included under salary) made by the executive officers to the plan.

(4) Mr. Crisler was paid for his relocation expenses as a part of his hiring package. Mr. Crisler's employment with the Company began in late July 1999.

(5) Mr. Minor was paid for his relocation expenses a part of his hiring package. Mr. Minor's employment with the Company began in September, 1997.


STOCK OPTIONS

         The following table sets forth certain information concerning grants of options to the Named Executive Officers during fiscal 1999.



                                              OPTION GRANTS IN LAST FISCAL YEAR
                                    Individual Grants
-------------------------------------------------------------------------------------------
                                                                                             Potential Realizable Value at
                           Number of       % of Total                                            Assumed Annual Rates of
                           Securities     Options/SARs                                       Stock Price Appreciation for
                         Underlying        Granted to       Exercise                     ----------------------------------
                            Options       Employees in        Price         Expiration           Option Term (10 Years)
          Name            Granted (#)     Fiscal Year     ($/Share) (1)        Date            5% ($)           10% ($)
          ----            -----------     -----------     -------------        ----            ------           -------
John M. Sterling, Jr.             --             --              --                --              --                --
Keith B. Giddens              50,000          8.56%           $1.03           10/6/09         $43,000          $100,500
Kevin J. Mast                 35,000          5.99%           $1.03           10/6/09         $30,100           $70,350
John W. Crisler               35,000          5.99%         $1.3125           7/23/09         $20,213           $60,463
John W. Crisler               20,000         3.42%            $1.03           10/6/09         $17,200           $40,200
Laird Minor                   20,000          3.42%           $1.03           10/6/09         $17,200           $40,200
Karen A. Miller               20,000          3.42%           $1.03           10/6/09         $17,200           $40,200

         The options granted are exercisable, on a cumulative basis, at the rate of 20 percent at the time of grant and 20 percent for each of the following four years. The options expire 10 years from the date of grant.

         The following table sets forth certain information with respect to options to purchase shares of Common Stock held by the Named Executive Officers and as to the number of shares covered by both exercisable and unexercisable stock options. Also reported are the values for the "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the year-end fair market value of the Common Stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES


                                                               Number of Securities
                               Shares                         Underlying Unexercised            Value of Unexercised
                              Acquired                        Options at 1999 Fiscal        In-the-Money Options at 1999
                                Upon           Value               Year-End (#)                Fiscal Year-End ($) (1)
        Name                 Exercise (#)    Realized ($)   Exercisable/Unexercisable        Exercisable/Unexercisable
 -------------------------- --------------- ------------- ------------------------------- ---------------------------------
 John M. Sterling, Jr.              --            --                98,000/61,000                     $4,450/$6,675
 Keith B. Giddens                   --            --               104,400/90,000                    $4,860/$10,540
 Kevin J. Mast                      --            --                75,800/81,000                     $3,135/$6,978
 John W. Crisler                    --            --                11,000/44,000                       $520/$2,080
 Laird Minor                        --            --                16,000/34,000                     $2,300/$4,750
 Karen A. Miller                    --            --                23,600/35,400                     $2,745/$5,418

(1) Exercise prices of options range from $0.9375 to $12.25 per share. The per share value of Common Stock on December 31, 1999 was $1.16, which represents the closing market price of a share of the Company's Common Stock as reported by the Nasdaq National Market.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth as of the Record Date, except as otherwise noted, certain information regarding ownership of the Company's Common Stock by (i) each person or group who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors and Named Executive Officers, and (iii) all Directors and executive officers of the Company as a group.


             NAME AND ADDRESS OF                   AMOUNT AND NATURE OF                        PERCENT OF
              BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP                  OUTSTANDING SHARES (1)
             -----------------                     --------------------                  ----------------------

5% Beneficial Owners
The Sterling Family Limited Partnership                     847,168  (2)                               8.33%
P.0. Box 17526
Greenville, SC 29606


Directors and Named Executive Officers
John M. Sterling, Jr.                                     1,208,194  (3)                              11.76%
John W. Crisler                                             282,781  (4)                               2.78%
Keith B. Giddens                                            271,001  (5)                               2.64%
Clarence B. Bauknight                                       267,698  (6)                               2.63%
Tecumseh Hooper, Jr.                                        232,960  (7)                               2.29%
Kevin J. Mast                                                88,025  (8)                                   *
Laird Minor                                                  47,322  (9)                                   *
Porter B. Rose                                               56,678  (10)                                  *
Karen A. Miller                                              42,783  (11)                                  *
J. Robert Philpott, Jr.                                      20,913                                        *

All  Executive  Officers  and  Directors as a
Group (10 persons)                                        2,518,355                                   23.96%
----------------------------------------------


If the proposed Merger transaction with HomeSense is approved by the shareholders (SEE ITEM 3 ON THE PROXY) HomeGold will enter into an employment agreement with Mr. Sheppard having a three-year term and providing for $250,000 in annual salary and an annual bonus equal to 2% of the Company's net income before income taxes. The employment agreement will also provide for the granting of 825,423 options exercisable at $1.75 per share upon exercise of any currently existing in-the-money options. It also has a non-competition provision to which Mr. Sheppard is subject, which extends 2 years beyond the expiration of the term of the agreement. Under the agreement, HomeGold agrees to employ Mr. Sheppard as Chief Executive Officer. He may not be terminated except for "cause" as defined in the agreement. Upon completion of the Merger transaction, Mr. Sheppard will own a substantial part of the Company (approximately 40% of the outstanding shares of Common Stock, and 100% of the Series A Non-convertible Preferred Stock). After considering the Voting Agreement mentioned above, Mr. Sheppard will have the right to designate a majority of the Board of Directors, and have control over a large voting block of the stock. (SEE "THE MERGER - EMPLOYMENT AGREEMENT" IN ITEM 3 ON THE PROXY.)


(1) Pursuant to Rule 13d-3 under the Exchange Act, shares are deemed "beneficially owned" if the named person or group has the right to acquire ownership of such shares within 60 days. The percentage for each person or group is computed on the assumption that shares subject to acquisition upon the exercise of options by such person or group are outstanding, but that no other such shares similarly subject to acquisition by other persons are outstanding.

(2) The Sterling Family Limited Partnership is a limited partnership of which Mr. Sterling and his wife, Elizabeth H. Sterling, serve as the general partners.

(3) Includes 122,191 shares of Common Stock owned by Mr. Sterling directly; 847,168 shares of Common Stock owned by The Sterling Family Limited Partnership; 43,332 shares owned by Mr. Sterling and held in a Keogh account; 15,000 shares of Common Stock owned by Mr. Sterlings' spouse; and 70,786 shares of

         Common Stock owned by a trust of which Mr. Sterling is the trustee, as to which shares Mr. Sterling disclaims beneficial ownership. Also includes 98,000 shares of Common Stock, which may be acquired pursuant to currently exercisable stock options, and 11,717 shares of Common Stock held in the Company's 401(k) plan.

(4) Includes 266,665 shares of restricted Common Stock owned by Mr. Crisler directly, subject to achieving certain performance goals over the next three years. Also includes 11,000 shares of Common Stock which may be acquired pursuant to currently exercisable stock options, and 5,116 shares of Common Stock held in the Company's 401(k) plan.

(5) Includes 78,270 shares of Common Stock owned by Mr. Giddens directly; 4,416 shares of Common Stock owned by Mr. Giddens' spouse, 15,996 shares of Common Stock owned by a trust administered by Mr. Giddens' spouse for his three children; and 35,000 shares of Common Stock owned by the Giddens Family Limited Partnership, a limited partnership whose general partners are Mr. Giddens and his spouse and the limited partners of which are their three children. Also includes 104,400 shares of Common Stock that may be acquired pursuant to currently exercisable stock options, and 32,919 shares held in the Company's 401(k) plan.

(6) Includes 7,680 shares of Common Stock owned by Mr, Bauknight directly; 6 shares of Common Stock owned by Mr. Bauknight's IRA account; 255,913 shares of Common Stock owned by a partnership whose partners are Mr. Bauknight, his spouse and his two adult children; 1,199 shares of Common Stock which may be acquired pursuant to currently exercisable stock options; and 2,900 shares of Common Stock which may be acquired pursuant to the Restricted Stock Agreement Plan.

(7) Includes 228,861 shares of Common Stock owned by Mr. Hooper directly. Also includes 1,199 shares of Common Stock which may be acquired pursuant to currently exercisable stock options, and 2,900 shares of Common Stock which may be acquired pursuant to the Restricted Stock Agreement Plan.

(8) Includes 12,225 shares of Common Stock owned by Mr. Mast directly and 75,800 shares of Common Stock which may be acquired pursuant to currently exercisable stock options.

(9) Includes 21,814 shares of Common Stock owned by Mr. Minor directly. Also includes 16,000 shares of common Stock which may be acquired pursuant to currently exercisable stock options, and 9,508 shares held in the Company's 401(k) plan.

(10) Includes 52,579 shares of Common Stock owned by Mr. Rose directly and 1,199 shares of Common Stock which may be acquired pursuant to currently exercisable stock options; and 2,900 shares of Common Stock which may be acquired pursuant to the Restricted Stock Agreement Plan.

(11) Includes 7,062 shares of Common Stock owned by Ms. Miller directly. Also includes 23,600 shares of common Stock which may be acquired pursuant to currently exercisable stock options, and 12,121 shares held in the Company's 401(k) plan.


* Less than one percent of the outstanding shares of the class.


                           RELATED PARTY TRANSACTIONS


         Certain officers, Directors and employees of the Company held senior notes and/or subordinated debentures (collectively, the "Debentures") issued by CII which at December 31, 1999 had an aggregate outstanding principal amount of approximately $133,782. These Debentures were purchased on terms which were the same as those available to purchasers not affiliated with the Company.

         Mr. Sirota, through his employment with Raymond James & Associates ("Raymond James"), assisted HomeGold in this proposed merger transaction. Raymond James will receive a transaction fee of $650,000, of which $150,000 is related to the preparation of the fairness opinion, and additionally will receive a five year warrant to purchase 250,000 shares of common stock of HomeGold at an exercise price of $1.50 per share. The Company has had previous dealings with Raymond James. During 1998, Raymond James served as the investment banking firm that assisted HomeGold in selling its small business loan operations, for which it received a cash fee of $713,632. Raymond James also assisted HomeGold in selling Sterling Lending Corp. in 1998 for which it received a cash fee of $100,000. In 1996, Raymond James assisted in the initial public offering of stock for HomeGold, and has served as a market maker of its stock.

         Mr. Sheppard, a nominee for the Board of Directors, is the principal owner of HomeSense, and will receive a substantial amount of the consideration paid in connection with the proposed Merger.


         At December 31, 1999, Mr. Sheppard owed $1.7 million to HomeSense, and HomeSense has agreed to lend Mr. Sheppard another $4.0 million prior to the consummation of the Merger secured by a $4.0 million certificate of deposit. HomeGold has agreed to lend HomeSense $4.0 million prior to the consummation of the Merger, with interest payable at a rate of 7.5% per annum, secured solely by an assignment of the pledge of the certificate of deposit. Upon consummation of the Merger, these two notes will be combined into a non-recourse note receivable from Mr. Sheppard, with interest payable quarterly at 7.5% per annum secured with 5.7 million shares of Series A Non-convertible Preferred Stock and 4.56 million shares of Common Stock of HomeGold.


                      REPORT OF THE COMPENSATION COMMITTEE


         The Compensation Committee of the Board (the "Compensation Committee") annually submits to the Board recommendations respecting the salaries, bonuses and stock option grants to be provided to the Company's executive officers and administers the Company's stock option plan for officers and key employees. The Compensation Committee provides the following report.


POLICIES FOR COMPENSATION OF EXECUTIVE OFFICERS


         The Compensation Committee attempts to act on the shareholders' behalf in establishing an executive compensation program. The basic policy underlying the Company's compensation program for executive officers is that their compensation should vary depending on the Company's success in meeting its financial and strategic objectives and in creating value for shareholders. In addition to salary, the compensation program may consist of an annual bonus and grants of stock options under the Employee and Officer Stock Option Plan.


         The Compensation Committee annually reviews the Company's corporate performance and that of its executive officers and sets levels of compensation at its discretion. As a result, the executive officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon Company-wide and individual performance.


         As the Company continues to recover from the severe market turmoil of 1998 and internal and industry problems experienced, the Board of Directors Compensation Committee believes that it is important to establish a bonus program for key officers of the Company for 2000. The Compensation Committee recognizes that the current management is largely responsible for the successful implementation of the liquidity conservation initiatives during 1999, which has allowed the Company to stay in business at a time when many others in the industry have failed. Furthermore, the Compensation Committee recognizes that the current management is largely responsible for reducing the operating losses of the Company from $95 million in 1998 (excluding extraordinary gains on bond repurchases and sale of commercial division) to an operating loss of approximately $35 million in 1999 (before considering extraordinary gains on bond repurchases). The Compensation committee believes that Management's plan to further reduce the operating loss in 2000 is a solid turnaround plan that deserves recognition through incentive compensation. The Compensation Committee believes that a bonus program is needed for 2000 to provide a fair and equitable incentive for the key executive officers. The plan should provide for added compensation for superior individual effort as well as promoting teamwork and shareholder value by rewarding accomplishments of the Company as a whole. While no such plan is currently in place, the Compensation Committee is working towards the implementation of such.


         Based upon the recommendations of Mr. Sterling, the Compensation Committee did not increase the salaries of any of the executive officers in 1999. The primary factor considered by Mr. Sterling was the operating losses incurred. The Compensation Committee determined that salary increases in 1999 were not appropriate in light of the Company's operating performance during 1998 and 1999, even though the Company's diluted earnings per share from continuing operations improved from a loss of $5.94 in 1998 to income of $0.18 in 1999. In August 1999, Mr. Giddens reduced his salary by 10%.


         The Compensation Committee believes that the market value of the Common Stock, as well as the operating performance of the Company, are valid criteria for determining annual bonuses. The Compensation

Committee carefully monitors key Company performance criteria, including change in market value of the Company's Common Stock, growth in earnings and revenue and financial performance as compared to budget. Based on these criteria, and on the recommendations of Mr. Sterling, the Compensation Committee awarded no bonuses to executive officers in 1999, even though the Company's per share stock price increased 132% from $0.50 at the end of fiscal 1998 to $1.16 at the end of fiscal 1999.


         Stock option grants are generally made on an annual basis with exercise prices set at the market closing price on the day of the stock option grant. Stock Option grants have the purpose of providing the Company's executive officers and key employees with an equity ownership opportunity in the Company and with incentives to maximize shareholder values. For the year 1999, the Compensation Committee made option grants to the executive officers of the Company in October. In addition, Mr. Crisler received an option grant as part of his hiring package. In determining the size of any stock option grant, the Compensation Committee considered the following qualitative factors: the Committee's perception of the Company's overall performance, the individual's performance and the potential effect which the individual's future performance may have on the Company.


MR. STERLING'S 1999 COMPENSATION


         The Compensation Committee's general approach in setting Mr. Sterling's annual compensation is to base a significant percentage of his compensation upon objective strategic performance criteria, and to set total compensation that is competitive within the industry. This approach may result in some fluctuations in the actual level of Mr. Sterling's annual compensation increases from year to year. The Compensation Committee, however, believes that its emphasis upon objective strategic performance criteria appropriately provides incentives to Mr. Sterling. The objective performance criteria consist of growth in the market value of the Company's Common Stock, growth in earnings and financial performance as compared to budget.


         The Compensation Committee did not increase Mr. Sterling's base salary or award to him any bonus in 1999. In August 1999, Mr. Sterling reduced his base salary by 50%.


         Mr. Sterling's total compensation during 1999 was decreased from his total compensation during fiscal 1998 as a result of the reduction mentioned above. The Company's diluted earnings per share from continuing operations improved from a loss of $5.94 in 1998 to income of $0.18 in 1999. The Company's per share stock price increased from $0.50 at the end of fiscal 1998 to $1.16 at the end of fiscal 1999.


         The Compensation Committee did not grant any options to Mr. Sterling in 1999. In making this decision, the committee considered the following factors: the Company's overall performance, Mr. Sterling's performance and the potential effect of his future performance on the Company. At December 31, 1999, Mr. Sterling had 20,000 outstanding exercisable in-the-money stock options.


COMPENSATION COMMITTEE
Tecumseh Hooper Jr., Chairman
Clarence B. Bauknight

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                        AMONG THE COMPANY, NASDAQ MARKET
                     INDEX AND PEER GROUP INDEX FOR THE FIVE
                      YEAR PERIOD ENDING DECEMBER 31, 1999

         A line graph comparing the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total returns of the Nasdaq Market Index and a peer group consisting of publicly traded companies classified as nontraditional mortgage banks by SNL Securities, over the same period (assuming a $100 initial investment), is presented below. The Company will promptly furnish without charge to any shareholder of record on February 28, 2000, the identity of the companies included in the peer group. Requests should be directed to the Company, 3901 Pelham Road, Greenville, South Carolina 29615; Attn: Shareholder Relations.


         Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                            HOMEGOLD FINANCIAL, INC.
[BAR CHART APPEARS HERE]



                                                                             YEAR ENDING
                                            -------------------------------------------------------------------------------
INDEX                                           12/31/94     12/31/95     12/31/96      12/31/97     12/31/98     12/31/99
---------------------------------------------------------------------------------------------------------------------------
HomeGold Financial, Inc.                          100.00       425.53       744.68        984.04        35.46        82.00
NASDAQ - Total US                                 100.00       141.33       173.89        213.07       300.25       542.43
SNL Nontraditional Mortgage Banks                 100.00       209.46       348.43        259.02        92.76        52.60


                 PROPOSAL TO AMEND THE 1995 EMPLOYEE AND OFFICER
                  STOCK OPTION PLAN TO INCREASE BY 500,000 THE
                      NUMBER OF SHARES AUTHORIZED FOR GRANT
                              (ITEM 2 ON THE PROXY)

GENERAL


         The Board has determined that an amendment to the Company's 1995 Employee and Officer Stock Option Plan (the "1995 Plan") to increase by 500,000 the number of shares of the Company's Common Stock authorized for grant (the "Option Plan Proposal") is in the best interests of the Company.

         Under the 1995 Plan, the Board (or a committee thereof) currently has the discretion to grant options to purchase up to 1,466,667 shares of Common Stock to certain key employees and officers of the Company. Non-employee directors do not participate in the 1995 Plan. As of the Record Date, the Board had granted options to purchase a total of approximately 1,702,700 shares of Common Stock to a total of 103 key employees and officers. As of the record date, a total of 466,240 options to purchase shares had been forfeited and put back into the 1995 Plan. The number of shares authorized for grant and not subject to outstanding options under the 1995 Plan was 230,207 as of the Record Date. During 1999, the Board granted 547,800 options pursuant to the 1995 Plan, while in 2000, prior to the Record Date, the Board granted no options. The proposed amendment would increase the total number of shares authorized for grant under the 1995 Plan from 1,466,667 to 1,966,667.

         The following table sets forth certain information with respect to the 1995 Plan. The Board has not yet determined how shares covered by options authorized under the Option Plan Proposal would be allocated.



                                                               Shares Covered by
                                                                Options Granted           Shares Covered by
                                                                Under the 1995          Options Granted Under
                                                                  Plan Since                the 1995 Plan
                   Name and Position                           Inception of the             Outstanding on
                                                                     Plan                 December 31, 1999
--------------------------------------------------------      --------------------      -----------------------
John M. Sterling, Jr.                                               165,000                     159,000
Chairman and CEO

Keith B. Giddens                                                                                194,400
President                                                           234,000

Kevin J. Mast                                                       162,668                     156,800
Executive Vice President, Chief Financial Officer &
Treasurer

John W. Crisler                                                      55,000                      55,000
Executive Vice President, Chief Operating Officer

Laird Minor                                                          50,000                      50,000
Executive Vice President, Structured Finance &
Credit Policy

Karen A. Miller                                                      59,000                      59,000
Executive Vice President, Chief Technology Officer

H. Kim Bullard                                                       45,400                      43,800
Executive Vice President, Portfolio Management

William E. Long, Jr.                                                 26,000                      26,000
Executive Vice President, General Counsel

All Current Executive Officers, as a group                          797,068                     744,000

All other officers and employees, as a group                        794,504                     458,500

         Participation in the 1995 Plan is determined by the Board (or a committee thereof) and is limited to those key employees and officers of the Company or its subsidiaries who have the greatest impact on the Company's long-term performance. In determining the key employees and officers to whom options shall be granted and the number of shares subject to such options, the Board (or committee) shall take into account relevant factors such as the level and responsibility of the key employee's or officer's position, the key employee's or officer's level of performance and compensation and the potential of the key employee or officer.

         The price at which an option granted under the 1995 plan may be exercised is determined by the Board (or committee) at the time of grant based on such criteria as the Board (or committee) may adopt in good faith; provided, however, that in the case of an option intended to qualify as an incentive stock option under federal income tax laws, the exercise price per share shall be not less than the fair market value of a share of the Common Stock at the time of grant (110% of the fair market value in the case of a recipient who owns stock representing more than 10% of the combined voting power of all outstanding stock of the Company or any of its subsidiaries (a "Ten Percent Shareholder")). On March 2, 2000, the closing price of the Company's Common Stock as reported on the NASDAQ National Market was $1.125 per share.

         The recipient of an option under the 1995 Plan is not required to pay the Company any amount at the time of receipt. Upon exercising the option, the recipient must tender (i) the full amount of the exercise price in cash or, if authorized by the Board (or committee) at the time of grant, in shares subject to the option being exercised and (ii) payment in full in cash of the amount of all federal and state withholding or other applicable employment taxes.

         In the discretion of the Board (or committee), options granted under the 1995 Plan may be "incentive stock options" for federal income tax purposes. The Company is not allowed a deduction at any time in connection with, and the participant is not taxed upon either the grant or the exercise of, an incentive stock option. The difference between the option price of such an option and the market value at the date of exercise, however, constitutes a tax preference item for the participant in the year of exercise for alternative minimum tax purposes. To qualify as an incentive stock option, the shares acquired by the recipient must be held for at least two years after the option is granted and one year after it is exercised. If the recipient satisfies these time requirements, the recipient will be taxed only upon any gain realized upon disposition of the stock. The participant's gain will be equal to the difference between the sales price of the stock sold and the option exercise price. If an incentive stock option is exercised after the death of the employee by the estate of the decedent, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the decedent, none of the time limits described above apply.

         If the recipient does not satisfy the aforementioned time limits, the option will be treated as though it were not an incentive stock option. In the case of options which are not incentive stock options, the recipient generally is not taxed upon grant of the option, but upon sale the recipient recognizes ordinary income equal to the difference between the fair market value of the shares of stock acquired and the exercise price of the option. Generally, the Company receives a deduction for the amount the participant reports as ordinary income arising from the exercise of the option. Upon subsequent sale or disposition, the holder of the shares recognizes taxable income equal to any excess of the selling price over the fair market value of the shares at the date of exercise. If the recipient fails to satisfy the time limits described above with respect to an option intended to be an incentive stock option, the income to the recipient and the deduction for the Company shall arise at the time of the early disposition and shall equal the excess of (i) the lower of the fair market value of the shares at the time of exercise or such value at the time of disposition of the shares over (ii) the exercise price.

         The 1995 Plan does not meet all the criteria necessary to exempt options granted under the Plan from the application of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the corporate tax deduction for compensation paid to certain employees to $1 million. Nonetheless, the Company anticipates that none of the compensation payable pursuant to the 1995 Plan will lose its deductibility by reason of Section 162(m) because no Section 162(m) Covered Employee who may participate in the Plan is expected to receive annual compensation that either exceeds $1 million or is not performance-based compensation exempt from the 162(m) deduction limitation.

         Recipients may not transfer options granted under the 1995 Plan except by will, the laws of descent, or a qualified domestic relations order as defined under the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder.

         The term of each option is established by the Board (or committee) but cannot exceed 10 years (or 5 years in the case of a Ten Percent Shareholder) and options awarded are exercisable according to such schedule as the Board (or committee) may establish. Any recipient whose employment with the Company, or any subsidiary of the Company, terminates for any reason other than death or permanent and total disability cannot exercise any options more than three months after such termination. If such employment terminates due to the death or permanent and total disability of the recipient, or the recipient dies within three months of terminating such employment, the recipient or the recipient's personal representative may exercise any options granted under the 1995 Plan during a period not exceeding one year after the recipient's termination of employment. In no event, however, can an option be exercised past the expiration of its term.

         The Board (or committee) may at any time suspend, amend or terminate the 1995 Plan; provided that the Board may not alter or impair the rights of any recipient with respect to any option previously granted under the 1995 Plan. Approval by a majority of shareholders is also required if a proposed amendment would (i) materially increase the benefits accruing to participants; (ii) increase the number of securities authorized for grant (other than to reflect recapitalization of the Company); (iii) change the class of persons eligible to receive options; or (iv) otherwise materially modify the requirements for eligibility.

         By its terms, the 1995 Plan terminates on the close of business at May 31, 2005. Such termination will not affect any options previously granted under the 1995 Plan.

         The purpose of the 1995 Plan is to promote the growth and profitability of the Company and its subsidiaries by increasing the personal participation of key employees and officers of the Company and its subsidiaries in the continued growth and financial success of the Company and its subsidiaries, while enabling the Company and its subsidiaries to attract and retain key employees and officers of outstanding competence and by providing such key employees and officers with an equity opportunity in the Company. The Board recommends approval of the Option Plan Proposal because it will provide the Company's employees who participate in the 1995 Plan with an incentive to maximize shareholder value. Because the executive officers of the Company will be eligible to participate in the 1995 Plan (and have previously received grants thereunder), they may be deemed to have an interest in the outcome of this proposal. The issuance of shares of Common Stock pursuant to the Option Plan Proposal will cause some dilution of existing shareholder's voting power and distributional rights, but should not otherwise have an effect on the rights of existing shareholders.

         The additional shares to be available for grant, if the Option Plan Proposal is approved, would be subject to the same terms and conditions as are the shares currently available under the 1995 Plan, which was approved by the shareholders of the Company at the June 9, 1995 Shareholders' Meeting (and as amended to increase the authorized shares thereunder to 1,466,667 at the 1998 Annual Meeting of Shareholders).


         VOTE REQUIRED


         The Option Plan Proposal will be approved if a quorum is present at the Annual Meeting and the votes in favor of the Option Plan Proposal exceed the votes against it. Abstentions and broker non-votes have no effect on the vote to approve the Option Plan Proposal.



         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION PLAN PROPOSAL.

 PROPOSAL TO APPROVE THE REORGANIZATION AGREEMENT WITH HOMESENSE FINANCIAL CORP.
   AND ITS RELATED ENTITIES (INCLUDING THE PLAN OF MERGER SET FORTH THEREIN),
    AND THE ISSUANCE OF 6,780,944 SHARES OF COMMON STOCK, 11,000,000 SHARES OF SERIES A NON-CONVERTIBLE PREFERRED STOCK, A WARRANT TO PURCHASE 250,000 SHARES
     OF COMMON STOCK AND OPTIONS TO PURCHASE 825,423 SHARES OF COMMON STOCK

                              (ITEM 3 ON THE PROXY)

         The Company has entered into a Reorganization Agreement dated as of February 29, 2000 as amended by an Amendment #1 dated March 10, 2000 (the "Merger Agreement") with HomeSense Financial Corp., a South Carolina corporation headquartered in Lexington, South Carolina and certain of its affiliates (collectively "HomeSense"), whereby HomeSense will be merged with and into HomeGold (the "Merger"). In connection with the Merger, the Company expects to issue to HomeSense shareholders common stock of HomeGold constituting 40% of the total outstanding shares of HomeGold common stock (including the shares issued in the Merger), plus 11,000,000 shares of Series A Non-convertible Preferred Stock. In connection with the Merger, the Company also expects to issue a five year warrant to purchase 250,000 shares of common stock of HomeGold at an exercise price of $1.50 per share to Raymond James, and options to purchase 825,423 shares of Common Stock at $1.75 per share to Mr. Sheppard as part of his employment contract.

         The Merger Proposal (for which approval is being sought hereunder) includes approval of the Merger Agreement (including the plan of merger set forth therein) and the issuance of the shares, options and warrants referenced above.

THE MERGER

         THE PARTIES.  The parties to the Merger Agreement are:

HomeGold Financial, Inc.
3901 Pelham Rd.
Greenville, SC 29615
(864) 289-5400

HomeSense Financial Corp. and affiliated entities which are part of the HomeSense "combined group"
113 Reed Avenue
Lexington, SC 29072
(803) 996-2000

         GENERAL NATURE OF BUSINESS CONDUCTED BY HOMESENSE. HomeSense is a non-conforming mortgage lender that originates and sells first and subordinate lien mortgage loans. HomeSense's principal loan product is a debt consolidation loan secured by a first lien on real property. This is the same general business in which HomeGold engages.

         SUMMARY OF THE MERGER. A summary of the material features of the Merger are as follows:

         DESCRIPTION OF THE MERGER AND CONSIDERATION TO BE ISSUED. HomeSense will be merged into HomeGold. The HomeSense shareholders will receive 6,780,944 shares of HomeGold common stock constituting 40% of the HomeGold common stock outstanding after consummation of the transaction. They will also be issued 11 million shares of Series A Non-convertible Preferred Stock (the terms of which are described in detail below).

                   PRINCIPAL TERMS OF THE SERIES A NON-CONVERTIBLE PREFERRED
                   STOCK:

                           DIVIDENDS. The Series A Non-convertible Preferred
                  Stock has an annual cumulative dividend of $0.08 per share, payable in semi-annual installments. The annual cumulative dividend increases to $0.10 per share on January 1, 2005. No dividend may be paid with respect to the HomeGold Common Stock or any other class of stock of HomeGold unless and until the cumulative dividend payable with respect to the Series A Non-convertible Preferred Stock is current and not in arrears.

                           LIQUIDATION PREFERENCE. Upon any liquidation of
                  HomeGold or any liquidating distributions by HomeGold, an amount equal to $1 per share, plus the cumulative dividend through the current date, shall be payable with respect to the preferred shares in preference and priority to any distribution with respect to HomeGold Common Stock or any other class of stock of HomeGold.

                           VOTING RIGHTS. Holders of Series A Non-convertible
                  Preferred Stock do not have voting rights, except with respect to amendments of the terms of the Series A Non-convertible Preferred Stock.

                           CONVERSION RIGHTS. The Series A Non-convertible
                  Preferred Stock is not convertible to HomeGold Common Stock or other securities.

                           REDEMPTION RIGHTS AND SINKING FUND PROVISIONS. The
                  Series A Non-convertible Preferred Stock has no right of redemption and is not subject to any sinking fund. Any and all shares of Series A Non-convertible Preferred Stock outstanding at any time shall be redeemable at par at the option of HomeGold upon notice to the holder(s) thereof.


         REASONS FOR ENGAGING IN THE MERGER. The parties have determined to pursue the Merger because of synergies associated with their operations. HomeGold has significant infrastructure, which requires additional loan volume to be profitable. The consolidation of HomeGold and HomeSense has a number of significant advantages, which are outlined below.

         HomeGold, as a public company, has better access to the capital markets than HomeSense, which is a private company. HomeGold also has the infrastructure to manage a public company, including finance, SEC reporting and systems technology capabilities.

         HomeGold is considering a return to the securitization market. The larger loan pools resulting from this Merger should provide potential for larger, more efficient and profitable securitizations. HomeGold has a servicing capability while HomeSense does not. The Merger should enable the combined company to build up its serviced portfolio quicker and realize increased servicing income.

         HomeGold should benefit from HomeSense's integrated marketing program. HomeSense combines direct mail, outbound telemarketing, and television advertising to generate mortgage loan opportunities. This combined program is more productive than exclusively direct mail programs, on which HomeGold has been relying. Capacity of the outbound telemarketing center for HomeSense, located in Lexington, South Carolina, may be able to be increased sufficiently to avoid the need to establish a second outbound telemarketing center in Greenville, South Carolina, where HomeGold is headquartered.

         HomeSense also utilizes a branch system as an additional method of generating loans, while HomeGold does not utilize branches. This should provide the combined company with additional diversification in origination methods.

         In summary, management believes that the two companies will complement each other well. As stated above, HomeGold has the public company infrastructure, but requires more loan volume to efficiently utilize it. HomeSense brings a very focused approach to loan production, and a very valuable integrated marketing plan.

         NO DIFFERENCES IN SHAREHOLDER RIGHTS. Common Stock held by HomeGold shareholders will not be altered as a result of the Merger, other than the dilutive effect of the issuance of additional shares outstanding. However, the right of shareholders to cumulate their votes with respect to the election of directors will be eliminated if the proposal to that effect is adopted at the meeting (SEE "PROPOSAL TO ELIMINATE CUMULATIVE VOTING".)

         ACCOUNTING TREATMENT. The Merger will be treated as a "purchase" for accounting purposes.

         TAX CONSEQUENCES. The Merger will be structured as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. The assets acquired in the Merger by HomeGold will have a carryover basis.

         IMPORTANT COVENANTS IN THE MERGER AGREEMENT. The Merger Agreement contains covenants typical of transactions of this type, including covenants regarding the conduct of the parties pending closing and confidentiality. It also contains the following important agreements:

         (1) Stock Restriction Agreement. HomeSense shareholders have agreed to restrict transfer of their shares for three years in order to preserve the net operating loss carryforward available for tax purposes.
         (2) Employment and Noncompetition Agreement. HomeGold will enter into an employment agreement with Mr. Sheppard having a three-year term and providing for $250,000 in annual salary and an annual bonus equal to 2% of the Company's net income before income taxes. The employment agreement will also provide for the granting of 825,423 options exercisable at $1.75 per share upon exercise of any currently existing in-the-money options. It also has a non-competition provision to which Mr. Sheppard is subject, which extends in certain circumstances for 2 years beyond the expiration of the term of the agreement. Under the agreement, HomeGold agrees to employ Mr. Sheppard as Chief Executive Officer. He may not be terminated except for "cause" as defined in the agreement. Upon completion of the Merger transaction, Mr. Sheppard will own a substantial part of the Company (approximately 40% of the outstanding shares of Common Stock, and 100% of the Series A Non-convertible Preferred Stock). After considering the Voting Agreement mentioned above, Mr. Sheppard will have the right to designate a majority of the Board of Directors, and have control over a large voting block of the stock. (SEE "EMPLOYMENT AGREEMENT" BELOW).

         (3) Registration Rights. The Merger Agreement provides that HomeGold will enter into a registration rights agreement with the HomeSense shareholders with respect to the HomeGold common stock issued in the Merger and options granted to Mr. Sheppard pursuant to his employment agreement.

         (4) Voting Agreement. The Merger Agreement provides that Mr. Sheppard and certain existing controlling HomeGold shareholders will execute a three-year "Voting Agreement", in which they agree to vote all of their HomeGold shares in favor of:
              (a) Making and maintaining the number of directors of HomeGold at seven.
              (b) The election of three members of the Board designated by Mr. Sheppard.
              (c) The election of three members of the Board designated by a majority in interest of the parties to the Voting Agreement other than Mr. Sheppard, which approval shall not be unreasonably withheld.
              (d) The election of the seventh member of the Board, nominated by Mr. Sheppard and approved by a majority in interest of the parties to the Voting Agreement other than Mr. Sheppard.
              (f) The appointment of John M. Sterling, Jr. to serve as Chairman of the Board.

         (5) Mutual Indemnity Agreement. Mr. Sheppard, as the principal shareholder of HomeSense, has agreed to indemnify HomeGold on a non-recourse basis against losses it may incur as a result of breaches of HomeSense's warranties, representations and obligations under the Merger Agreement. The source of recovery from such breach is to be the surrender of Series A Non-convertible Preferred Stock. HomeGold has agreed to indemnify Mr. Sheppard on a non-recourse basis against losses he may incur as a result of breaches of HomeGold's warranties, representations and obligations under the Merger Agreement. The source of recovery from such breach is to be the issuance of up to an additional 5,300,000 shares of Series A Non-convertible Preferred Stock.
         (6) Non-recourse Promissory Note. At December 31, 1999, Mr. Sheppard owed $1.7 million to HomeSense, and HomeSense has agreed to lend Mr. Sheppard another $4.0 million prior to the consummation of the Merger secured by a $4.0 million certificate of deposit. HomeGold has agreed to lend HomeSense $4.0 million prior to the consummation of the Merger, with interest payable at a rate of 7.5% per annum, secured solely by an assignment of the pledge of the certificate of deposit. Upon consummation of the Merger, these two notes will be combined into a non-recourse note receivable from Mr. Sheppard, with interest payable quarterly at 7.5% per annum, principal payable at the Note's maturity date, and secured by 5.7 million shares of Series A Non-convertible Preferred Stock and 4.56 million shares of Common Stock of HomeGold.
         (7) Stock Pledge Agreement. The Stock Pledge Agreement provides the terms and conditions upon which the Non-recourse Promissory Note and Mutual Indemnity Agreement mentioned above are secured by a pledge to the Company of the Series A Non-convertible Preferred Stock and 4,560,000 shares of Common Stock.

         POTENTIAL RESTRUCTURING OF TRANSACTION. Under the Merger Agreement, the parties, by mutual agreement, may change the method of effecting the acquisition of HomeSense to the extent they deem such change to be desirable; provided, however, that no such change shall (i) alter the type of consideration to be issued to the HomeSense shareholders, (ii) reduce the value of such consideration, (iii) adversely affect the intended tax-free treatment to such stockholders as a result of receiving such consideration or prevent the parties from obtaining a favorable tax opinion, (iv) materially impair the ability to receive any necessary regulatory approvals, or (v) materially delay the closing.

         OTHER MATTERS. The timing of the completion of the Merger transaction is estimated to be on April 28, 2000 immediately following the approval by the shareholders at the annual shareholders meeting. Upon completion of the Merger transaction, Mr. Sheppard will own a substantial part of the Company (approximately 40% of the outstanding shares of Common Stock, and 100% of the Series A Non-convertible Preferred Stock). After considering the Voting Agreement mentioned above, Mr. Sheppard will have the right to designate a majority of the Board of Directors, and have control over a large voting block of the stock. The existence of this large control block may have an adverse effect on the stock price.

         CONDITIONS TO CLOSING. The Merger Agreement sets forth certain conditions to closing, including the following important conditions:

         (1) Regulatory approval. The Merger must receive approval under the Hart-Scott-Rodino Act.
         (2) Employment Agreement. HomeGold will enter into an employment agreement with Mr.
              Sheppard having a three-year term and providing for $250,000 in annual salary and an annual bonus equal to 2% of the Company's net income before income taxes. The employment agreement will also provide for the granting of 825,423 options exercisable at $1.75 per share upon exercise of any currently existing in-the-money options. It also has a non-competition provision to which Mr. Sheppard is subject and which extends in certain circumstances for 2 years beyond the expiration of the term of the agreement. (SEE "THE MERGER - EMPLOYMENT AGREEMENT").
         (3) Stock Transfer Agreements. Mr. Sheppard and the other HomeSense shareholders must enter into an agreement whereby they agree not to transfer their HomeGold stock in a manner so as to cause a "change of control" of HomeGold. Should such a "change of control" occur, HomeGold would lose the tax benefits of its net operating loss carryforwards.
         (4) Necessary consents. Approvals of all applicable regulatory agencies and lenders shall have been obtained prior to closing.
         (5) Tax Opinion. A tax opinion that the Merger shall qualify as a tax-free reorganization, that the Merger will not cause an "Ownership Change" as defined in Section 382 (g) of the tax code, and that the loans described in Section 7.10 of the agreement are not taxable to HomeSense or Mr. Sheppard, shall have been received prior to closing.
         (6) Board of Directors. On the closing date, there shall be seven directors on HomeGold's board of directors, four of whom shall have been selected by Mr. Sheppard.
         (7) Cumulative Voting Repeal. HomeGold shall submit and recommend to its shareholders that they adopt an amendment to HomeGold's articles of incorporation providing that no shareholder shall be entitled to vote cumulatively for election of directors.


PRESERVATION OF NOLS

         As of its fiscal year ended December 31, 1999, HomeGold had approximately $63.3 million of net operating loss carryforwards ("NOLs") available to be used to offset its taxable income in future years, subject to certain limitations. The potential tax savings from the NOLs is reflected on the balance sheet as a $12.0 million "deferred income tax asset". Under Section 382 of the Internal Revenue Code, the ability of HomeGold to use its NOLs to offset its taxable income in the future will be severely restricted if HomeGold undergoes an "ownership change" as that term is defined in Section 382 (an "Ownership Change"). In general, an Ownership Change occurs if the percentage holdings of the major stockholders of the corporation change by 50 or more percentage points during any three-year period.

         The transaction with HomeSense will cause an ownership shift of 40 percentage points. This change, together with other changes which have occurred within the last 3 years, will bring HomeGold within 5 to 8 percentage points of an Ownership Change, thereby creating a substantial risk that an Ownership Change could be triggered by purchases of HomeGold stock in the open market. HomeGold has secured agreements from its current principal shareholders not to buy or sell HomeGold stock if such purchase or sale might bring the corporation closer to an Ownership Change. However, the Board believes that additional protections are appropriate in order to provide some protection against an Ownership Change resulting from purchases from public shareholders, and therefore has authorized the Shareholder Rights Plan summarized below.

SUMMARY OF SHAREHOLDER RIGHTS PLAN

         In order to discourage a shareholder from acquiring more than 5% of the outstanding HomeGold shares, and thereby jeopardizing the NOL, the Company expects to establish a "Shareholder Rights Plan" pursuant to which it will distribute one common stock purchase right (a "Right") for each outstanding share of common stock of the Company. Each Right will initially entitle the holder to purchase from the Company one share of common stock at a cash exercise price of $20.00 per share. The description and terms of the Rights will be set forth in the Shareholder Rights Agreement between the Company and its transfer agent, a copy of which will be filed with the Securities and Exchange Commission. A copy of the final Shareholder Rights Agreement will also be available free of charge from the Company. For purposes of defining a shareholder under the Internal Revenue Service rules, with regard to acquisition of 5% of the outstanding stock, mutual funds are considered to be multiple shareholders based on the participants within the fund rather than treated as one shareholder.

         Initially, the Rights will not be exercisable, will be attached to all outstanding shares of common stock, and no separate Rights Certificates will be distributed. The Rights will separate from the common stock and a "Distribution Date" will occur upon the earliest of (i) 5 days following a public announcement that a person or group of affiliated or associated persons (other than an Exempt Person as defined in the Shareholder Rights Agreement) has acquired beneficial ownership of 5% or more of the outstanding shares of common stock and (ii) 5 days following the commencement of a tender offer or exchange offer that would result in a person or group (other than an Exempt Person as defined in the Agreement) owning 5% or more of HomeGold's outstanding common stock (each such acquirer or tendering person is hereinafter referred to as an "Acquiring Person").

         Until the Distribution Date (or earlier redemption or expiration of the Rights), (a) the Rights will be evidenced by the common stock certificates and will be transferred only with the common stock certificates, (b) new common stock certificates issued after the record date for the issuance of Rights will contain a notation incorporating the Shareholder Rights Agreement by reference, and (c) the surrender for transfer of any certificates for common stock will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 30, 2003 unless previously redeemed by the Company as described below.

         Upon the occurrence of the Distribution Date, the exercise price of each Right immediately will be adjusted to $.05 per share. Moreover, on the second business day following the Distribution Date each holder of a Right (other than holders who notify the Company in writing that they do not wish to exercise their Right and other than an Acquiring Person) will be deemed to have exercised their Right and will be issued the number of additional shares of common stock obtainable upon exercise of the Right less the number of shares of common stock with a fair market value equal to the exercise price for the Rights held by that shareholder. Notwithstanding any of the foregoing, upon any of the events set forth above, Rights that are or were beneficially owned by an Acquiring Person shall become null and void.

         The Rights may be redeemed in whole, but not in part, at a price of $.001 per Right (payable in cash, common stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors at any time prior to the close of business on the Distribution Date or the final expiration date of the Rights (whichever is earlier). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price. Also, at any time after any person becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights that have become void), in whole or in part, at the exchange rate of one share of common stock per Right.

         Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends.

         Although the distribution of the Rights will not be taxable to stockholders or to the Company, in the event that the Rights become exercisable for common stock (or other consideration) of the Company, the common stock or other consideration would likely be taxable as a dividend to shareholders. Each shareholder would recognize dividend income to the extent of the lesser of (a) the value of the common stock or other consideration received upon exercise of the Rights (less the exercise price of the Rights) (this amount is hereinafter referred to as the "Net Consideration") or (b) the shareholder's pro rata share of accumulated earnings and profits of the Company for federal income tax purposes through the end of the year in which the exercise of Rights occurred. This dividend income will not reduce any shareholder's basis in his or her shares of common stock. Any Net Consideration that exceeds the shareholder's pro rata share of accumulated earnings and profits of the Company will constitute a return of capital to that shareholder (i.e. the shareholder will not be taxed on that value) up to the shareholder's basis in his or her shares of common stock and the shareholder's basis in his or her shares of common stock will be reduced accordingly. Any remaining Net Consideration in excess of the shareholder's basis in his or her shares of common stock will be taxable to the shareholder as gain, which will be capital gain if the common stock is held as a capital asset. This capital gain will be taxed as either long term or short term capital gain, depending upon the shareholder's holding period for those shares.

EMPLOYMENT AGREEMENT

         HomeGold will enter into an employment agreement with Mr. Sheppard having a three-year term and providing for $250,000 in annual salary and an annual bonus equal to 2% of the Company's net income before income taxes. The employment agreement will also provide for the granting of 825,423 options exercisable at $1.75 per share upon exercise of any currently existing in-the-money options. It also has a non-competition provision to which Mr. Sheppard is subject, which extends in certain circumstances 2 years beyond the expiration of the term of the agreement.

         Under the agreement, HomeGold agrees to employ Mr. Sheppard as Chief Executive Officer. He may not be terminated except for "cause" as defined in the agreement.

         Upon completion of the Merger transaction, Mr. Sheppard will own a substantial part of the Company (approximately 40% of the outstanding shares of Common Stock, and 100% of the Series A Non-convertible Preferred Stock). After considering the Voting Agreement mentioned above, Mr. Sheppard will have the right to designate a majority of the Board of Directors, and have control over a large voting block of the stock.

REGULATORY REQUIREMENTS

         There are no regulatory approvals required in connection with the Merger, except for a filing which was required to be made under the Hart-Scott-Rodino Act and any filings required in connection with HomeGold's state mortgage lender registrations and licenses. The Company is in the process of pursuing these approvals.

OPINION OF HOMEGOLD'S FINANCIAL ADVISOR

         HomeGold retained Raymond James & Associates, Inc. ("Raymond James") in connection with its consideration of the Transaction because of Raymond James' qualifications, expertise and reputation, as well as its prior investment banking relationship with HomeGold.

         PRESENTATION BY RAYMOND JAMES. The following summarizes the material financial analyses presented by Raymond James to the HomeGold Board of Directors (the "HomeGold Board") at its meeting on February 23, 2000, which were considered by Raymond James in rendering the opinion described below. This summary is not a complete description of the analyses underlying the opinion of Raymond James or of information presented at meetings between Raymond James and representatives of HomeGold held in advance of the consideration by the HomeGold Board of the Merger.

         PRECEDENT TRANSACTION ANALYSIS. Raymond James presented to the HomeGold Board a summary of a precedent transaction analysis which compared three financial ratios for five selected precedent company combination transactions announced during 1999 to the same three key financial ratios projected for the proposed Merger. The precedent transactions consisted of: First Financial Corp. combining with National Commerce Bancorp; Long Beach Financial Corp. combining with Washington Mutual; First Bankers Mortgage Services, Inc. combining with Equitex, Inc.; The Money Centre, Inc. combining with Altiva Financial Corp.; and Rock Financial Corp. combining with Intuit, Inc.

         Raymond James examined the following three financial ratios for these five selected precedent company combinations: target company enterprise value to target company revenue; target company equity value to target company earnings before taxes ("EBT"); and target company equity value to target company net income. The financial ratios were calculated using the revenue, EBT, and net income for the twelve months prior to the consummation of the precedent company combinations.

         The precedent transaction analysis resulted in a target company enterprise value to target company revenue ratio range of 0.6 to 5.0 for the five precedent transactions. The precedent transaction analysis resulted in a target company equity value to target company net income ratio range of 2.9 to
23.1 for the five precedent transactions.

         COMPARABLE COMPANIES ANALYSIS. Raymond James also presented to the HomeGold Board a summary financial comparison of HomeSense to six public mortgage companies, including Amresco, Inc, BNC Mortgage, Inc., Capital Trust, Inc., Delta Financial Corp., First Alliance Corp., and Resource Bancshares Mortgage Group. Raymond James compared the following five key financial ratios for these comparable companies to the same corresponding ratios for HomeSense under the proposed Merger: enterprise value to trailing twelve month revenue; equity value to trailing twelve month EBT; equity value to trailing twelve month net income; equity value to calendar year 1999 net income; and equity value to calendar year 2000 projected net income. Historical revenue, EBT, and net income were calculated for the comparable companies by reviewing publicly reported financial information. Projected revenue, EBT, and net income for comparable companies were derived from the projections of various research analysts in publicly filed research reports.

         The comparable companies analysis using the selected mortgage companies resulted in an enterprise value to trailing twelve month revenue ratio range of
0.3 to 6.8, equity value to trailing twelve month EBT ratio range of 2.2 to 7.4, equity value to trailing twelve month net income ratio range of 3.5 to 12.3, equity value to calendar year 1999 net income ratio range of 8.1 to 12.3, and equity value to calendar year 2000 projected net income ratio range of 2.0 to 10.0.

         PRO FORMA ACCRETION (DILUTION) ANALYSIS. Using forecasts and assumptions for the forecasts provided by HomeSense and HomeGold, Raymond James presented to the HomeGold Board the summary of an analysis of pro forma earnings per share for the combined company for fiscal year 2000 and 2001. Raymond James has relied upon these forecasts in its analysis and has not undertaken any independent verification of the forecasts. The pro forma accretion (dilution) analysis showed that the Merger would lead to projected fiscal year 2000 combined company pro forma earnings per share greater than the HomeGold internally forecasted earnings per share on a stand alone basis. The pro forma accretion (dilution) analysis showed that the Merger would also lead to projected fiscal year 2001 combined company pro forma earnings per share greater than the HomeGold internally forecasted earnings per share on a stand alone basis.

         SUMMARY OF RELATIVE FINANCIAL STATISTICS ANALYSIS. Raymond James also presented to the HomeGold Board a comparative summary of financial statistics for HomeSense and HomeGold. This analysis examined annualized projected 2000 and 2001 revenues, gross profit, EBT, and net income. This analysis also examined shareholders' equity, common equity, and total equity contributed under the proposed Merger. The projected and estimated financial statistics were provided to Raymond James by HomeSense and HomeGold. The summary of relative financial statistics analysis provided the following results.

         The projected 2000 revenues translates to approximately 51.7% and 48.3% of the total pro forma combined 2000 revenue for HomeSense and HomeGold, respectively. The projected 2001 revenues translates to approximately 56.3% and 43.7% of the total pro forma combined 2001 revenue for HomeSense and HomeGold, respectively. The projected 2000 gross profit translates to approximately 74.2% and 25.8% of the total pro forma combined 2000 gross profit for HomeSense and HomeGold, respectively. The projected 2001 gross profit translates to approximately 75.6% and 24.4% of the total pro forma combined 2001 gross profit for HomeSense and HomeGold, respectively. The projected 2000 EBT translates to approximately 100.0% and 0.0% of the total pro forma combined 2000 EBT for HomeSense and HomeGold, respectively. The projected 2001 EBT translates to approximately 91.4% and 8.6% of the total pro forma combined 2001 EBT for HomeSense and HomeGold, respectively. The percentages above compare to the total enterprise value ownership percentages proposed under the Merger of 81.3% and 18.7% for HomeSense and HomeGold, respectively.

         The projected 2000 net income translates to approximately 100.0% and 0.0% of the total pro forma combined 2000 net income for HomeSense and HomeGold, respectively. The projected 2001 net income translates to approximately 89.7% and 10.3% of the total pro forma combined 2001 net income for HomeSense and HomeGold, respectively. The percentages above compare to the total shareholders' equity ownership percentages proposed under the Merger of 24.3% and 75.7% for HomeSense and HomeGold, respectively. The percentages above compare to the total common equity ownership percentages proposed under the Merger of 40.0% and 60.0% for HomeSense and HomeGold, respectively. The percentages above compare to the total equity ownership percentages proposed under the Merger of 61.9% and 38.1% for HomeSense and HomeGold, respectively.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James' view of the actual value of HomeSense or a combination of HomeSense and HomeGold.


         In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of HomeSense or HomeGold. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Raymond James' analysis of the fairness of the consideration to HomeGold Shareholders from a financial point of view and were provided to the HomeGold Board. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the opinion of Raymond James was one of many factors taken into consideration by the HomeGold Board in making its determination to approve the Merger. Consequently, the analyses described above should not be viewed as determinative of the HomeGold Board's or HomeGold management's opinion with respect to the value of HomeGold or a combination of HomeSense and HomeGold, or of whether the HomeGold Board or HomeGold management would have been willing to agree to different amounts or forms of consideration. HomeGold placed no limits of the scope of the analysis performed, or opinion expressed, by Raymond James.

         Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the past, Raymond James has performed certain investment banking services for HomeGold and has received customary fees for such services (SEE "RELATED PARTY TRANSACTIONS"). Raymond James has acted as financial advisor to the HomeGold Board in connection with the Merger and will receive a fee, upon the consummation thereof, of $650,000, of which $150,000 is related to the preparation of the fairness opinion, and additionally will receive a five year warrant to purchase 250,000 shares of common stock of HomeGold at an exercise price of $1.50 per share. These fees are contingent upon the completion of the Merger. In addition, pursuant to the approval of Ronald J. Sheppard and John M. Sterling, Jr., Mr. Jan Sirota will be appointed to serve on the Board of Directors of HomeGold after the consummation of the Merger. Mr. Sirota is a Managing Director in Raymond James' investment banking group. In the ordinary course of business, Raymond James may trade in the securities of HomeGold for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

         OPINION OF RAYMOND JAMES. At the February 23, 2000 meeting of the HomeGold Board, Raymond James gave its oral and written opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the consideration was fair from a financial point of view to the HomeGold Shareholders.


         The full text of the written opinion of Raymond James, dated February 29, 2000, which sets forth assumptions made, matters considered and limits on the scope of review undertaken, is attached as Appendix B to this Proxy Statement. HomeGold Shareholders are urged to read this opinion in its entirety. Raymond James' opinion, which is addressed to the HomeGold Board, is directed only to the fairness of the consideration to HomeGold Shareholders from a financial point of view and does not constitute a recommendation to any HomeGold Shareholder as to how such shareholder should vote at the HomeGold Special Meeting and does not address any other aspect of the proposed Merger or any related transaction. Raymond James consents to the summarization of its opinion in, and attachment of its opinion to, this Proxy Statement. The summary of the opinion of Raymond James set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

         In connection with rendering its opinion, Raymond James has, among other things: reviewed the annual report to stockholders on Form 10-K for the fiscal year ending December 31, 1998, the annual report to stockholders on Form 10-K for the fiscal year ending December 31, 1999, the quarterly reports to stockholders on Forms 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, and other publicly available financial information of HomeGold; reviewed certain non-public information prepared by the management of HomeGold, including financial statements, financial projections, and other financial and operating data concerning HomeGold; reviewed certain non-public information prepared by the management of HomeSense, including financial statements, financial projections, and other financial and operating data concerning HomeSense; discussed the past and current operations and financial condition and the prospects of HomeSense and HomeGold with senior executives of HomeSense and HomeGold, respectively; reviewed publicly available financial and stock market data with respect to certain other companies in lines of business Raymond James believes to be generally comparable to those of HomeSense and HomeGold; considered the pro forma effects of the Merger on HomeGold's financial statements; reviewed the historical market prices of HomeGold Common Stock; compared the financial terms of the Merger with the financial terms of certain other transactions which Raymond James believes to be generally comparable to the Merger; reviewed a draft of the Merger Agreement; and conducted other financial analyses, studies, and investigations, and considered other information as Raymond James deemed necessary or appropriate.

         In connection with its review, Raymond James has not assumed any responsibility for independent verification for any of the information reviewed by Raymond James for the purpose of the opinion and has relied on its being complete and accurate in all material respects. In addition, Raymond James has not made or received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of HomeSense and HomeGold, nor has Raymond James been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, projections, pro forma effects, calculations of synergies and other information referred to above, Raymond James has assumed, at the direction HomeSense and HomeGold, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of HomeSense and HomeGold, and Raymond James has relied upon each party to advise Raymond James promptly if any such information previously provided to or discussed with Raymond James became inaccurate or was required to be updated during the period of the review. In addition, Raymond James has assumed, with the consent of HomeSense and HomeGold, that the Merger will be accounted for as a purchase under generally accepted accounted principles and that the Merger will be considered a tax free reorganization for tax purposes.

         Raymond James' opinion was based on economic, market, and other conditions as in effect on, and the information available to it as of, the date of its opinion. Raymond James did not express any opinion as to the price range or range of prices at which the Combined Company Common Stock might trade subsequent to the Merger.


PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

         HomeGold has not had any significant contacts, transactions or negotiations with HomeSense prior to this proposed transaction other than the purchase of loans in the ordinary course of business. HomeGold has also agreed to lend HomeSense $4.0 million secured by an assignment of a pledge of a certificate of deposit prior to the consummation of this proposed Merger.

DIVIDEND ARREARAGES AND DEFAULTS IN REPAYMENT

         HomeGold is not in arrears in any obligation to pay dividends on any capital stock or in default in the repayment of any principal or interest obligations.

SELECTED FINANCIAL DATA

         The following table sets forth historical selected financial information of HomeGold as of the dates and for the periods indicated. The statement of operations data, cash flow data, and balance sheet data are derived from the audited financial statements of HomeGold. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and Notes thereto included with the Annual Report on Form 10-K for the fiscal year ending December 31, 1999.

                                                                               YEAR ENDED DECEMBER 31,
                                                              1999         1998         1997         1996         1995
                                                           ---------    ---------    ---------    ---------    ---------
                                                                              (Dollars in thousands)
STATEMENT OF OPERATIONS DATA:
   Interest income                                         $   8,286    $  35,075    $  34,008    $  17,908    $  15,193
   Servicing income                                            9,813       12,239        8,514        3,274          446
   Gain on sale of loans:
      Gross gain on sale of loans                              6,216        9,472       52,828       23,815        9,169
      Loan fee, net                                            3,313       11,745       30,207        4,150          586
                                                           ---------    ---------    ---------    ---------    ---------
         Total gain on sale of loans                           9,529       21,217       83,035       27,965        9,755
   Gain on sale of subsidiaries' net assets (1)                 --         18,964         --           --           --

   Other revenues                                              1,609        4,230        1,399        1,241          884
                                                           ---------    ---------    ---------    ---------    ---------
         Total revenues                                       29,237       91,725      126,956       50,388       26,278

   Interest expense                                           16,338       35,968       25,133       11,021        8,527
   Provision for credit losses                                 3,339       11,906       10,030        5,416        2,480
   Costs on real estate owned and defaulted loans              3,018        2,665          876          380          195
   Fair value adjustment on residual receivable                3,327       13,638         --           --           --
   Restructuring charges (2)                                    --          6,838         --           --           --
   General and administrative expenses                        38,286       93,701       83,408       23,110       10,224
                                                           ---------    ---------    ---------    ---------    ---------
         Total expenses                                       64,308      164,716      119,447       39,927       21,426
                                                           ---------    ---------    ---------    ---------    ---------

      Income (loss) from continuing operations before
         Income taxes, minority interest and
           extraordinary item                                (35,071)     (72,991)       7,509       10,461        4,852
   Provision (benefit) for income taxes                       (7,394)       3,017       (3,900)         718          190
                                                           ---------    ---------    ---------    ---------    ---------

      Income (loss) from continuing operations before
          Minority interest and extraordinary item           (27,677)     (76,008)      11,409        9,743        4,662
   Minority interest in (earnings) loss of subsidiaries           (8)          47         (156)         352          (81)
                                                           ---------    ---------    ---------    ---------    ---------
      Income (loss) from continuing operations before
          extraordinary item                                 (27,685)     (75,961)      11,253       10,095        4,581
      Income (loss) from discontinued operations (3)            --           --           --           --         (3,924)
      Extraordinary item-gain on extinguishment of debt,
          net of $0 tax (4)                                   29,500       18,216         --           --           --
                                                           ---------    ---------    ---------    ---------    ---------
         Net income (loss)                                 $   1,815    $ (57,745)   $  11,253    $  10,095    $     657
                                                           =========    =========    =========    =========    =========

DILUTED EARNINGS PER SHARE:
   Continuing operations                                       (2.78)       (7.81)        1.17         1.42         0.69
   Discontinued operations                                      --           --           --           --          (0.59)
   Extraordinary item                                           2.96         1.87         --           --           --
                                                           ---------    ---------    ---------    ---------    ---------
   Net income (loss) per share                             $    0.18    $   (5.94)   $    1.17    $    1.42    $    0.10
                                                           =========    =========    =========    =========    =========

CASH FLOW DATA:
   Cash flow due to operating cash income and expenses       (18,993)     (62,775)     (26,652)      14,174        6,849
   Cash provided by (used in) loans held for sale and
     other                                                    26,210      147,055     (119,637)     (92,652)     (17,025)
                                                           ---------    ---------    ---------    ---------    ---------
      Net cash provided by (used in) operating
        activities                                         $   7,217    $  84,280    $(146,289)   $ (78,478)   $ (10,176)
                                                           =========    =========    =========    =========    =========

BALANCE SHEET DATA:
   Total gross loans receivable                            $  63,242    $ 124,740    $ 297,615    $ 189,532    $ 126,458
   Total residual assets, net                                 47,770       43,857       63,202       13,215        3,831
   Total assets                                              188,737      257,208      416,152      224,149      144,931
   Total debt                                                174,717      239,276      336,920      169,596      129,950
   Total shareholders' equity                              $   7,844    $   5,801    $  63,374    $  46,635    $   9,885

----------

(1) See Footnote 12. Sale of Subsidiary and Subsidiary's Assets in Notes to Consolidated Financial Statements included in Annual Report on Form 10-K for the fiscal year ending December 31, 1999.

(2) See Footnote 14. Restructuring Charge in Notes to Consolidated Financial Statements included in Annual Report on Form 10-K for the fiscal year ending December 31, 1999.

(3) The Company discontinued its apparel segment in 1995.

(4) See Footnote 17. Extraordinary Item-Gain on Extinguishment of Debt in Notes to Consolidated Financial Statements included in Annual Report on Form 10-K for the fiscal year ending December 31, 1999.

(5) The Company did not pay any cash dividends on its common stock in the five years ended December 31, 1999.

COMPARATIVE PER SHARE DATA

         The following tables present at the dates and for the periods indicated
(i) certain consolidated historical and pro forma combined per share data for the HomeGold common stock after giving effect to the Merger and (ii) certain historical and pro forma data for the HomeSense common stock. The pro forma financial data are presented using the purchase method of accounting. The data presented should be read in conjunction with the historical financial statements and the related notes thereto included elsewhere herein or incorporated herein by reference and in conjunction with the pro forma combined condensed financial information included elsewhere herein. The data are not necessarily indicative of actual results that would have been achieved had the Merger Agreement been consummated at the beginning of the periods presented and are not indicative of future results.

                                                 HomeGold Year       HomeSense Year
                                                Ended December       Ended December       Pro Forma
                                                   31, 1999             31, 1999          Combined
                                                ----------------     ----------------    ------------
Diluted earnings (loss) per common share        $   0.18                  (1)           $    0.07

Cash dividends declared per common share              --                   --                  --

Book value per common share (period end)        $   0.77                  (1)           $    0.88

(1) Information is not applicable, as the HomeSense companies are not publicly-traded, and consist of a group of affiliated companies.

PRO FORMA FINANCIAL INFORMATION

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

         The unaudited pro forma Combined Condensed Balance Sheet is based on combining the historical consolidated Balance Sheet for HomeGold at December 31, 1999 with the historical combined balance sheet of HomeSense at December 31, 1999, adjusting for the issuance of additional shares and preferred stock expected to be issued in the merger.


         The unaudited pro forma Combined Capitalization is based on combining the historical consolidated capitalization of HomeGold at December 31, 1999 with the historical combined capitalization of HomeSense at December 31, 1999, adjusting for the issuance of additional shares and preferred stock expected to be issued in the merger.


         The unaudited pro forma combined condensed Statement of Operations is based on combining the historical consolidated Statement of Operations for HomeGold for the year ended December 31, 1999 with the historical combined Statement of Operations of HomeSense for the twelve months ended December 31, 1999. Historical earnings of HomeSense, which has a March 31 fiscal year, have been adjusted to reflect a December 31 fiscal year end by adding the preceding three month period to the nine months ended December 31.


         The Merger is expected to be accounted for under the purchase method of accounting, and pro forma data are derived in accordance with such method.


         The pro forma data do not, given the operational and market overlap between HomeGold and HomeSense, reflect any potential benefits from potential cost savings or synergies expected to be achieved following the Merger.


         Information set forth below should be read in conjunction with such historical and pro forma financial statements and the notes thereto. The unaudited pro forma information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the Merger been consummated at the beginning of the period presented, nor is it necessarily indicative of future results.

                         PRO FORMA CAPITALIZATION TABLE

                                                      December 31, 1999
                                             -------------------------------------
                                                                                        Purchase
                                                                                       Accounting           Pro Forma
                                                 HomeGold           HomeSense          Adjustments          Combined
                                             -----------------   -----------------   ----------------    ----------------

                                                          (Dollars in thousands, except per share amounts)
  Debt:
    Revolving warehouse lines of credit        $   17,808         $    42,709         $       --          $   60,517
    Operating line of credit                           --               2,434                 --               2,434
    Senior unsecured debt                          12,134                  --                 --              12,134
    Capital lease obligations                          --                 951                 --                 951
    Note payable                                       --               2,469                 --               2,469
                                             -----------------   -----------------   ----------------    ----------------
      Total debt                                   29,942              48,563                 --              78,505
                                             -----------------   -----------------   ----------------    ----------------

  Minority interest in subsidiaries                    13                  --                 --                  13

  Shareholder's equity:
    Series A Non-convertible Preferred stock           --                  --             11,000     (a)      11,000
    Common stock                                      507                  38                339     (b)         846
                                                                                             (38)    (c)
    Capital in excess of par value                 39,028               1,780               6,781    (b)      45,809
                                                                                          (1,780)    (c)
    Retained earnings (deficit)                   (31,691)              (628)                 628    (c)     (31,691)
    Minority interest in affiliates                    --                 509               (509)    (c)          --

                                             -----------------   -----------------   ----------------    ----------------
      Total Shareholders' equity                    7,844               1,699             16,421              25,964

                                             -----------------   -----------------   ----------------    ----------------
    Total Capitalization                       $   37,799         $    50,262         $   16,421          $  104,482
                                             =================   =================   ================    ================


(a) To record issuance of Series A Non-convertible Preferred Stock.

(b) To record issuance of Common Stock.

(c) To eliminate shareholders' equity of HomeSense.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                     December 31, 1999
                                            -------------------------------------
                                                                                          Purchase
                                                                                         Accounting               Pro Forma
                                               HomeGold            HomeSense             Adjustments              Combined
                                            ----------------    -----------------    --------------------    --------------------
                                                              (Dollars in thousands, except per share amounts)
Assets:
  Cash and cash equivalents                  $       26,009       $        1,224       $              --       $          27,233
  Restricted cash                                     5,314                1,000                      --                   6,314
  Loans receivable, net                              56,614               42,542                      --                  99,156
  Accrued interest receivable                         1,423                   --                      --                   1,423
  Other receivables                                   8,520                1,744                   4,000  (a)             14,264
  Residual receivables, net                          47,770                   --                      --                  47,770
  Property and equipment, net                        17,160                4,931                      --                  22,091
  Real estate acquired through foreclosure            7,673                   --                      --                   7,673
  Excess of cost over net assets of                                                                  750  (b)
     acquired businesses, net                         1,566                   --                   4,421  (c)              6,737
  Debt origination costs                              1,658                   --                      --                   1,658
  Deferred income tax asset, net                     12,000                   --                   8,000  (d)             20,000
  Servicing asset                                       867                   --                      --                     867
  Other assets                                        2,163                  519                      --                   2,682
                                            ----------------     ----------------     -------------------     -------------------
     Total assets                            $      188,737       $       51,960       $          17,171       $         257,868
                                            ================     ================     ===================     ===================

Liabilities and shareholders' equity:
Liabilities:
  Revolving warehouse lines of credit        $       17,808       $       42,709       $              --       $          60,517
  Operating lines of credit                              --                2,434                      --                   2,434
  Notes payable                                          --                2,469                      --                   2,469
  Capital lease obligations                              --                  951                      --                     951
  Investor savings                                  144,775                   --                      --                 144,775
  Senior unsecured debt                              12,134                   --                      --                  12,134
  Accounts payable and accrued expenses               5,198                1,698                     750  (b)              7,646
  Accrued interest payable                              845                   --                      --                     845
  Other liabilities                                     120                   --                      --                     120
                                            ----------------     ----------------     -------------------     -------------------
     Total liabilities                              180,880               50,261                     750                 231,891
                                            ----------------     ----------------     -------------------     -------------------

     Minority interest in subsidiaries                   13                   --                      --                      13

Total shareholders' equity                            7,844                1,699                  11,000  (e)             25,964
                                                                                                 (1,699)  (f)
                                                                                                   7,120  (g)

                                            ----------------     ----------------     -------------------     -------------------
Total liabilities and shareholders' equity
                                             $      188,737       $       51,960       $          17,171       $         257,868
                                            ================     ================     ===================     ===================


(a)      To record note receivable from Mr. Sheppard.
(b)      To record the estimated cost of the transaction.
(c)      To record excess of cost over net assets acquired.
(d)      To record reduction in reserves against deferred tax asset.
(e)      To record issuance of Series A Non-convertible Preferred Stock.
(f)      To eliminate shareholders' equity of HomeSense.
(g)      To record issuance of Common Stock.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                                       Year ended December 31, 1999
                                                     ---------------------------------
                                                                                             Purchase
                                                                                            Accounting        Pro Forma
                                                       HomeGold          HomeSense         Adjustments         Combined
                                                     --------------   ----------------    ---------------    -------------
                                                               (Dollars in thousands, except per share amounts)
Revenues:
  Interest income                                    $        8,286     $          111      $         --      $      8,397
  Servicing income                                            9,813                 --                --             9,813
  Gain from origination and sale of loans, net                9,529             23,697                --            33,226
  Other revenues                                              1,609                 --                --             1,609
                                                     ---------------   ----------------    --------------     -------------
    Total revenues                                           29,237             23,808                --            53,045
                                                     ---------------   ----------------    --------------     -------------

Expenses:
  Interest                                                   16,338              2,120                --            18,458
  Provision for credit losses                                 3,339                200                --             3,539
  Costs on real estate and defaulted loans                    3,018                 --                --             3,018
  Fair market value adjustment on residual
    receivables                                               3,327                 --                --             3,327
  Salaries, wages and employee benefits                      20,359             14,359                --            34,718
  Advertising and business development costs                  4,804              3,247                --             8,051
  Other general and administrative expenses                  13,123              4,273               254 (b)        17,650
                                                     ---------------   ----------------    --------------     -------------
    Total expenses                                           64,308             24,199               254            88,761
                                                     ---------------   ----------------    --------------     -------------

    Income (loss) before income taxes, minority
          interest and extraordinary item                   (35,071)             (391)             (254)          (35,716)
Provision (benefit) for income taxes                         (7,394)                --                --           (7,394)
                                                     ---------------   ----------------    --------------     -------------
     Income (loss) before minority interest and
           extraordinary item                               (27,677)             (391)             (254)          (28,322)
Minority interest in (earnings) loss of subsidiaries             (8)             (217)              217  (c)           (8)
                                                     ---------------   ----------------    --------------     -------------
     Income (loss) before extraordinary item                (27,685)             (608)              (37)          (28,330)
Extraordinary item-gain on extinguishment of debt,
            net of $0 tax                                    29,500                 --                --            29,500
                                                     ---------------   ----------------    --------------     -------------
     Net income                                      $        1,815     $        (608)      $       (37)      $      1,170
                                                     ===============   ================    ==============     =============

Dividends on Series A Non-convertible Preferred
    Stock                                                        --                 --               880 (d)           880
                                                     ---------------   ----------------    --------------     -------------
     Net income available to common shareholders     $        1,815     $        (608) (a)  $      (917)      $        290
                                                     ===============   ================    ==============     =============

Basic earnings (loss) per share of common stock (e):
     Income (loss) before extraordinary item         $        (2.78)                                          $     (1.69)
     Extraordinary item, net of taxes                          2.96                                                  1.76
                                                     ---------------                                          -------------
     Net income                                      $         0.18                                           $      0.07
                                                     ===============                                          =============

(a) For the nine month period ended December 31, 1999, HomeSense changed the method of accounting for loan sales to record the gain on sale and related loan fee income on the settlement date of the sale rather than accruing the estimated sale income at the time of origination. If the previous method had been used, HomeSense would have recognized an additional $2.2 million in net income for the nine months ended December 31, 1999.

(b) To record amortization of goodwill.

(c) To eliminate HomeSense minority interest due to acquisition of 100% of the stock.

(d) To record dividends on Series A Non-convertible Preferred Stock.

(e) Basic and fully diluted shares are the same due to anti-dilutive effect of common stock equivalents. The earnings (loss) per share reflected is prior to consideration of the dividends on the Series A Non-convertible Preferred Stock.

INFORMATION WITH RESPECT TO HOMEGOLD

         This Proxy Statement is accompanied by a copy of HomeGold's Annual Report on Form 10-K for the year ended December 31, 1999 and a copy of its 1999 Annual Report to Shareholders. Certain of this information is incorporated herein by reference. See "Incorporation by Reference" below.


INFORMATION WITH RESPECT TO HOMESENSE


         DESCRIPTION OF HOMESENSE BUSINESS.

         HomeSense Financial Corp. and its affiliated companies, located in Lexington, South Carolina, (collectively "HomeSense") operates in the sub-prime residential mortgage business. HomeSense originates, purchases, services and sells first and second lien mortgage loan products. HomeSense was founded May 2, 1989 as Equitable Mortgage Corp. In 1996 its name was changed to Equitable Mortgage Corp. of Columbia, and in 1998 to HomeSense Financial Corp. During the fiscal years ended March 31, 1997, 1998, and 1999 HomeSense originated approximately $77.2 million, $188.1 million and $279.4 million in loans, respectively. HomeSense utilizes a multi-channel distribution system including eight retail branches, a centralized retail call center in Columbia, and wholesale account executives who work from their homes and call on independent mortgage brokers. The retail operations market under the name HomeSense, while the wholesale group operates under the name of EMMCO.


         HOMESENSE CAPITAL STOCK.

         HomeSense's common stock is not traded on any exchange and is held by only 8 persons, one of whom is Mr. Sheppard, who is the primary shareholder. The HomeSense group of companies included in the Merger proposal includes the following:

---------------------------------------------------------- -------------------------------------------------------------
HomeSense Financial Corp.                                  Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
HomeSense Financial Corp. of Alabama                       Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
HomeSense Financial Corp. of Baton Rouge                   Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
HomeSense Financial Corp. of Jackson                       Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
HomeSense Financial Corp. of Little Rock                   Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
HomeSense Financial Corp. of Memphis                       Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
HomeSense Financial Corp. of Orlando                       Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
HomeSense Financial Corp. of Savannah                      Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
Mortgage Avenue Corp.                                      Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
Columbia Media Corp.                                       Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
EMC Holding Corp.                                          Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
EMC Training Corp.                                         Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
EMC Underwriting Corp.                                     Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
EMMCO The Mortgage Service Station of Texas, Inc.          Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
EMMCO The Mortgage Service Station, Inc.                   Owned 64% by Mr. Sheppard, 36% by 7 other individuals
---------------------------------------------------------- -------------------------------------------------------------
Equitable Mortgage Corp. of Charleston                     Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
Equitable Mortgage Corp. of Charlotte                      Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
Equitable Mortgage Loan Center Corp.                       Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
Equitable Mortgage Management Corp.                        Owned 100% by Mr. Sheppard
---------------------------------------------------------- -------------------------------------------------------------
Doc-Write, Inc.                                            Owned 50% by Mr. Sheppard, 50% by Mr. Charles Sides, Jr.
---------------------------------------------------------- -------------------------------------------------------------

         AUDITED FINANCIAL STATEMENTS OF HOMESENSE.

         Audited Financial Statements of HomeSense at and for the three years ending March 31, 1999 are attached hereto as Exhibit A. Unaudited statements of HomeSense at and for the nine-months ending December 31, 1999 are also included as a part of Exhibit A.

         SELECTED FINANCIAL DATA

         The following selected financial information of HomeSense at and for the five years ended March 31, 1999 are derived from the audited financial statements of HomeSense. The data for the nine months ended December 31, 1999 and 1998 are unaudited. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the HomeSense Combined Financial Statements and Notes thereto included with this Proxy.

                                        NINE MONTHS ENDED                      YEAR ENDED MARCH 31,
                                           DECEMBER 31,
                                      --------------------    -------------------------------------------------------
                                        1999        1998        1999        1998        1997        1996       1995
                                      --------    --------    --------    --------    --------    --------   --------
                                                                              (Dollars in thousands)
STATEMENT OF OPERATIONS DATA:
   Interest income                    $     40    $    141    $    212    $     69    $     15    $     36   $     10
   Gains from origination and sale
     of loans                           19,313      18,904      23,288      19,695       9,302       3,250      2,313
   Other revenues                         --          --          --            28           2          58         32
                                      --------    --------    --------    --------    --------    --------   --------
         Total revenues                 19,353      19,045      23,500      19,792       9,319       3,344      2,355

   Interest expense                      1,629         262         873       1,054          80         119         56
   Provision for credit losses             200        --          --            75        --          --         --
   General and administrative
     expenses                           17,702      16,831      20,888      15,055       6,967       2,903      1,568
                                      --------    --------    --------    --------    --------    --------   --------
         Total expenses                 19,531      17,093      21,761      16,184       7,047       3,022      1,624
                                      --------    --------    --------    --------    --------    --------   --------

  Income (loss) from  operations
      before income taxes, minority
      interest and litigation
      settlement                          (178)      1,952       1,739       3.608       2,272         322        731
   Settlement of litigation               --        (1,462)     (1,462)       --          --          --         --
   Provision (benefit) for income
     taxes                                --          --          --          --          --           158        273
                                      --------    --------    --------    --------    --------    --------   --------

      Income (loss) from operations
        before Minority interest          (178)        490         277       3,608       2,272         164        458
   Minority interest in affiliates
     earnings                             (225)       (510)       (502)       (172)       --          --         --
                                      --------    --------    --------    --------    --------    --------   --------
         Net income (loss)            $   (403)   $    (20)   $   (225)   $  3,436    $  2,272    $    164   $    458
                                      ========    ========    ========    ========    ========    ========   ========


CASH FLOW DATA:
      Net cash provided by (used
      in) operating activities        $(22,885)   $(14,567)   $ (2,973)   $ (3,320)   $ (2,378)   $    332   $    695
                                      ========    ========    ========    ========    ========    ========   ========

BALANCE SHEET DATA:
   Total gross loans receivable       $ 42,812    $ 25,992    $ 19,237    $ 11,679    $  4,423    $     62   $   --
   Total assets                         51,960      37,512      30,462      19,496       7,990       1,989      2,210
   Total debt                           48,563      32,331      26,078      12,060       4,432         672        847
   Total shareholders' equity         $  1,699    $  3,183    $  2,665    $  5,675    $  3,200    $    911   $  1,095

         SUPPLEMENTARY FINANCIAL DATA


            SUPPLEMENTAL QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The quarterly results of operations of HomeSense for the nine months ended December 31, 1999, are as follows:

                                                                             Quarter Ended
                                                          ----------------------------------------------------
                                                             June 30,       September 30,       December 31,
                                                               1999             1999               1999
                                                          -------------    ---------------    ----------------
                                                                  (in thousands, except share data)
REVENUES:
     Interest income                                        $    33            $     2            $     5
     Gains from origination and sale of loans                 6,098              7,148              6,067
                                                            -------            -------            -------
         Total revenues                                       6,131              7,150              6,072

EXPENSES:
     Interest                                                   482                531                616
     Provision for credit losses                               --                 --                  200
     Salaries, wages and employee benefits                    3,069              3,975              4,466
     Advertising and business development costs               1,007                657                609
     Other general and administrative                         1,237                980              1,702
                                                            -------            -------            -------
       Total expenses                                         5,795              6,143              7,593
                                                            -------            -------            -------
     Income (loss) before minority interest                     336              1,007             (1,521)

     Minority interest in (earnings) loss of subsidiaries      (185)              (166)               126
                                                            -------            -------            -------
       Net income (loss)                                    $   151            $   841            $(1,395)
                                                            =======            =======            =======

The quarterly results of operations of HomeSense for the year ended March 31, 1999, are as follows:

                                                                                   Quarter Ended
                                                       ---------------------------------------------------------------------
                                                           June 30,       September 30,      December 31,      March 31,
                                                             1998              1998              1998            1999
                                                       ---------------    -------------     --------------    --------------
                                                                         (in thousands, except share data)
REVENUES:
     Interest income                                        $    35          $    93          $    13          $    71
     Gains from origination and sale of loans                 6,651            6,908            5,345            4,384
     Other revenues                                            (217)             167               50             --
                                                            -------          -------          -------          -------
         Total revenues                                       6,469            7,168            5,408            4,455

EXPENSES:
     Interest                                                    41               79              262              491
     Salaries, wages and employee benefits                    2,206            2,877            2,682            2,849
     Advertising and business development costs               1,057            1,670            1,968              974
     Other general and administrative                         1,017            1,050            2,184              354
                                                            -------          -------          -------          -------
       Total expenses                                         4,321            5,676            7,096            4,668
                                                            -------          -------          -------          -------
     Income (loss) before minority interest                   2,148            1,492           (1,688)            (213)

        Settlement of litigation                               --               --             (1,462)            --
     Minority interest in (earnings) loss of subsidiaries      (276)            (141)             (93)               8
                                                            -------          -------          -------          -------
       Net income (loss)                                    $ 1,872          $ 1,351          $(3,243)         $  (205)
                                                            =======          =======          =======          =======


The quarterly results of operations of HomeSense for the year ended March 31, 1998, are as follows:

                                                                                  Quarter Ended
                                                         -----------------------------------------------------------------
                                                           June 30,      September 30,      December 31,       March 31,
                                                             1997             1997              1997             1998
                                                         ------------    -------------     -------------    --------------
                                                                         (in thousands, except share data)
REVENUES:
     Interest income                                        $     2          $    12          $     8          $    47
     Gains from origination and sale of loans                  (166)           5,622            6,453            7,786
     Other revenues                                          (1,030)            (226)             (52)           1,336
                                                            -------          -------          -------          -------
         Total revenues                                      (1,194)           5,408            6,409            9,169

EXPENSES:
     Interest                                                    26                5               14            1,009
     Provision for credit losses                                  5             --               --                 70
     Salaries, wages and employee benefits                    2,204            1,532            2,187            2,144
     Advertising and business development costs              (2,746)           1,664            2,196            2,392
     Other general and administrative                           146              949            1,226            1,161
                                                            -------          -------          -------          -------
       Total expenses                                          (365)           4,150            5,623            6,776
                                                            -------          -------          -------          -------
     Income (loss) before minority interest                    (829)           1,258              786            2,393


     Minority interest in (earnings) loss of subsidiaries       174             (137)              (4)            (205)
                                                            -------          -------          -------          -------
       Net income (loss)                                    $  (655)         $ 1,121          $   782          $ 2,188
                                                            =======          =======          =======          =======



         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


GENERAL

         HomeSense is headquartered in Lexington, South Carolina and engages in the business of originating, purchasing, and selling nonconforming residential mortgage loan products for sub-prime customers. The Company's principal loan product is a debt consolidation loan, which is secured by a first lien on real estate. The Company began operations in 1989 and has continued such operations to the present date.

         HomeSense has experienced rapid growth in its loan production over the last 3 years. Total loan originations for the fiscal year ended March 31, 1999 was $279.4 million, an increase of 49% over the prior year. For fiscal year ended March 31, 1998, loan originations were $188.1 million, an increase of 144% over the fiscal 1997 production of $77.2 million. This growth occurred in both its retail and wholesale units. In January 1999, HomeSense commenced the operation of its "Direct Retail Branch Network" to complement its central call center. This new retail distribution channel was able to generate additional loan volume.

         Management believes the Direct Retail Branch Network will generate loan volume through centrally provided telemarketing leads and direct referrals from competitors, banks, collection agencies, merchants, and prior customers. The focus of the Direct Retail Branch Network is to provide quality loan volume in new market areas at reduced per loan marketing costs. Management anticipates that the successful operations of the branch network will help diversify the Company's loan pools, expand the potential customer base, gain exposure to new investors, and enhance profitability. The Direct Retail Branch Network was generating loan volume in the Atlanta, Georgia; Tampa, Florida; Charlotte, North Carolina; and Milford, Connecticut as of March 31, 1999.

                              RESULTS OF OPERATIONS

         For the periods indicated, the following table sets forth certain information derived from the HomeSense Combined Financial Statements expressed as a percentage of total revenues.

                                                  FOR THE NINE MONTHS ENDED
                                                        DECEMBER 31,                    FOR THE YEARS ENDED MARCH 31,
                                                ----------------------------   --------------------------------------------
                                                      1999         1998            1999            1998            1997
                                                     ------       ------          ------          ------          ------
Interest income                                         0.2%         0.7%            0.9%            0.4%            0.2%
Gains from sale and origination of loans               99.8         99.3            99.1            99.5            99.8
Other                                                    --           --              --             0.1              --
                                                     ------       ------          ------          ------          ------
     Total Revenues                                   100.0%       100.0%          100.0%          100.0%          100.0%
                                                     ======       ======          ======          ======          ======

Salaries and employee benefits                         59.5%        40.8%           45.2%           40.8%           28.1%
Advertising and promotion                              11.7         24.7            24.1            17.7            11.3
Interest and bank fees                                  8.4          2.0             3.7             5.3             0.9
Data processing and telecommunications                  3.7          4.1             4.2             4.5             2.7
Occupancy                                               6.4          5.4             5.3             4.4             2.9
Depreciation and amortization                           2.3          2.0             2.1             1.4             1.4
Provision for credit losses                             1.0           --              --             0.4              --
Other general and administrative                        7.9         10.7             8.0             7.3            28.3
                                                     ------       ------          ------          ------          ------
Income (loss) before income taxes, minority
     interest and litigation settlement                (0.9)        10.3             7.4            18.2            24.4
Minority interest                                      (1.2)        (2.7)           (2.1)           (0.9)             --
Litigation settlement                                    --         (7.7)           (6.2)             --              --
     Net income                                        (2.1)%       (0.1)%          (0.9)%          17.3%           24.4%
                                                     ======       ======          ======          ======          ======


NINE MONTHS ENDED DECEMBER 31, 1999, COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1998

         HomeSense recognized a net loss of $403,000 for the nine months ended December 31, 1999, compared to a net loss of $20,000 for the nine months ended December 31, 1998. Included in the net loss for 1998 was an extraordinary charge for settlement of litigation in the amount of $1.5 million. In 1999, HomeSense started its Direct Retail Branch Network. The reduction in premiums on whole loan sales realized in 1999, as well as changing the sales recognition method to settlement date of the sale rather than accruing the estimated sales at the time of origination of the loans, produced a decrease in Income from Operations (before minority interest and litigation settlement) from $2.0 million for the nine months ended December 31, 1998 to $(178,000) for the nine months ended December 31, 1999.

         Total revenues increased $308,000, or 2%, to $19.4 million for the nine months ended December 31, 1999, from $19.1 million for the nine months ended December 31, 1998. The increase was attributable to higher loan production and sales volume due to increasing the sales personnel, increasing the advertising activity and expanding the retail branch network.

         Interest income decreased $101,000, or 72%, to $40,000 for the nine months ended December 31, 1999, from $141,000 for the nine months ended December 31, 1998. This decrease resulted from lower average investment balances.

         Gain from origination and sale of mortgage loans, net of costs, increased $409,000, or 2%, to $19.3 million for the nine months ended December 31, 1999, from $18.9 million for the nine months ended December 31, 1998. The increase resulted principally from higher loan origination volumes, partially offset by reduced premiums on loans sold in 1999 compared to 1998 as well as changing the sales recognition to settlement date as mentioned above.

         Total expenses increased $2.4 million, or 14%, to $19.5 million for the nine months ended December 31, 1999, from $17.1 million for the nine months ended December 31, 1998. The increase was the result of the Company's strategy to increase loan volume and the commencement of the Direct Retail Branch Network.

         Salaries and employee benefits increased $3.7 million, or 47%, to $11.5 million for the nine months ended December 31, 1999, from $7.8 million for the nine months ended December 31, 1998. This increase was due to an increase in the number of sales employees due to the strategy of increasing production and expanding the retail branch network.

         Advertising and promotion decreased $2.4 million, or 51%, to $2.3 million for the nine months ended December 31, 1999, from $4.7 million for the nine months ended December 31, 1998. The decrease is principally the result of less television advertising, offset with increased direct mail and telemarketing focus. The television advertising is a much more expensive advertising media than the direct mail and telemarketing.

         Occupancy increased $200,000, or 20%, to $1.2 million for the nine months ended December 31, 1999, from $1.0 million for the nine months ended December 31, 1998. The increase was due primarily to the expansion into direct retail through the branch network.

         HomeSense does not have a provision for Income Tax Expense due to its election to be taxed under Sub-Chapter S of the Internal Revenue Code of 1986. This election was also applicable in all states that allow Sub-Chapter S election in which HomeSense filed state income tax returns.

         HomeSense settled two potential lawsuits during the nine months ended December 31, 1998. These settlements resulted in a charge against earnings for the nine months ended December 31, 1998 in the amount of $1.5 million. HomeSense is not aware of any additional or potential cases of such magnitude for the future. From time to time, HomeSense is involved in litigation in the ordinary course of its business. As a result of legal defenses and insurance arrangements, HomeSense does not believe that any such litigation, if decided unfavorably to the company, would have a material adverse effect on its business or assets.


YEAR ENDED MARCH 31, 1999, COMPARED TO YEAR ENDED MARCH 31, 1998

         HomeSense recognized a net loss of $225,000 for the year ended March 31, 1999, as compared to net income of $3.4 million for the year ended March 31, 1998. Included in the net loss for 1999 was a charge for settlement of litigation in the amount of $1.5 million. In 1999, HomeSense started its Direct Retail Branch Network. The reduction in premiums on whole loan sales in the 3rd and 4th quarters, as well as changing the sales recognition to settlement date of the sale rather than accruing estimated sales at time of origination, produced a decrease in Income from Operations from $3.6 million in 1998 to $1.7 million in 1999.

         Total revenues increased $3.7 million, or 19%, to $23.5 million for the year ended March 31, 1999, from $19.8 million for the year ended March 31, 1998. The increase was attributable to higher loan production and sales volume in 1999 due to increasing the sales personnel, increasing the advertising activity and expanding the retail branch network.

         Interest income increased $143,000, or 207%, to $212,000 for the year ended March 31, 1999, from $69,000 for the year ended March 31, 1998. This increase resulted from the higher average loans receivable balances outstanding in 1999 compared to 1998 as a result of increased production.

         Gain from origination and sale of mortgage loans, net of costs, increased $3.3 million, or 17%, to $23.3 million for the year ended March 31, 1999, from $20.0 million for the year ended March 31, 1998. The increase resulted principally from the greater loan volume originated and sold in 1999 compared to 1998. These increased gains were partially offset by reduced premium percentages received on the loan sales due to the higher secondary market spreads required in the marketplace.

         Total expenses increased $5.6 million, or 34%, to $21.8 million for the year ended March 31, 1999, from $16.2 million for the year ended March 31, 1998. The increase was the result of the strategy to increase loan volume and the commencement of the Direct Retail Branch Network.

         Salaries and employee benefits increased $2.5 million, or 31%, to $10.6 million for the year ended March 31, 1999, from $8.1 million for the year ended March 31, 1998. This increase was due to the number of employees growing to 212 in 1999 compared to 184 in 1998.

         Advertising and promotion increased $2.2 million, or 63%, to $5.7 million for the year ended March 31, 1999, from $3.5 million for the year ended March 31, 1998. The increase resulted primarily from additional direct mail and television advertising for the retail distribution channel.

         Occupancy increased $376,000, or 43%, to $1.2 million for the year ended March 31, 1999, from $867,000 for the year ended March 31, 1998. The increase was due primarily to the expansion into direct retail through the branch network.

         HomeSense does not have a provision for Income Tax Expense due to its election to be taxed under Sub-chapter S of the Internal Revenue Code of 1986. This election was also applicable in all states that allow Sub-Chapter S election in which HomeSense filed state income tax returns.

         HomeSense settled two potential lawsuits during the year ended March 31, 1999. These settlements resulted in a charge against earnings for 1999 in the amount of $1.5 million. HomeSense is not aware of any additional or potential cases of such magnitude for the future. From time to time, HomeSense is involved in litigation in the ordinary course of its business. As a result of legal defenses and insurance arrangements, HomeSense does not believe that any such litigation, if decided unfavorably to the company, would have a material adverse effect on its business or assets.


YEAR ENDED MARCH 31, 1998, COMPARED TO YEAR ENDED MARCH 31, 1997

         HomeSense recognized net income of $3.4 million for the year ended March 31, 1998 as compared to net income of $2.3 million for the year ended March 31, 1997. This represented an increase of $1.1 million, or 48%.

         Total revenues increased $10.5 million, or 113%, to $19.8 million for the year ended March 31, 1998, from $9.3 million for the year ended March 31, 1997. Gain from originations and sale of mortgage loans, net of costs, increased $10.4 million, or 112%, to $19.7 million for the year ended March 31, 1998, from $9.3 million for the year ended March 31, 1997. These increases were attributable to larger loan volume and sales in 1998, generated as the result of increased sales personnel and expansion of retail branches.

         Total expenses increased $9.2 million, or 131%, to $16.2 million for the year ended March 31, 1998, from $7.0 million for the year ended March 31, 1997. The major components of the increase were salaries and employee benefits along with advertising and promotion. Salaries and employee benefits increased $5.5 million, or 212%, to $8.1 million for the year ended March 31, 1998, from $2.6 million for the year ended March 31, 1997. This increase was due to the number of employees growing to 184 in 1998 compared to 64 in 1997.

         Advertising and promotion increased $2.4 million, or 218%, to $3.5 million for the year ended March 31, 1998, from $1.1 million for the year ended March 31, 1997. The major portion of this expense relates to increased direct mail and television advertising.

         Data processing and telecommunication costs increased $644,000 to $894,000 for the year ended March 31, 1998, from $250,000 for the year ended March 31, 1997. The primary reason for this increase is due to increased operational activity relating to increased loan origination volume.

         Occupancy costs increased $595,000 to $867,000 for the year ended March 31, 1998, from $272,000 for the year ended March 31, 1997. The primary reason for this increase is due to the purchase of the building in fiscal year 1998 for the operations center and headquarters of HomeSense in Lexington, South Carolina.

         Other general and administrative expenses decreased $1.2 million to $1.4 million for the year ended March 31, 1998, from $2.6 million for the year ended March 31, 1997. The primary reason for this decrease is due to more outsourced services in fiscal year 1997 compared to fiscal year 1998.

         HomeSense does not have a provision for Income Tax Expense due to its election to be taxed under Sub-chapter S of the Internal Revenue Code of 1986. This election was also applicable in all states that allow Sub-Chapter S election in which HomeSense filed state income tax returns.


FINANCIAL CONDITION

         Loans held for sale increased $23.6 million, or 123%, to $42.8 million at December 31, 1999, from $19.2 million at March 31, 1999. The increase in loans held for sale resulted primarily from the increase in loan volume during the period. Loans held for sale increased $7.5 million to $19.2 million at March 31, 1999, from $11.7 million at March 31, 1998. The increase in loans held for sale resulted primarily from the increase in loan volume in fiscal year 1999 over fiscal year 1998.

         Property and equipment, net, increased by $263,000, or 6%, to $4.9 million at December 31, 1999, from $4.7 million at March 31, 1999. The principal reason for the increase was the purchase of a motor home in October 1999 for $425,000 as well as additional furniture and equipment, partially offset by depreciation of $436,000 recorded on the assets. Property and equipment, net, increased by $3.4 million, or 262%, to $4.7 million at March 31, 1999, from $1.3 million at March 31, 1998. The principal reason for the increase was the purchase of a building, which serves as the corporate headquarters and operations center for HomeSense.

         Warehouse financing increased $24.3 million, or 132%, to $42.7 million at December 31, 1999, from $18.4 million at March 31, 1999. The increased warehouse financing relates to funding the increase in loans held for sale, which increased $23.6 million. The increase in loans held for sale was due principally to increased loan origination volume. Warehouse financing increased $7.7 million, or 72%, to $18.4 million at March 31, 1999, from $10.7 million at March 31, 1998. The increased warehouse financing during this period also relates to funding the increase in loans held for sale, which increased $7.5 million during the comparable period, as noted above, and an increase in the advance rate from the creditors. The increase in loans held for sale during these periods was due principally to increased loan origination volume.

         The operating line of credit decreased $3.1 million to $2.4 million at December 31, 1999, from $5.5 million at March 31, 1999. The primary reason for this decrease was a result of the utilization of cash and certificates of deposit to pay down debt. Cash and certificates of deposit decreased $1.3 million to $2.2 million at December 31, 1999, from $3.5 million at March 31, 1999. HomeSense also increased its borrowings under its warehouse financings to pay down on the operating line of credit during this nine month period. The operating line of credit increased $4.5 million to $5.5 million at March 31, 1999, from $1.0 million at March 31, 1998. The primary reason for this increase was to support general working capital needs of HomeSense as it grew loan production and operations.

         Shareholders' equity decreased $966,000 to $1.7 million at December 31, 1999, from $2.7 million at March 31, 1999. This decrease relates primarily to distributions to shareholders in excess of capital contributions during the nine months ended December 31, 1999. Shareholders' equity decreased $3.0 million to $2.7 million at March 31, 1999, from $5.7 million at March 31, 1998. This decrease relates principally to distributions to shareholders in excess of capital contributions during the year ended March 31, 1999.

ALLOWANCE FOR CREDIT LOSSES

         HomeSense operates under a mortgage banking strategy, which means that it generally sells 100% of its loan production and does not retain any credit risk other than representations and warranties under its sales agreements. Any credit losses that have been recognized during the last three years ending March 31, 1999 and during the nine month period ended December 31, 1999 have been small and not material to the statement of operations. Generally, HomeSense sells nearly all of each month's loan production within 30 days of origination. HomeSense had no provision for credit losses for the year ending March 31, 1999. For the year ending March 31, 1998, HomeSense had a provision for credit losses of $75,000. For the nine months ending December 31, 1999, HomeSense recorded a provision for credit losses of $200,000.

LIQUIDITY AND CAPITAL RESOURCES

         Due to HomeSense's strategy as a mortgage banker, it requires continued access to warehouse lines of credit in order to pool loans prior to sale. As of December 31, 1999, HomeSense had the following lines of credit in place:

 Warehouse Line of        Amount of Facility           Amount                Interest              Expiration
       Credit                                         Borrowed                 Rate                   Date
---------------------     -------------------    --------------------    -----------------    ----------------------
         1                      $ 25,000,000             $16,585,000       Prime + .75%       Not Specified
         2                      $ 15,000,000             $10,980,000       Prime + .50%       June 30, 2000
         3                      $ 30,000,000              $6,656,000       Prime + .25%       September 30, 2000

HomeSense also had $8.5 million of warehouse borrowings reflected at December 31, 1999 relating to loans which have closed, but not funded. In addition, on January 27, 2000, HomeSense entered into a warehouse line of credit with another lender, bringing the total number of warehouse lines in place to four. This warehouse line does not have a specified maturity date. The interest rate on this warehouse line varies from Prime plus 1.5% to Prime plus 3.5%, depending on the grade and age of the collateral.

 HomeSense had the following operating lines of credit as of December 31, 1999:

 Operating Line of        Amount of Facility           Amount                Interest              Expiration
       Credit                                         Borrowed                 Rate                   Date
---------------------     -------------------    --------------------    -----------------    ----------------------
         1                       $ 2,100,000              $2,054,000      Libor + 2.50%       October 1, 2000
         2                        $  350,000               $ 348,000            8%            November 2, 2000
         3                         $  35,000               $  32,000          15.25%          November 2000

         As of March 31, 1999, HomeSense had two warehouse lines of credit. The total amount of both facilities was $40.0 million, with an interest rate of prime plus .50%. Prime was 7.75% at March 31, 1999, and the amount borrowed under these facilities was $18.4 million. The monthly loan production for HomeSense for the month of March was approximately $24.0 million.

         Aside from warehouse lines of credit, HomeSense also needs access to other sources of capital to fund growth. This need stems from increasing the number of loan production employees, establishing and expanding an outbound telephone center ("Call Center"), opening additional retail branch networks, and increasing advertising expenditures. The primary sources of capital from which HomeSense has funded such activities during the year ended March 31, 1999 are (in order of highest to lowest):

     Net Borrowings under operating lines-of-credit              $4,435,000
     Capital contributions and exercise of stock options          1,460,000
     Net earnings before minority interest                          277,000

         The total facility amount of all operating lines-of-credit, which consisted of 3 facilities, was $5,460,000 as of March 31, 1999. The amount outstanding under such lines-of-credit was $5,452,000 as of March 31, 1999. Thus HomeSense was close to utilizing the total amount available at its year-end of March 31, 1999. Other information of these facilities as of March 31, 1999 is as follows:

 Operating Line of        Amount of Facility           Amount                Interest             Expiration
       Credit                                         Borrowed                 Rate                  Date
---------------------     -------------------    --------------------    -----------------    --------------------
         1                       $ 3,925,000             $ 3,923,000       Prime -.75%        November   1999
         2                       $ 1,500,000             $ 1,500,000          Prime           September  1999
         3                         $  35,000               $  29,000          14.25%          November   1999

         While HomeSense believes that such sources of funds will be adequate to meet its liquidity requirements, no assurance of such fact may be given.

         Cash and certificates of deposit were $3.5 million at March 31, 1999, $4.0 million at March 31, 1998, and $1.7 million at March 31, 1997. However, as of March 31, 1999, $2.5 million of such cash and certificates of deposit was pledged or otherwise restricted pursuant to an operating line of credit. Net cash used in operating activities was $3.0 million for the year ended March 31, 1999 and $3.3 million for the year ended March 31, 1998. Cash used in investing activities was $4.2 million and $2.0 million for the years ended March 31, 1999 and 1998, respectively. Cash provided by financing activities was $5.9 million for the year ended March 31, 1999, and $6.1 million for the year ended March 31, 1998. The cash used in operations was substantially the same in both March 31, 1999, and March 31, 1998, with the main difference relating to greater originations and sales of loans in 1999 than in 1998. The additional use of cash from investing activities arose from the purchase of the building in 1999. The cash provided by financing activities primarily came from the warehouse line of credit and the operating lines of credit.


LOAN SALES

         HomeSense sells on a whole loan (servicing released) basis substantially all of its loans, principally to secure additional cash flow associated with the premiums paid in connection with such sales and also to eliminate the credit risk associated with such loans. However, no assurance can be given that the loans can be sold. To the extent that the loans are not sold, HomeSense retains the risk of loss.


TAX CONSIDERATIONS

         HomeSense elected to be taxed under Sub-chapter S of the Internal Revenue Code of 1986, effective January 1, 1996. While this election is for federal tax purposes, HomeSense also has made such election or corresponding election for state tax purposes in the states in which it operates where it is an allowable election. Accordingly, taxes are imposed directly on the stockholders of HomeSense and the statement of operations does not reflect a provision for income taxes. For the years prior to such election, HomeSense believes that any resulting tax liability (federal or state) has been properly paid and accounted for under generally accepted accounting principles.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         In fiscal year March 31, 1998, HomeSense changed principal accounting firms from Bauknight Pietras & Stormer, P.A. ("BP&S") to J.W. Hunt and Company, L.L.P. ("JWH"). The determination to change principal accounting firms was the belief that JWH would better serve the auditing needs of HomeSense in terms of service level and cost.

         BP&S's report on the financial statements for the three years prior to termination had not contained an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the three years prior to termination, including subsequent interim periods, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BP&S, would have caused BP&S to make reference to the subject matter of the disagreement in connection with its reports.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Market risk reflects the risk of economic loss resulting from adverse changes in market price and interest rates. The risk of loss can be reflected in diminished current market values and/or reduced potential net interest income in future periods. HomeSense's market risk arises primarily from interest rate risk inherent in its lending. In general terms, the risk lies in HomeSense's ability to increase the interest it charges to customers at the rate in which interest rises in the secondary capital markets.

         HomeSense is dependent upon "premiums" on whole loan sales into the secondary capital markets. The premiums are generally determined by the spread between the rate which HomeSense sells to its customers (weighted average coupon, or "WAC"), and the rate which represents the secondary market's required yield. During the fiscal year ending March 31, 1999, HomeSense received over 57% of its revenues from premiums. These premiums ranged from zero to 10% during 1999. In the third and fourth quarters, these premiums averaged approximately 1%. If premiums had continued at this lower rate, HomeSense would have needed additional capital to survive.

         HomeSense from time to time may enter into certain forward purchase contracts that, in effect, lock the rate the investors in the secondary market require. HomeSense does not enter into any other hedging transactions and therefore may experience adverse consequences in the event of a rate movement by the secondary market investors. HomeSense has periodic meetings, discussions, and conversations with investors to monitor potential interest rate increases and/or product changes.

         Projected percentage changes in operating results brought about by changes in interest rates could be material relative to HomeSense's operating results. Management of HomeSense will continue to monitor the interest rate risk position to manage the possible adverse impact on earnings caused by changes in interest rates.



VOTE REQUIRED

         The adoption of the Merger Proposal requires the affirmative vote of holders of two-thirds (2/3) of the Common Stock outstanding on the Record Date. The Merger Proposal has been approved by the HomeSense shareholders.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ACQUISITION OF HOMESENSE AND THE ISSUANCE OF COMMON STOCK AND SERIES A NON-CONVERTIBLE PREFERRED STOCK CONTEMPLATED IN THE MERGER AGREEMENT.

            PROPOSAL TO APPROVE THE AUTHORIZATION OF PREFERRED STOCK
                              (ITEM 4 ON THE PROXY)


IN GENERAL

         The Board has determined that the Company's Articles of Incorporation should be amended to authorize the Company to issue up to 20,000,000 shares of preferred stock, par value $1 per share, with such rights and preferences as the Board may determine (the "Preferred Stock Proposal"). Currently, the Company is not authorized to issue preferred stock.

         If approved, 11,000,000 shares of the preferred stock will be designated as Series A Non-convertible Preferred Stock and issued as consideration in connection with the HomeSense Merger and the remainder will be available for issuance from time to time for such purposes and consideration as the Board may approve. Another 5.7 million shares of the preferred stock will be designated as Series A Non-convertible Preferred Stock and reserved for issuance in the event of a violation of any material representations or warranties under the agreement. No further vote of the shareholders of the Company will be required, except as provided under South Carolina law or the rules of the National Association of Securities Dealers ("NASD") for Nasdaq National Market securities. The availability of preferred shares for issuance, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford the Company the means of raising additional capital. Furthermore, preferred shares could be utilized by the Board for purposes of defending against any potential hostile takeover threats.

         The Company's preferred stock would be "blank check" preferred stock and may have such terms, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and other rights, preferences and limitations, as determined by the Board in its sole discretion at the time of issuance of the shares. The Board also has the sole authority to issue such shares of preferred stock to whomever and for whatever purposes it may deem appropriate.


PRESENT INTENTION TO ISSUE PREFERRED STOCK

         As discussed above, the Board intends to issue 11 million shares of Series A Non-convertible Preferred Stock in connection with the Merger. Another
5.7 million shares of the preferred stock will be designated as Series A Non-convertible Preferred Stock and reserved for issuance in the event of a violation of any material representations or warranties under the agreement.

         Except as discussed above, the Board has no present intention of issuing any shares of preferred stock. None of the Directors or executive officers of the Company has any financial or other personal interest in the Preferred Stock Proposal.


PROPOSED TERMS OF SERIES A NON-CONVERTIBLE PREFERRED STOCK

         The principal terms of the Series A Non-convertible Preferred Stock are as follows:

         CUMULATIVE DIVIDENDS. The Series A Non-convertible Preferred Stock has an annual cumulative dividend of $0.08 per share, payable in quarterly installments. The annual cumulative dividend increases to $0.10 per share on January 1, 2005. No dividend may be paid with respect to the HomeGold Common Stock or any other class of stock of HomeGold unless and until the cumulative dividend payable with respect to the Series A Non-convertible Preferred Stock is current and not in arrears.

         LIQUIDATION PREFERENCE. Upon any liquidation of HomeGold or any liquidating distributions by HomeGold, an amount equal to $1 per share, plus any accumulated dividend through the current date shall be payable with respect to the preferred shares in preference and priority to any distribution with respect to HomeGold Common Stock or any other class of stock of HomeGold.

         VOTING RIGHTS. Holders of Series A Non-convertible Preferred Stock do not have voting rights, except as expressly required by the South Carolina Business Corporation Act of 1988, as amended, or as expressly provided in the Certificate of Designation of Series A Non-convertible Preferred Stock attached to the Merger Agreement as Appendex D.

         CONVERSION RIGHTS. The Series A Non-convertible Preferred Stock is not convertible to HomeGold Common Stock or other securities.

         REDEMPTION RIGHTS AND SINKING FUND PROVISIONS. The Series A Non-convertible Preferred Stock has no right of redemption and is not subject to any sinking fund. Any or all of the shares of Series A Non-convertible Preferred Stock outstanding at any time shall be redeemable at par at the option of the Company upon notice to the holder(s) thereof.


VOTE REQUIRED

         The adoption of the Preferred Stock Proposal requires the affirmative vote of holders of two-thirds (2/3) of the Common Stock outstanding on the Record Date.



    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PREFERRED STOCK PROPOSAL.



INCORPORATION BY REFERENCE

         HomeGold incorporates by reference the following:

         1. The Company's Financial Statements at and for the three year period ended December 31, 1999 included with the Annual Report on Form 10-K for the year ended December 31, 1999.
         2. The Supplementary Financial Data set forth in Footnote 23 to the Company's Financial Statements at and for the three year period ended December 31, 1999 included with the Annual Report on Form 10-K for the year ended December 31, 1999.
         3. The Management's Discussion and Analysis of Financial Condition and Results of Operations set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.
         4. The description of "Changes in and Disagreements With Accountants on Accounting and Financial Disclosure set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.
         5. The disclosure regarding "Quantitative and Qualitative Disclosures about Market Risk set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         A copy of the Company's Annual Report on Form 10-K is being distributed in connection with these proxy materials.

                      PROPOSAL TO AMEND THE 1995 COMPANY'S
                    EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
              BY 400,000 SHARES THE NUMBER AUTHORIZED FOR ISSUANCE
                                 UNDER THE PLAN
                              (ITEM 5 ON THE PROXY)

GENERAL

         In 1997, the Company implemented its Employee Stock Purchase Plan ("ESPP"), pursuant to which the Company offers to its employees the opportunity to purchase, at a 15% discount, as defined in the Employee Stock Purchase Plan, a maximum of 200,000 shares of the Company's Common Stock. The Company's Board of Directors has determined that an amendment to the ESPP, increasing by 400,000 the number of shares of the ESPP is in the best interest of the Company.

         As of the Record Date, the Board had issued a total of 168,986 shares of Common Stock pursuant to the ESPP.

         The purpose of the ESPP is to promote the growth and profitability of the Company and its subsidiaries by providing the opportunity for employees of the Company to increase their personal participation in the continued growth and financial success of the Company and its subsidiaries.

         The ESPP provides to all employees who have one continuous year of service with the Company or its subsidiaries the opportunity to purchase shares of Common Stock during two six-month offering periods commencing on January 1 and July 1, respectively, during each calendar year. The employee must elect to participate in any offering period prior to the beginning of such offering period and shall elect on an authorization notice to have deductions made from his or her compensation for each payroll period during the offering period at a rate which shall be at least 1% but not in excess of 15% of his or her compensation. Once this election is made, the employee cannot alter the amount to be deducted.

         At the end of each offering period, the funds accrued in the ESPP, on behalf of each participating employee, are used to purchase whole shares of Common Stock of the Company at a 15% discount from the closing price on the first or last day of the offering period, whichever is lower. Any amount remaining after the purchase of the Common Stock may be credited to the employee for the next offering period or may be refunded to the employee. The funds deducted from the employee during the offering period remain in the custody of the Company and do not accrue any interest or earnings to the employee.

         An employee may be deemed to have elected to participate in each subsequent offering period following his or her initial election to participate in the ESPP unless he or she files a written withdrawal at least 10 days prior to the beginning of the offering period as of which the employee desires to withdraw from the plan. An employee may withdraw all, but not less than all, payroll deductions accrued by such employee for an offering period at any time during such offering period by delivering a written notice at least 10 days prior to the end of such offering period.

         Notwithstanding the foregoing, no employee may purchase shares through the ESPP if, immediately after the grant, that employee would own shares, or own outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of the outstanding securities of the Company or any subsidiaries. Also, no employee may purchase options for shares under the ESPP with a fair market value that exceeds $25,000 in any calendar year.

         An employee who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any employee making an initial election to participate in the ESPP, except that, in the event that the employee is an officer or Director of the Company or any subsidiary, he or she may not resume participation in the ESPP any earlier than the first day of an offering period which is more than six months after the effective date of the withdrawal.

         A participating employee may not assign, pledge or otherwise dispose of payroll deductions credited to his or her account or any rights to exercise an option or to receive shares of Common Stock under the ESPP other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

         The ESPP contains usual and customary anti-dilution provisions and provides the Board with the authority at any time to terminate or amend the ESPP. Any amendment of the ESPP that (i) materially increases the benefits to the employees participating in the ESPP, (ii) materially increases the number of securities that may be issued under the ESPP, or (iii) materially modifies the eligibility requirements for participation in the ESPP shall be subject to approval of the shareholders of the Company.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and voting at the Annual Meeting is required for approval and adoption of the Employee Stock Purchase Plan Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL.

                     PROPOSAL TO ELIMINATE CUMULATIVE VOTING
                              (ITEM 6 ON THE PROXY)

GENERAL

         The Board has determined that an amendment to the Company's Articles to provide that shareholders shall not have the right to cumulate their votes for the election of Directors is advisable and unanimously recommends to the shareholders that such an amendment be adopted. In general, the proposed amendment (the "Cumulative Voting Proposal") would result in each shareholder's being able to cast one vote per share for each open Board seat rather than cumulating his or her votes in favor of one candidate.

         The Board recommends the Cumulative Voting Proposal because it believes that such an amendment is appropriate for public companies. Moreover, the removal of cumulative voting would facilitate the voting agreements set forth in the Merger Agreement with HomeSense. Finally, the elimination of cumulative voting prevents special interest groups from electing a Director who does not serve the interests of all shareholders. Also, the Cumulative Voting Proposal could render more difficult the accomplishment of certain assumptions of control by hostile third parties and insurgents.

         Currently, the election of Directors is governed by the Company's Bylaws, which provide that the Company shall have at least three and no more than nine Directors, with the exact number to be determined by the Board of Directors, and by South Carolina statutory law, which provides that a shareholder shall have the right to cumulate his or her votes for the election of Directors unless a corporation's articles of incorporation expressly provide otherwise. Because the Directors will be directly affected by the Cumulative Voting Proposal, they may be deemed to have an interest in the outcome of such proposal.

         The Company's Articles as currently in effect do not contain any provisions with respect to the election of Directors. South Carolina statutory law provides that shareholders shall have the right to vote cumulatively unless the corporation's articles of incorporation contain an express provision stating that such rights are not permitted.

CUMULATIVE VOTING PROPOSAL

         The Board proposes that the Articles be amended by adding a new paragraph to the Articles which expressly provides that shareholders shall not have the right to cumulate their votes for the election of Directors.

CONSIDERATIONS IN SUPPORT OF THE CUMULATIVE VOTING PROPOSAL

         Very few public companies permit cumulative voting if the applicable state law and their charters permit them to eliminate it. It is believed to be particularly cumbersome for larger companies with larger numbers of shareholders. The elimination of cumulative voting will also facilitate the provisions of the voting agreement set forth in the Merger Agreement with HomeSense, insofar as parties to those voting arrangements will hold a majority of the outstanding voting shares of HomeGold. Consequently, they will control the Board of Directors, particularly if cumulative voting is removed.

         The Board believes that the elimination of cumulative voting is in the best interests of shareholders. The Board particularly notes that cumulative voting has never been invoked by any of the Company's shareholders.

OTHER CONSIDERATIONS

         Cumulative voting is viewed as a means to enable minority shareholder representation on the Board. In particular, if cumulative voting is removed, those persons who are parties to the voting agreements associated with the acquisition of HomeSense will be able to elect the entire board of directors of HomeGold. If it is eliminated, other shareholders could be prevented from placing their own candidates on the Board. However, the Board believes that the benefits associated with removal of cumulative voting outweighs the interests that future minority shareholders may have in placing their own candidates on the Board.

VOTE REQUIRED

         The adoption of the Cumulative Voting Proposal requires the affirmative vote of holders of two-thirds (2/3) of the shares of Common Stock of the Company outstanding on the Record Date. In addition, in order for the Cumulative Voting Proposal to be approved, it may not be voted against by a number of shares equal to or greater than the number of shares that would be sufficient to elect a Director if cumulatively voted at an election of the entire Board.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE CUMULATIVE VOTING PROPOSAL.

              PROPOSAL TO REDUCE THE PAR VALUE OF THE COMMON STOCK
                              (ITEM 7 ON THE PROXY)

GENERAL

         The Board has determined that the Company's Articles of Incorporation should be amended to reduce the par value of the Company's common stock from $0.05 to $0.001 (the "Par Value Proposal").

         The Par Value Proposal is being proposed to facilitate the actions being taken by the Company to preserve its NOL. As discussed above, the Company expects to adopt a rights plan, pursuant to which rights to purchase common stock will be issued. To facilitate the exercise of the rights, the Company believes that the exercise price should be as small as possible. There is some legal authority under South Carolina law to the effect that the purchase price per share of common stock cannot be less than its par value (and, accordingly, in this circumstance, the rights exercise price cannot be less than the par value). In light of this, the Company proposes to reduce the par value of the common stock to $0.001.

VOTE REQUIRED

         The adoption of the Par Value Proposal requires the affirmative vote of holders of two-thirds (2/3) of the Common Stock outstanding on the Record Date.

       THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PAR VALUE PROPOSAL.

      APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS UNDER SOUTH CAROLINA LAW

         The Cumulative Voting Proposal (Item 6), if adopted, entitles shareholders to exercise dissenters' rights under Chapter 13 of Title 33 of the South Carolina Code (as described below). No other matters to be considered at the Annual Meeting gives rise to dissenters' rights.

         Chapter 13 of Title 33 of the South Carolina Code ("Chapter 13") provides that, in the event the Cumulative Voting Proposal is approved and the Articles are so amended, each holder of the Common Stock of the Company has the right to dissent from the Cumulative Voting Proposal, to have the "fair value" of his or her shares determined by the South Carolina Court of Common Pleas located in Greenville County, South Carolina, and to receive payment of the "fair value" (calculated as of the date of filing of the amendment to the Company's Articles reflecting the Cumulative Voting Proposal) of such shares. To receive such "fair value", a holder must comply with the procedures set forth in Chapter 13. Failure to follow any of such procedures may result in a termination or waiver of appraisal rights under Chapter 13. A copy of Chapter 13 is set forth as Exhibit E to this Proxy Statement.

         Under Chapter 13, a shareholder of the Company electing to exercise dissenters' rights must both:

         (i) Give to the Company, before the taking of the vote at the Annual Meeting on the Cumulative Voting Proposal, a written notice of the shareholder's intent to demand payment for such shareholder's shares of Common Stock if the Cumulative Voting Proposal is approved. This written notice is in addition to and separate from any proxy or vote against the Cumulative Voting Proposal. Neither a vote against the Cumulative Voting Proposal nor a proxy directing such vote shall satisfy the requirement that a written notice of intent to demand payment be given to the Company before the vote on the Cumulative Voting Proposal. Such written notice of intent to demand payment should be given either in person to William E. Long, Jr., Assistant Secretary, at the Annual Meeting before the vote on the Cumulative Voting Proposal, or in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to William E. Long, Jr., 3901 Pelham Road, Greenville, SC 29615
(mail) prior to the Annual Meeting. A notice of intent to demand payment shall be deemed "given" at the earliest of the following: when received or five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage paid and correctly addressed; or on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; AND

         (ii) Not vote in favor of or consent in writing to the Cumulative Voting Proposal. A failure to vote against, so long as one does not vote in favor of or consent in writing to, the Cumulative Voting Proposal will not constitute a waiver of dissenters' rights.

         A shareholder who fails to satisfy the requirements described in clauses (i) and (ii) above shall not be entitled to payment for his or her shares of the Common Stock under Chapter 13.

         A beneficial shareholder of Common Stock may assert dissenters' rights as to shares beneficially owned by him or her only if he or she dissents with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote. With respect to shares held in nominee name, the beneficial owner of such shares may assert dissenters' rights directly by giving to the Company the required notice of intent to demand payment or indirectly by causing the nominee to give to the Company the required notice of intent to demand payment. A beneficial shareholder who directly asserts dissenters' rights to shares held on his or her behalf must notify the Company in writing of the name and address of the record holder of the shares, if known to him or her.

         If a record shareholder asserts dissenters' rights as to fewer than all the shares registered in his or her name, such nominee must notify the Company in writing of the name and address of each beneficial owner on whose behalf he or she is asserting dissenters' rights and should notify the Company of the number of shares held of record by such nominee as to which the assertion of dissenters' rights applies. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person.

         No later than 10 days after the filing of the amendment to the Articles which effects the Cumulative Voting Proposal, the Company is required to, and will, send a notice to each shareholder of the Company who has satisfied the foregoing conditions. The notice shall (i) state where the payment demand (described below) must be sent and where certificates for shares must be deposited, (ii) supply a form for demanding payment that includes the date of the first announcement of the terms of the Cumulative Voting Proposal, and that requires that the person asserting dissenters' rights certify whether or not he or she, or, if he or she is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder, acquired beneficial ownership of the shares before that date, (iii) set a date by which the Company must receive the payment demand, which date shall not be fewer than 30 nor more than 60 days after the date of sending of such notice and set a date by which certificates for shares must be deposited, which date shall not be earlier than 20 days after the demand date, and (iv) be accompanied by a copy of Chapter 13.

         In order to continue to pursue dissenters' rights, a shareholder who receives such notice must demand payment, certify whether he or she (or the beneficial shareholder on whose behalf he or she is asserting dissenters' rights) acquired beneficial ownership of the shares before the date of the first announcement of the terms of the Cumulative Voting Proposal, and deposit his or her certificates representing shares of Common Stock in accordance with the terms of the notice. A shareholder who does not comply substantially with the requirements that he or she demand payment and deposit his or her certificates representing shares of Common Stock where required, each by the date set in the dissenters' notice, will not be entitled to payment for his or her shares under Chapter 13.

         Except as hereinafter described, upon receipt by the Company of a payment demand, the Company shall pay each dissenter who has substantially complied with the foregoing requirements the amount which the Company estimates is the fair value of the dissenters' shares of Common Stock, plus accrued interest. The payment shall be accompanied by: (a) certain financial information with respect to the Company, (b) a statement of the Company's estimate of the fair value of the shares and an explanation of how the fair value was calculated, (c) an explanation of how the interest amount was calculated, (d) a statement of the dissenter's right under Chapter 13 to demand additional payment, and (e) a copy of Chapter 13. Instead of making such payment, the Company may offer to make such payment to, but not make payment until acceptance of the offer by, a dissenter as to any shares of which he or she (or the beneficial owner on whose behalf he or she is asserting dissenters' rights) was not the beneficial owner on the date of the first announcement of the Cumulative Voting Proposal unless the beneficial ownership of the shares devolved upon him or her by operation of law from a person who was the beneficial owner on the date of the first announcement.

         Within 30 days after the Company has made or offered payment for the dissenters' shares, the dissenter may notify the Company in writing of his or her own estimate of the fair value of his or her shares of Common Stock and amount of interest due and demand payment of his or her estimate (less any payment previously made by the Company) or reject the Company's offer and demand payment of the fair value of his or her shares and interest due. The dissenter may make such notification if (i) the dissenter believes that the amount paid or offered to be paid is less than the fair value of his or her shares or that the interest due is calculated incorrectly; (ii) the Company fails to make or offer to make the payment described above within 60 days after the date set for demanding payment; or (iii) the Company fails to implement the Cumulative Voting Proposal and does not return the deposited certificates within 60 days after the date set for demanding payment. A dissenter waives his or her right to demand any such additional payment unless he or she notifies the Company of his or her demand within 30 days after the Company has made or offered to make payment for his or her shares.

         Within 60 days after receiving the demand for additional payment, if the demand remains unsettled, the Company shall commence a proceeding in the South Carolina Court of Common Pleas in Greenville County, South Carolina seeking a determination by the court of the fair value of the shares of Common Stock and accrued interest. If the Company does not commence the proceeding within such 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. All dissenters whose demands remain unsettled shall be parties to such action. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the Company.

         In any judicial appraisal proceeding, the court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the Company, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding additional payment for their shares. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) against the Company and in favor of any or all dissenters if the court finds the Company did not comply substantially with the operative provisions of Chapter 13, or (2) against either the Company or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 13. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         The Company cannot make any representation as to the outcome of any determination of fair value made by the South Carolina Court of Common Pleas. Shareholders should recognize that such an appraisal could result in a determination of a lower, higher or equivalent value as compared to the market value of the Common Stock.

         Chapter 13 provides that the fair value of a dissenter's shares shall be the value of the shares of Common Stock immediately before the filing of the amendment to the Company's Articles reflecting the Cumulative Voting Proposal, excluding any appreciation or depreciation because of the adoption of the Cumulative Voting Proposal, unless such exclusion would be inequitable. Chapter 13 states that the value of the shares is to be determined by techniques that are accepted generally in the financial community.

         Until payment of the fair value of his or her shares under Chapter 13, any shareholder of the Company who has duly demanded payment and deposited his or her certificates representing shares of Common Stock retains all other rights of a shareholder. The foregoing is a summary of the rights of shareholders seeking appraisal under South Carolina law, does not purport to be a complete statement thereof, and is qualified in its entirety by reference to the applicable statutory provisions of Chapter 13.

FORWARD-LOOKING INFORMATION

         From time to time, the Company makes oral and written statements that may constitute "forward-looking statements" (rather than historical facts) as defined in the Private Securities Litigation Reform Act of 1995 (the "Act") or by the SEC in its rules, regulations and releases, including Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company desires to take advantage of the "safe harbor" provisions in the Act for forward-looking statements made from time to time, including, but not limited to, the forward-looking statements made in this Proxy Statement, as well as those made in other filings with the SEC, its Annual Report to Shareholders, and other financial discussion and analysis by management that reflect projections or future financial or economic performance of the Company. Such forward-looking statements are based on management's current plans and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In the preparation of this Proxy Statement, where such forward-looking statements appear, the Company has sought to accompany such statements with meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those described in the forward-looking statements. Such factors include, but are not limited to: lower origination volume due to market conditions, inability to achieve desired efficiency levels, higher losses due to economic downturn or lower real estate values, loss of key employees, adverse consequences of changes in interest rate environment, deterioration of creditworthiness of borrowers and risk of default, general economic conditions in the Company's markets, including inflation, recession, interest rates and other economic factors, loss of funding sources, loss of ability to sell loans, general lending risks, impact of competition, regulation of lending activities, changes in the regulatory environment, lower than anticipated premiums on loan sales, lower than anticipated origination fees, adverse impact of lawsuits, faster than anticipated prepayments on loans, losses due to breach of representation or warranties under previous agreements, and other detrimental developments.

         The preceding list of risks and uncertainties, however, is not intended to be exhaustive, and should be read in conjunction with other cautionary statements made herein, including, but not limited to, risks identified from time to time in the Company's SEC reports, registration statements and public announcements.


                                  ANNUAL REPORT

         THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1999 (THE "ANNUAL REPORT") IS BEING MAILED WITH THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED FROM THE COMPANY. IN ADDITION, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF FEBRUARY 28, 2000, WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10K FOR THE YEAR ENDED DECEMBER 31, 1999 (WITHOUT EXHIBITS). ANY SUCH REQUEST SHOULD BE DIRECTED TO THE COMPANY, 3901 PELHAM ROAD, GREENVILLE, SOUTH CAROLINA 29615, ATTENTION: KEVIN J. MAST, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER.


                                    AUDITORS

         The Board of Directors has appointed the accounting firm of Elliott, Davis & Company L.L.P. ("Elliott Davis") as independent auditors for the Company's 2000 fiscal year. Representatives of Elliott Davis are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         On September 25, 1998, the Company determined to dismiss KPMG Peat Marwick, LLP ("KPMG") and to engage Elliot Davis as the Company's independent auditors for the 1998 and 1999 fiscal years. KPMG had served as the Company's principal accountants since 1996. The change in auditors resulted from the Company's decision that Elliott Davis would better serve the Company's auditing needs in terms of service level and cost. The Audit Committee of the Board and the Board approved the change of accounting firms.

         In connection with KPMG's audit completed for the fiscal year ending December 31, 1997, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the auditors, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Moreover, KPMG's report as principal auditor of the financial statements of the Company for such period did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Company filed a Current Report on Form 8-K dated September 25, 1998, with the Commission on September 30, 1998, regarding the change in the Company's independent auditors and containing KPMG's statement regarding the Company's explanation of the change. (File No. 000-08909).


                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         If you would like to have a proposal considered at the Company's 2001 annual shareholder's meeting (the "2001 Meeting") and you would like your proposal included in the Company's 2001 proxy statement and proxy card (the "2001 Proxy Materials"), your proposal must be in writing, and the Company must receive your proposal at its principal offices no later than December 16, 2000. You should send your proposal to the Company's Secretary at: HomeGold Financial, Inc., 3901 Pelham Road, Greenville, South Carolina 29615. Even if you timely submit your proposal, the Company may exclude it from the 2001 Proxy Materials if it does not comply with rules and regulations of the U.S. Securities and Exchange Commission pertaining to shareholder proposals.

         The Bylaws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the Bylaws require that a shareholder's notice be delivered to the principal executive offices of the Company during the period of time from the 30th day to the 60th day prior to the annual meeting of shareholders at which directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of the Board of Directors. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to the Company's Secretary (at the address indicated above). To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between the 60th and 90th days prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such shareholder notice must be so delivered between the 60th and 90th days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by the Company. A copy of the Bylaws is available upon request to the Secretary of the Company at the address indicated above.


                                  OTHER MATTERS

         The Board does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                                            By Order of the Board of Directors,



                                            C. Thomas Wyche, Secretary

Dated:  March 27, 2000

                                                                       EXHIBIT A




                            HOMESENSE FINANCIAL CORP.

                               (FORMERLY KNOWN AS

                         EQUITABLE MORTGAGE CORPORATION

                           OF COLUMBIA) AND AFFILIATES

                     REPORT ON COMBINED FINANCIAL STATEMENTS

                            HOMESENSE FINANCIAL CORP.
         (FORMERLY KNOWN AS EQUITABLE MORTGAGE CORPORATION OF COLUMBIA)
                                 AND AFFILIATES
                     REPORT ON COMBINED FINANCIAL STATEMENTS




                                    CONTENTS


Independent Auditors' Report .............................................................................2

Audited Combined Financial Statements
         Combined Balance Sheets..........................................................................3
         Combined Statements of Operations................................................................4
         Combined Statements of Changes in Shareholders' Equity...........................................5
         Combined Statements of Cash Flows................................................................6
         Notes to Combined Financial Statements ..........................................................7


                          INDEPENDENT AUDITORS' REPORT



Shareholders and Board of Directors
HOMESENSE FINANCIAL CORP.
(FORMERLY KNOWN AS EQUITABLE MORTGAGE CORPORATION OF COLUMBIA) AND AFFILIATES Columbia, South Carolina


            We have audited the accompanying combined balance sheets of HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE CORPORATION OF COLUMBIA) AND AFFILIATES as of March 31, 1999 and 1998, and the related combined statements of operations, changes in shareholders' equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits. The combined financial statements of HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE CORPORATION OF COLUMBIA) AND AFFILIATES for the year ended March 31, 1997 were audited by other auditors whose report dated May 15, 1997, expressed an unqualified opinion on those statements.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of HOMESENSE FINANCIAL CORPORATION (FORMERLY KNOWN AS EQUITABLE MORTGAGE CORPORATION OF COLUMBIA) AND AFFILIATES as of March 31, 1999 and 1998 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




J. W. Hunt and Company, LLP
Columbia, South Carolina


June 29, 1999

      HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                   CORPORATION OF COLUMBIA) AND AFFILIATES
                             COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                              DECEMBER 31,                     MARCH 31,
                                                             ----------------     -------------------------------------
                                                                  1999                 1999                 1998
                                                             ----------------     ----------------    -----------------
                           ASSETS                              (unaudited)
                           ------

  Cash                                                       $         1,224      $         1,019      $         2,228
  Certificates of deposit                                              1,000                2,484                1,801
  Loans held for sale                                                 42,812               19,237               11,679
  Allowance for possible credit losses on loans sold                    (270)                 (70)                 (75)
  Foreclosed loans                                                        --                  202                  388
  Prepaid expenses and other assets                                      519                  331                  408
  Amounts due from affiliate                                              64                  593                  445
  Loans to shareholders                                                1,680                1,998                1,312
  Property and equipment, net                                          4,931                4,668                1,310
                                                             ----------------     ----------------    -----------------
  TOTAL ASSETS                                               $        51,960      $        30,462      $        19,496
                                                             ================     ================    =================

            LIABILITIES AND SHAREHOLDERS' EQUITY
           --------------------------------------

  Liabilities:
  Warehouse financing                                        $        42,709      $        18,418      $        10,722
  Operating line of credit                                             2,434                5,452                1,017
  Notes payable                                                        2,469                1,672                   --
  Capital lease obligations                                              951                  536                  321
  Accounts payable                                                       542                1,382                  747
  Accrued expenses                                                     1,156                  232                  622
  Accrued interest payable                                                --                   28                   48
  Due to investors                                                        --                   77                  344
                                                              ---------------      ---------------     ----------------
     Total liabilities                                                50,261               27,797               13,821
                                                              ---------------      ---------------     ----------------

  Shareholders' equity:
  Common stock                                                            38                   37                   37
  Additional paid-in capital                                           1,780                2,180                  860
  Retained earnings (accumulated deficit)                               (628)               (225)                4,195
  Minority interests in affiliates                                       509                  673                  583
                                                              ---------------      ---------------     ----------------
     Total shareholders' equity                                        1,699                2,665                5,675
                                                              ---------------      ---------------     ----------------


  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $        51,960      $        30,462      $        19,496
                                                              ===============      ===============     ================


SEE NOTES TO COMBINED FINANCIAL STATEMENTS, WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

         HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                     CORPORATION OF COLUMBIA) AND AFFILIATES
                        COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)



                                                          FOR THE NINE MONTHS ENDED
                                                                 DECEMBER 31,                     FOR THE YEARS ENDED MARCH 31,
                                                        -------------------------------    -----------------------------------------
                                                            1999              1998             1999            1998            1997
                                                        --------------    -------------    -------------    ------------    --------
                                                                 (unaudited)
REVENUES:
Gains from origination and sale of mortgage loans,
   net of costs                                         $      19,313     $     18,904      $    23,288     $    19,695    $   9,302
Interest income on investments                                     40              141              212              69           15
Other                                                              --               --               --              28            2
                                                           ----------       ----------        ---------       ---------      -------
     Total revenues                                            19,353           19,045           23,500          19,792        9,319

EXPENSES:
Salaries and employee benefits                                 11,510            7,765           10,614           8,067        2,620
Advertising and promotion                                       2,273            4,695            5,669           3,506        1,059
Interest and bank fees                                          1,629              262              873           1,054           80
Data processing and telecommunications                            708              772              996             894          250
Occupancy                                                       1,247            1,030            1,243             867          272
Depreciation and amortization                                     436              383              492             274          126
Provision for possible credit losses                              200               --               --              75           --
Other general and administrative                                1,528            2,186            1,874           1,447        2,640
                                                           ----------       ----------        ---------       ---------      -------
     Total expenses                                            19,531           17,093           21,761          16,184        7,047

                                                           ----------       ----------        ---------       ---------       ------
Income (loss) from operations                                    (178)           1,952            1,739           3,608        2,272

Settlement of litigation                                           --           (1,462)          (1,462)             --           --

                                                           ----------       ----------        ---------       ---------       ------
Net income before minority interest in net income
   of affiliates                                                 (178)             490              277           3,608        2,272
                                                           ----------       ----------        ---------       ---------       ------

Minority interest in net income of affiliates                    (225)            (510)            (502)           (172)          --

                                                                  --               ---              --             --
                                                         ------------       ----------        ---------       ---------       ------
       NET INCOME (LOSS)                                 $       (403)    $        (20)     $      (225)    $     3,436    $   2,272
                                                          ===========       ==========        =========      ==========       ======

--------------------------------------------------------------------------------
SEE NOTES TO COMBINED FINANCIAL STATEMENTS, WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

         HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                     CORPORATION OF COLUMBIA) AND AFFILIATES
             COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED MARCH 31, 1999, 1998, AND 1997 AND FOR THE NINE MONTHS ENDED
                                DECEMBER 31, 1999
                                 (IN THOUSANDS)



                                                                                          Retained Earnings
                                                                            Additional      (Accumulated
                                                 Minority     Common         Paid-In          Deficit)
                                                 Interest       Stock        Capital                            Total
                                                ------------  -----------  -------------  -----------------  -------------

Balance at March 31, 1996                       $      --     $      8     $       17      $         886     $      911

Issuance of additional shares                          --           17             --                 --             17

Contributions to capital                               --           --            767                 --            767

Distribution to shareholders                           --           --             --               (767)          (767)

Net income                                             --           --             --              2,272          2,272

                                                ------------  -----------  -------------  -----------------  -------------
Balance at March 31, 1997                       $      --     $     25     $      784      $       2,391     $    3,200

Issuance of additional shares                           3           12             --                 --             15

Contributions to capital                              555           --             76                 --            631

Distribution to shareholders                         (147)          --             --             (1,632)        (1,779)

Net income                                            172           --             --              3,436          3,608

                                                ------------  -----------  -------------  -----------------  -------------
Balance at March 31, 1998                       $     583     $     37     $      860      $       4,195     $    5,675

Exercise of stock options                              70           --             --                 --             70

Contributions of capital                               --           --          1,349                 --          1,349

Distributions to shareholders                        (482)          --            (29)            (4,195)        (4,706)

Net income (loss)                                     502           --             --               (225)           277

                                                ------------  -----------  -------------  -----------------  -------------
Balance at March 31, 1999                       $     673     $     37     $    2,180      $        (225)    $    2,665

Exercise of stock options (Unaudited)                  --            1             --                 --              1

Contributions of capital (Unaudited)                   --           --          2,048                 --          2,048

Distributions to stockholders (Unaudited)            (389)          --         (2,448)                --         (2,837)

Net income (loss) (Unaudited)                         225           --             --               (403)          (178)

                                                ------------  -----------  -------------  -----------------  -------------
BALANCE AS OF DECEMBER 31, 1999 (UNAUDITED)     $     509     $     38     $    1,780      $        (628)    $    1,699
                                                ============  ===========  =============  =================  =============



SEE NOTES TO COMBINED FINANCIAL STATEMENTS, WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.
                                       5

         HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                     CORPORATION OF COLUMBIA) AND AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)



                                                        FOR THE NINE MONTHS ENDED
                                                                DECEMBER 31,                        FOR THE YEARS ENDED MARCH 31,
                                                       --------------------------------    -----------------------------------------
                                                           1999                1998            1999             1998         1997
                                                       -------------     --------------    --------------   -------------  ---------
  OPERATING ACTIVITIES:                                          (Unaudited)
                                                                 -----------
     Net income (loss)                                 $      (403)    $       (20)    $      (225)    $     3,436      $     2,272
     Adjustments to reconcile net income (loss) to net
       cash used in operating activities:
         Minority interest in net income (loss) of             225             510            (502)            172               --
          affiliates
         Provision for possible credit losses                  200              --              --              75               --
         Gain on sales of loans                            (10,347)        (13,032)        (15,175)         (3,978)              --
         Loans originated                                 (316,347)       (214,322)       (279,407)       (188,095)          77,200
         Proceeds from sale of loans                       302,806         211,493         291,770         184,186          (81,623)
         Other                                                 145             460             492             273              126


         Changes in operating assets and liabilities:
             Foreclosed loans                                  202             115             186             (44)              --
             Amount due from affiliate                         529              42            (148)           (168)            (277)
             Prepaids and other assets                         (19)           (110)             77            (231)             (28)
             Accounts payable and other liabilities            124             297             (41)          1,054              162
             Income taxes payable                               --              --              --              --             (210)
                                                       -----------     -----------     -----------     -----------    ------------
             Net cash used in operating activities         (22,885)        (14,567)         (2,973)    $    (3,320)     $    (2,378)
                                                       -----------     -----------     -----------     -----------     ------------

INVESTING ACTIVITIES:
     (Purchase) Maturity of certificates of deposit          1,484            (622)    $      (683)    $    (1,500)     $      (268)
     Purchase of property and equipment, net of               (575)         (3,576)         (3,466)           (470)            (247)
        disposals
     Proceeds from sale of property and equipment              167              55              --              --              133
    Net (increase) decrease in amounts due from
        shareholder                                            318          (1,083)             --              --             (496)
                                                       -----------     -----------     -----------     -----------     ------------
             Net cash used in investing activities           1,394          (5,226)         (4,149)         (1,970)            (878)
                                                       -----------     -----------     -----------     -----------     ------------

FINANCING ACTIVITIES:
     Borrowings on warehouse financing, net                 24,291          15,227           3,948           6,876            3,845
     Borrowings on operating line of credit, net            (3,011)          2,787           4,435             997              425
     Repayments on capital lease obligations                   (11)            (63)           (169)            (88)              --
     Proceeds from notes payable                             2,562           5,021           1,724              50               --
     Repayments of notes payable                            (1,346)         (2,701)            (51)           (613)            (360)
     Proceeds from exercise of stock options and
             contributions of capital                        2,049           1,041           1,419             646               17
     Distributions and loans to shareholders                (2,838)         (3,725)         (5,393)         (1,760)              --
                                                       -----------     -----------     -----------     -----------     ------------
     Net cash provided by financing activities              21,696          17,587           5,913           6,108            3,927
                                                       -----------     -----------     -----------     -----------     ------------

     Net increase (decrease) in cash                           205          (2,206)         (1,209)            818              671

CASH AT BEGINNING OF PERIOD                                  1,019           2,228           2,228           1,410              739
                                                       -----------     -----------     -----------     -----------     ------------
CASH AT END OF PERIOD                                        1,224              22           1,019           2,228            1,410
                                                       ===========     ===========     ===========     ===========     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period for interest          $     3,777     $     1,754     $       859     $       978     $         --
                                                       ===========     ===========     ===========     ===========     ============

SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING AND FINANCING ACTIVITY:
     Foreclosed loans and amounts due to investors              --              --              --             344               --
    Equipment and furniture acquired under capital
         lease obligations                                     110              --             384             410               --




SEE NOTES TO COMBINED FINANCIAL STATEMENTS, WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

         HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                     CORPORATION OF COLUMBIA) AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1.  DESCRIPTION OF ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF ENTITY

HomeSense Financial Corporation (Formerly Known as Equitable Mortgage Corporation of Columbia) and Affiliates ("the Company") is a specialized mortgage company that originates and sells mortgage loans. The Company's principal loan product is a debt consolidation loan, generally collateralized by a first lien on real property. The Company's business may be affected by many factors, including real estate values, the level of and fluctuations in interest rates, changes in competition and continued access to short and long-term sources of financing.

In January 1999, the Company commenced operations of its "Direct Retail Branch Network" to compliment the Company's central call center and to generate additional loan volume. Management believes the Direct Retail Branch Network will generate loan volume through centrally provided telemarketing leads and direct referrals from competitors, banks, collection agencies, merchants and prior customers. The focus of the Direct Retail Branch Network is to provide quality loan volume in new market areas at reduced per loan marketing costs. Management anticipates that the successful operations of the branch network will help diversify the Company's loan pools, expand the potential customer base, gain exposure to new investors and enhance profitability. The Direct Retail Branch Network was generating loan volume in the Atlanta, Tampa, Charlotte and Connecticut metropolitan areas as of March 31, 1999. Expansion plans call for branches in Cleveland and Columbus, Ohio and Birmingham.

         HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                     CORPORATION OF COLUMBIA) AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1. DESCRIPTION OF ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DESCRIPTION OF ENTITY (CONTINUED)

The accompanying combined financial statements include the accounts of the following companies, each privately wholly-owned by the Company's founder, except for EMMCO, The Mortgage Service Station, Inc. and Doc-Write, Inc., which are principally owned by the founder.


                                                                             COMMON STOCK          SHARES ISSUED AND
                                                                              AUTHORIZED              OUTSTANDING
                              COMPANY
---------------------------------------------------------------------    ---------------------    --------------------

HomeSense Financial Corporation of Alabama                                          1,000                   1,000
HomeSense Financial Corporation of Asheville                                        1,000                   1,000
HomeSense Financial Corporation of Baton Rouge                                      1,000                   1,000
HomeSense Financial Corporation of Charleston                                     100,000                   1,000
HomeSense Financial Corporation of Charlotte                                      100,000                   1,000
HomeSense Financial Corporation of Cleveland                                        1,000                   1,000
HomeSense Financial Corporation of Columbia                                         1,000                   1,000
HomeSense Financial Corporation of Illinois                                         1,000                   1,000
HomeSense Financial Corporation of Indiana                                          1,000                   1,000
HomeSense Financial Corporation of Jackson                                          1,000                   1,000
HomeSense Financial Corporation of Little Rock                                      1,000                   1,000
HomeSense Financial Corporation of Maine                                            1,000                   1,000
HomeSense Financial Corporation of Memphis                                          1,000                   1,000
HomeSense Financial Corporation of Missouri                                         1,000                   1,000
HomeSense Financial Corporation of New Jersey                                       1,000                   1,000
HomeSense Financial Corporation of New York                                         1,000                   1,000
HomeSense Financial Corporation of Orlando                                          1,000                   1,000
HomeSense Financial Corporation of Pennsylvania                                     1,000                   1,000
HomeSense Financial Corporation of Savannah                                         1,000                   1,000
HomeSense Financial Corporation of Texas                                            1,000                   1,000
HomeSense Financial Corporation of Virginia                                         1,000                   1,000
HomeSense Financial Corporation of West Virginia                                    1,000                   1,000
HomeSense Financial Corporation II                                                 10,000                   1,000
HomeSense Financial Management Corporation                                        100,000                   1,000
Columbia Media Corporation                                                        100,000                   1,000
HomeSense Financial Loan Center Corporation                                         1,000                   1,000
Mortgage Avenue Corporation                                                         1,000                       1
Doc-Write, Inc.                                                                     1,000                   1,000
EMC Training Corporation                                                            1,000                   1,000
EMC Underwriting Corporation                                                        1,000                   1,000
EMC Holding Corporation                                                             1,000                   1,000
EMMCO, The Mortgage Service Station, Inc.                                       1,000,000                  10,000
EMMCO, The Mortgage Service Station of Texas, Inc.                              1,000,000                       1
EMMCO, The Mortgage Service Station of Alabama, Inc.                                1,000                       1


All significant intercompany balances and transactions have been eliminated in combination.

For financial statement purposes, the Company uses a fiscal year ending March
31. For income tax purposes, the Company uses a calendar year-end.

         HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                     CORPORATION OF COLUMBIA) AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1. DESCRIPTION OF ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Gain on sale of loans is recognized upon delivery and acceptance of loans by whole-loan investors. Gains from sales of whole-loans are calculated based upon the differences between the net sales proceeds and the net carrying amount of the loans sold. Loan origination costs are expensed as incurred. Since loan origination fees approximate the direct costs of origination and acquisition, and since loans are sold to permanent investors within a relatively short period of time after origination, immediate recognition of origination fees and costs does not materially differ from using a deferral method.

Interest income on mortgage loans is credited to income when earned.

MORTGAGE LOANS HELD-FOR-SALE

Mortgage loans held-for-sale are stated at the lower cost or market value determined on an aggregate portfolio basis. Market value is determined by outstanding commitments from investors. The carrying amount of mortgage loans held-for-sale is a reasonable estimate of fair value based on current pricing of whole-loan transactions. Any differences between the carrying amount and the amount received on sale are credited or charged to operations at the time the proceeds are collected.

Mortgage loans held-for-sale are generally sold during the subsequent quarter.

ALLOWANCE FOR POSSIBLE CREDIT LOSSES ON LOANS SOLD

The Company provides for estimated credit losses on loans sold by establishing an allowance for losses through a charge to earnings. Actual losses reduce, and subsequent recoveries increase the allowance. Management's periodic evaluation of the allowance for credit losses on loans sold is based upon an analysis of the historical loss experience, economic conditions and trends, collateral value and other relevant factors.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed generally using a straight-line method based on estimated useful lives as follows:

                                                                                  USEFUL LIVES
                                                                            -------------------------
          Building and improvements                                               7 - 25 years
          Furniture, fixtures, equipment and vehicles                             3 - 10 years

Equipment and furniture under capital lease obligations are amortized on the straight-line method over the shorter period of the lease term or the estimated useful life of the equipment.

         HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                     CORPORATION OF COLUMBIA) AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1. DESCRIPTION OF ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company elected to be taxed as an "S" Corporation, effective January 1, 1996. Accordingly, taxes are imposed directly on the Company's stockholders and the combined statement of income (loss) does not reflect a provision for income taxes. Management does not anticipate any future income tax obligations arising from the Company's previous "C" Corporation status.

CONCENTRATIONS OF CREDIT RISKS

The Company originates mortgage loans for individuals primarily in the Southeastern United States. Origination fee revenues are not materially dependent on a single individual or small group of individuals. The Company performs ongoing credit evaluations of its customers.

The Company monitors concentrations of credit risk associated with business conducted with financial institutions and other secondary market investors and minimizes credit risks by avoiding a concentration with any single financial institution or investor (see Note 4 concerning warehouse financing and operating lines-of-credit).

At March 31, 1999, the Company had approximately $922,000 of cash on deposit in banks in excess of federally insured limits.

ADVERTISING AND PROMOTIONAL EXPENSES

Advertising and promotional expenses are generally expensed as incurred. For the unaudited December 31, 1999 Financial Statements, the Company has capitalized one month of direct mail cost.

NOTE 2.  PROPERTY AND EQUIPMENT

At March 31, 1999, property and equipment consisted of the following:

                                                                                     March 31,
                                                                       ---------------------------------------
                                                                                1999                 1998
                                                                           -------------        -------------
                                                                                     (In thousands)

        Land                                                             $           540      $            --
        Building and land improvements                                             2,456                   22
        Equipment                                                                  1,534                1,202
        Furniture and fixtures                                                       609                  336
        Vehicles                                                                     431                  359
                                                                            -------------       ------------
             Total                                                                 5,570                1,919
        Less accumulated depreciation and amortization                              (902)                (609)
                                                                             -------------      -------------
             Property and equipment, net                                 $         4,668      $         1,310
                                                                             =============      =============

Depreciation and amortization expense totaled approximately $492,000 in fiscal 1999, $274,000 in fiscal 1998, and $126,000 in fiscal 1997.

         HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                     CORPORATION OF COLUMBIA) AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3.  NOTES PAYABLE

Notes payable consisted of the following at March 31, 1999:



Note payable due in monthly payments of principal and bearing interest at the prime rate minus one fourth percent
   (7.5% at March 31, 1999); matures June 2003; collateralized by
   the Company's main office facility                                   $      1,649,000

Note payable due in monthly installments of $1,076 and bearing
   interest at eight percent, collateralized by a vehicle                         23,800
                                                                        ----------------

     Total notes payable                                                $      1,672,800
                                                                        ================

The Company had no notes payable at March 31, 1998.

Scheduled principal repayments on notes payable are as follows:

                    YEAR ENDED MARCH 31,
              --------------------------------

                           2000                           $        79,426
                           2001                                    80,374
                           2002                                    68,000
                           2003                                    68,000
                           2004                                 1,377,000
                                                             -------------
                           Total                          $     1,672,800
                                                             =============

NOTE 4.  WAREHOUSE FINANCING AND OPERATING LINES OF CREDIT

Warehouse financing at March 31, 1999, consisted of the following:

                                                                                       OUTSTANDING              FACILITY
                                                                  AMOUNT OF             BALANCE AT             EXPIRATION
LENDERS AND INTEREST RATE                                         FACILITY            MARCH  31, 1999             DATE
                                                               ----------------    --------------------    -----------------

Union Planters Bank, Prime +1/2%                                $    20,000,000     $         9,077,603            June 1999

First Tennessee Bank, Prime +1/2%                                    20,000,000               5,592,142            July 1999

Loans closed but unfunded                                                   --               3,747,729
                                                                ---------------     -------------------

       Total                                                   $    40,000,000     $        18,417,474
                                                                ===============     ==================


The warehouse lines of credit are collateralized by the underlying mortgages and are guaranteed by the Company's founder. Prime at March 31, 1999 was 7.75%.

         HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                     CORPORATION OF COLUMBIA) AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4.  WAREHOUSE FINANCING AND OPERATING LINES OF CREDIT (CONTINUED)

At March 31, 1999, the Company had a $3,925,000 operating line of credit with a bank, expiring November 1999. The total amount borrowed under the line of credit agreement at March 31, 1999, was $3,923,000, with interest at prime (7.75% at March 31, 1999) less .75%; interest payable monthly; principal due November 1999. The line is collateralized by certain of the Company's property and equipment, certificates of deposit totaling $2,484,000, and is guaranteed up to $500,000 by the Company's founder.

At March 31, 1999, the Company had a $1,500,000 operating line of credit with a bank, expiring September 1999. The total amount borrowed under the line of credit agreement at March 31, 1999, was $1,500,000, with interest at prime (7.75% at March 31, 1999); interest payable quarterly; principal due September 1999. The line is collateralized by a $1,000,000 certificate of deposit held by the Company's founder, and is guaranteed up to $500,000 by the Company's founder.

At March 31, 1999, the Company had a $35,000 operating line of credit with a bank, expiring November 1999. The total amount borrowed under the line of credit agreement at March 31, 1999, was $29,000, with interest at 14.25%.

The financing agreements include various financial covenants, including: the maintenance of minimum net worth amounts and ratios of debt to net worth (as defined). The Company was not in compliance with the covenants; however, the Company was granted waivers for these loan covenant violations.

NOTE 5. CAPITAL LEASE OBLIGATIONS

A summary of capital lease obligations at March 31, 1999, is as follows:

                                                                                       (In thousands)
Capital lease obligations, at varying rates of interest of approximately 16%, collateralized by leased equipment and furniture with a cost of approximately $801,000 and accumulated depreciation of approximately
   $192,000 at March 31, 1999                                                        $              536
                                                                                     ==================



Scheduled principal repayments on capital lease obligations are as follows:

                            YEAR ENDED                       CAPITAL LEASE
                             MARCH 31,                        OBLIGATIONS
                   ------------------------------         ---------------------
                                                             (In thousands)
                               2000                        $         281
                               2001                                  234
                               2002                                  121
                               2003                                   10
                                                           --------------------
                                                                     646
                   Less amount representing
                      interest on capital lease
                      obligations                                   (110)
                                                           --------------------

                               Total                                 536
                                                           ====================

         HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                     CORPORATION OF COLUMBIA) AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6. STOCK OPTIONS

During fiscal 1998, certain employees were granted options to purchase common shares of EMMCO, The Mortgage Service Station, Inc. Shares granted and exercisable totaled 1,350 shares; 500 of the shares were exercisable at $.002 per share, while 850 shares were exercisable at $200 per share. Prior to the expiration of all stock options in September 1998, 350 shares were exercised at $200 per share; all others expired.

NOTE 7.  401(K) PLAN

The Company adopted a 401(k) plan in fiscal 1998. The plan covers all employees who are at least 21 years of age with one or more years of service. The Company's contribution is discretionary and no such contributions were made during fiscal 1999 and 1998.

NOTE 8.  RELATED PARTY TRANSACTIONS

Amounts due from affiliate, Sunset Real Estate ("SRE") (owned by the Company's founder), primarily represent advances to meet the operating needs of SRE.

The Company leased office space from SRE. Rental expense paid to SRE totaled approximately $81,000, $112,000 and $53,000 in fiscal years 1999, 1998 and 1997, respectively.

During the year ended March 31, 1998 SRE assumed two notes due banks totaling approximately $1,469,000. One of the notes totaling approximately $725,000 as of March 31, 1998, matures August 2002, while the other note matures November 2002. These notes are collateralized by the Company's fixed assets, certificates of deposit of the Company and its founder, assignments of rents and leases and the guarantee of the Company's founder.


NOTE 9.  OPERATING LEASES

The Company has entered into non-cancelable operating leases covering office facilities, equipment and vehicles expiring at various dates through 2003. Certain of the lease agreements provide for minimum annual rentals with provisions to increase the rent to cover increases in expenses of the lessor. Rent expense under these lease agreements totaled approximately $484,000 and $358,000, respectively, for the years ended March 31, 1999 and 1998. The future minimum annual rental commitments under non-cancelable operating lease agreements having a remaining term in excess of one year at March 31, 1999, were as follows:

                            YEAR ENDED
                             MARCH 31,                       (In thousands)
                   ------------------------------         ---------------------

                               2000                        $         466
                               2001                                  247
                               2002                                   88
                               2003                                    4
                                                           --------------------

                               Total                       $         805
                                                           ====================

NOTE 10.  COMMITMENTS

The Company is engaged in various litigation in the normal course of business. Management believes that the Company's exposure to loss resulting from unfavorable decisions in such litigation is not probable or material. Therefore, no provision for loss has been recorded in the combined financial statements.

NOTE 11.  LITIGATION EXPENSE

The Company settled two civil lawsuits in fiscal 1999 totaling $1,462,000. While management believed the Company would have prevailed on the merits, the lawsuits were settled to curtail further legal expenses, diversion of personnel resources and uncertainty involved in litigation.

         HOMESENSE FINANCIAL CORP. (FORMERLY KNOWN AS EQUITABLE MORTGAGE
                     CORPORATION OF COLUMBIA) AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12.  OFF-BALANCE SHEET ACTIVITIES

The Company utilizes agreements with financial institutions and other secondary market investors to sell designated pools of whole loans with limited recourse. The Company monitors its exposure associated with these agreements and records an allowance for possible credit losses on loans sold (see Note 1) to address this potential exposure.

The Company had commitments to originate loans totaling approximately $7,615,000 and $3,558,000 at March 31, 1999 and 1998, respectively.

                                                                       EXHIBIT B
                              [LOGO APPEARS HERE]
February 29, 2000


Board of Directors
HomeGold Financial Inc.
3901 Pelham Road
Greenville, SC  29615

Members of the Board:

         We understand that HomeGold Financial, Inc. ("HomeGold" or the "Company") is contemplating a transaction whereby HomeSense Financial Corporation and each of its affiliated corporations ("HomeSense" or the "HomeSense Group") will be merged with and into HomeGold (the "Transaction") pursuant to the terms of a Reorganization Agreement dated as of February 29, 2000 (the "Merger Agreement"). In the Transaction, the holders of the capital stock of HomeSense will receive, in exchange for all of the outstanding shares of HomeSense capital stock, 6,780,944 shares of HomeGold Common Stock and 11,000,000 shares of HomeGold Preferred Stock having the rights and preferences set forth in the Merger Agreement (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

         You have requested our opinion as to whether the Consideration offered by HomeGold to the HomeSense Group pursuant to the Merger Agreement is fair to the holders of HomeGold Common Stock (the "Holders"), from a financial point of view.

         In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have, among other things:

         1. reviewed the annual report to stockholders on Form 10-K filed March 31, 1999, the draft annual report to stockholders on Form 10-K for the fiscal year ending December 31, 1999, the quarterly reports to stockholders on Forms 10-Q filed May 13, 1999, August 10, 1999, and November 15, 1999, and other publicly available financial information of HomeGold;

         2. reviewed certain non-public information prepared by the management of HomeGold, including financial statements, financial projections, and other financial and operating data concerning HomeGold;

         3. reviewed certain non-public information prepared by the management of the HomeSense Group, including financial statements, financial projections, and other financial and operating data concerning the HomeSense Group;

         4. discussed the past and current operations and financial condition and the prospects of HomeGold and the HomeSense Group with senior executives of HomeGold and the HomeSense Group, respectively;

                           [LETTERHEAD APPEARS HERE]
                                 RAYMOND JAMES
                               & ASSOCIATES, INC
                         Member New York Stock Exchange

     The Raymond James Financial Center 880 Carillon Parkway P.O. Box 12749
        St. Petersburg, FL 33733-2749 (727)573-3800 www.raymondjames.com

HomeGold Financial, Inc.
February 29, 2000
Page 2 of 4

         5. reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of HomeGold and the HomeSense Group;

         6. considered the pro forma effects of the Transaction on HomeGold's financial statements;

         7.   reviewed the historical market prices of HomeGold Common Stock;

         8. compared the financial terms of the Transaction with the financial terms of certain other transactions which we believe to be generally comparable to the Transaction;

         9.   reviewed a draft of the Merger Agreement;

         10. conducted other financial analyses, studies, and investigations, and considered other information as we deemed necessary or appropriate.

         In connection with our review, we have not assumed any responsibility for independent verification of any of the information reviewed by us for the purpose of this opinion and have relied on its being complete and accurate in all material respects. In addition, we have not made or received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of HomeGold and the HomeSense Group, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, projections, pro forma effects and other information or data provided to or otherwise reviewed by or discussed with us, we have assumed, at your direction, that such information or data has been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of each company, and we have relied upon each party to advise us promptly if any such information previously provided to or otherwise reviewed by or discussed with us became inaccurate or was required to be updated during the period of our review. In addition, we have assumed the Transaction will be consummated substantially in accordance with the terms set forth in the draft of the Merger Agreement.

         In rendering our opinion, we have assumed, with your consent, that the Transaction will receive purchase accounting treatment and will qualify as a tax-free reorganization. Our opinion is necessarily based on the economic, market, financial and other circumstances and conditions in effect on February 29, 2000 and any material change in such circumstances or conditions would require reevaluation of this opinion, which we are under no obligation to undertake.

         We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Merger Agreement, or the availability or advisability of




                           [LETTERHEAD APPEARS HERE]
                                 RAYMOND JAMES
                               & ASSOCIATES, INC
                         Member New York Stock Exchange

     The Raymond James Financial Center 880 Carillon Parkway P.O. Box 12749
        St. Petersburg, FL 33733-2749 (727)573-3800 www.raymondjames.com

HomeGold Financial, Inc.
February 29, 2000
Page 3 of 4


any alternatives to the Transaction. We did not structure the Transaction or negotiate the final terms of the Transaction. This letter does not express any opinion as to the likely trading range of the HomeGold Common Stock following the consummation of the Transaction, which may vary depending on numerous factors that generally impact the price of securities. Our opinion is limited to the fairness to the Holders, from a financial point of view, of the Consideration offered by HomeGold in connection with the Transaction. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the HomeGold Board of Directors to approve or consummate the Transaction.

         In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of HomeGold and the HomeSense Group and certain other publicly held companies in businesses we believe to be comparable to HomeGold and the HomeSense Group; (ii) the current and projected financial position and results of operations of HomeGold and the HomeSense Group; (iii) the historical market prices and trading activity of the HomeGold Common Stock;
(iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets.

         Raymond James & Associates ("Raymond James") is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the past, Raymond James has performed certain investment banking services for HomeGold and has received customary fees for such services. Raymond James has been engaged to render financial advisory services to the Board of Directors of HomeGold in connection with the Transaction and will receive a cash fee and warrants to purchase HomeGold Common Stock, the receipt of which is contingent upon the consummation of the Transaction. In addition, HomeGold has agreed to indemnify us against certain liabilities arising out of our engagement. Pursuant to the approval of Ronald J. Sheppard and John M. Sterling, Jr., Mr. Jan Sirota will be appointed to serve on the Board of Directors of HomeGold after the consummation of the Transaction. Mr. Sirota is a Managing Director in Raymond James' investment banking group. In the ordinary course of business, Raymond James may trade in the securities of HomeGold for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         It is understood that our advisory services and the opinion expressed herein were prepared for the use of the Board of Directors of HomeGold in evaluating the proposed Transaction and do not constitute a recommendation to any shareholder of HomeGold regarding how such shareholder should vote on the proposed Transaction. This opinion is not to be quoted or

                           [LETTERHEAD APPEARS HERE]
                                 RAYMOND JAMES
                               & ASSOCIATES, INC
                         Member New York Stock Exchange

     The Raymond James Financial Center 880 Carillon Parkway P.O. Box 12749
        St. Petersburg, FL 33733-2749 (727)573-3800 www.raymondjames.com

HomeGold Financial, Inc.
February 29, 2000
Page 4 of 4


referred to, in whole or in part, without the prior written consent of Raymond James, which will not be unreasonably withheld. We have consented to the inclusion of this letter in its entirety in the proxy statement to be filed by HomeGold with the Securities and Exchange Commission in connection with the Transaction.

         In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

         Based upon and subject to the foregoing, it is our opinion that, as of February 29, 2000, the Consideration offered by HomeGold to the HomeSense Group pursuant to the Merger Agreement is fair, from a financial point of view, to the Holders.


                             Respectfully submitted,


                              /s/ RAYMOND JAMES & ASSOCIATES, INC

                                  RAYMOND JAMES & ASSOCIATES, INC.



                           [LETTERHEAD APPEARS HERE]
                                 RAYMOND JAMES
                               & ASSOCIATES, INC
                         Member New York Stock Exchange

     The Raymond James Financial Center 880 Carillon Parkway P.O. Box 12749
        St. Petersburg, FL 33733-2749 (727)573-3800 www.raymondjames.com

                                                                   EXHIBIT C
                                                                   2/28/00 DRAFT


                            REORGANIZATION AGREEMENT





                                 BY AND BETWEEN





                            HOMEGOLD FINANCIAL, INC.

                                       AND

                            HOMESENSE FINANCIAL CORP.
                          AND ITS AFFILIATED COMPANIES
                       (SET FORTH ON SCHEDULE 3.5 HERETO)














                          DATED AS OF FEBRUARY 29, 2000

                                TABLE OF CONTENTS




SECTION I.  DEFINITIONS    6
         1.1  Agreement...........................................................................................7
         1.2  Articles of Merger..................................................................................7
         1.3  BCA.................................................................................................7
         1.4  HomeGold Common Stock...............................................................................7
         1.5  HomeGold............................................................................................7
         1.6  The HomeGold Group..................................................................................7
         1.7  HomeGold Stock......................................................................................7
         1.8  The HomeSense Group.................................................................................7
         1.9  Closing Date........................................................................................7
         1.10 Commission..........................................................................................8
         1.11 Confidential Information............................................................................8
         1.12 Code................................................................................................8
         1.13 Effective Time......................................................................................8
         1.14 Encumbrances........................................................................................8
         1.15 ERISA...............................................................................................8
         1.16 Exchange Act........................................................................................8
         1.17 Material Adverse Effect............................................................................ 8
         1.18  Merger.............................................................................................8
         1.19 Person..............................................................................................8
         1.20 Proxy Statement.....................................................................................8
         1.21 Rule 144............................................................................................9
         1.22 Securities Act......................................................................................9
         1.23 Stockholder Approval................................................................................9
         1.24 Stockholders' Meeting...............................................................................9
         1.25 Surviving Corporation...............................................................................9

SECTION II.  THE MERGER...........................................................................................9
         2.1  General Provisions..................................................................................9
         2.2  The Closing.........................................................................................9
         2.3  Consideration for the Merger........................................................................9
         2.4  Approval of HomeGold Stockholders..................................................................10
         2.5  Tax Treatment......................................................................................10

SECTION III.  REPRESENTATIONS AND WARRANTIES OF HOMESENSE........................................................10
         3.1  Organization, Good-Standing and Conduct of Business................................................11
         3.2  Corporate Authority................................................................................11
         3.3  Binding Effect.....................................................................................11
         3.4  Capitalization of HomeSense........................................................................11
         3.5  HomeSense Group and Affiliates.....................................................................11
         3.6  Absence of Defaults................................................................................12
         3.7  Non-Contravention and Defaults; Encumbrances.......................................................12
         3.8  Necessary Approvals................................................................................12
         3.9  Financial Statements...............................................................................12
         3.10 Tax Returns........................................................................................13
         3.11 Undisclosed Liabilities............................................................................13






         3.12 Title to Properties, Encumbrances..................................................................13
         3.13 Litigation.........................................................................................13
         3.14 Reports............................................................................................14
         3.15 Brokers............................................................................................14
         3.16 Expenditures.......................................................................................14
         3.17 Insurance..........................................................................................14
         3.18 Contracts and Commitments..........................................................................14
         3.19 Employee Benefit Plans.............................................................................15
         3.20 Compliance with Laws...............................................................................15
         3.21 HomeSense Information..............................................................................16
         3.22 Due Diligence......................................................................................16
         3.23 Absence of Changes Since December 31, 1999.........................................................16

SECTION IV.  REPRESENTATIONS AND WARRANTIES BY HOMEGOLD..........................................................16
         4.1  Organization, Good-Standing and Conduct of Business................................................17
         4.2  Corporate Authority................................................................................17
         4.3  Binding Effect.....................................................................................17
         4.4  Capitalization of HomeGold.........................................................................17
         4.5  Subsidiaries and Affiliates of HomeGold............................................................18
         4.6  Absence of Defaults................................................................................18
         4.7  Non-Contravention and Defaults; Encumbrances.......................................................18
         4.8  Necessary Approvals................................................................................18
         4.9  Financial Statements...............................................................................19
         4.10 Tax Returns........................................................................................19
         4.11 Undisclosed Liabilities............................................................................19
         4.12 Title to Properties, Encumbrances..................................................................19
         4.13 Litigation.........................................................................................20
         4.14 Reports............................................................................................20
         4.15 Brokers............................................................................................20
         4.16 Expenditures.......................................................................................20
         4.17 Insurance..........................................................................................20
         4.18 Contracts and Commitments..........................................................................20
         4.19 Employee Benefit Plans.............................................................................21
         4.20 Compliance with Law................................................................................22
         4.21 HomeGold Information...............................................................................22
         4.22 Due Diligence......................................................................................22
         4.23 Absence of Changes Since December 31, 1999.........................................................22

SECTION V.   COVENANTS OF HOMESENSE..............................................................................23
         5.1  Conduct of HomeSense Pending Closing...............................................................23
         5.2  Access to Properties and Records...................................................................24
         5.3  Stock Restriction Agreement........................................................................24
         5.4  Sheppard Notes.....................................................................................24

SECTION VI.  COVENANTS OF HOMEGOLD...............................................................................24
         6.1  Conduct of HomeGold Pending Closing................................................................24
         6.2  Voting Agreement...................................................................................25
         6.3  Registration Rights................................................................................25



         6.4 Seniority...........................................................................................25
         6.5 Stock Restriction Agreement.........................................................................25
         6.6 HomeGold Shareholders' Rights Agreement.............................................................25

SECTION VII.   MUTUAL COVENANTS..................................................................................26
         7.1  Confidentiality....................................................................................26
         7.2  Regulatory Filings.................................................................................26
         7.3  Letters from Accountants...........................................................................26
         7.4  Tax Treatment/Accounting Treatment.................................................................26
         7.5  Third Party Consents...............................................................................26
         7.6  Expenses...........................................................................................26
         7.7  Material Events....................................................................................26
         7.8  Public Announcements...............................................................................27
         7.9  Voting Agreement...................................................................................27
         7.10 Certain Pre-Closing Transactions...................................................................27
         7.11 Certain Transactions at Closing....................................................................27
         7.12 Exclusive Remedy...................................................................................27

SECTION VIII.   CONDITIONS TO HOMEGOLD'S OBLIGATION TO CLOSE.....................................................28
         8.1  Performance of Acts and Representations by HomeSense...............................................28
         8.2  Opinion of Counsel for HomeSense...................................................................28
         8.3  Conduct of Business................................................................................28
         8.4  Consents...........................................................................................29
         8.5  Certificate........................................................................................29
         8.6  Stock Restriction Agreements.......................................................................29
         8.7  Employment Contracts...............................................................................29
         8.8  Termination of Shareholders' Agreement.............................................................29
         8.9  Termination of Participation in HomeSense Plans....................................................29
         8.10 Stockholder Approval...............................................................................29
         8.11 Fairness Opinion...................................................................................29
         8.12 Mutual Indemnity Agreement.........................................................................29
         8.13 Voting Agreement...................................................................................29
         8.14 Third Party Consents...............................................................................29
         8.15 Delivery of Note & Pledge Agreement................................................................30

SECTION IX. CONDITIONS TO THE OBLIGATION OF HOMESENSE TO CLOSE...................................................30
         9.1  Performance of Acts and Representations by HomeGold................................................30
         9.2  Opinion of Counsel for HomeGold....................................................................30
         9.3  Conduct of Business................................................................................31
         9.4  Consents...........................................................................................31
         9.5  Certificate........................................................................................31
         9.6  Tax Opinion........................................................................................31
         9.7  Employment Contracts...............................................................................31
         9.8  Voting Agreement...................................................................................31
         9.9  Registration Rights Agreement......................................................................31
         9.10 Form 10-K..........................................................................................31
         9.11 Cumulative Voting Repeal...........................................................................32
         9.12 Mutual Indemnity Agreement.........................................................................32


         9.13 Board of Directors of HomeGold.....................................................................32
         9.14 HomeGold Loan......................................................................................32
         9.15 Authorization & Designation of Preferred Stock.....................................................32

SECTION X.   TERMINATIONS........................................................................................32
         10.1  Termination.......................................................................................32
         10.2  Effect of Termination.............................................................................32

SECTION XI.   [RESERVED].........................................................................................33

SECTION XII.   MISCELLANEOUS.....................................................................................33
         12.1  Survival of Representations and Warranties........................................................33
         12.2  Entire Agreement..................................................................................33
         12.3  Binding Agreement.................................................................................33
         12.4  Notices...........................................................................................33
         12.5  Counterparts......................................................................................34
         12.6  Headings..........................................................................................34
         12.7 Interpretation.....................................................................................34
         12.8  Law Governing.....................................................................................35
         12.9  Amendment.........................................................................................35
         12.10  Waiver...........................................................................................35

APPENDICES
         Appendix A   Reserved.
         Appendix B   Stock Restriction Agreement
         Appendix C   Employment Agreement
         Appendix D   Certificate of Designation of Series A Non-Convertible Preferred Stock
         Appendix E   Voting Agreement
         Appendix F   Registration Rights Agreement
         Appendix G   Mutual Indemnity Agreement
         Appendix H   Promissory Note from Sheppard to HomeSense & HomeGold,
                      $5,700,000 in principal amount
         Appendix I   Pledge Agreement

SCHEDULES
         3.4      Authorized Capital Stock of Members of the HomeSense Group; All Outstanding
                  Obligations to Issue Stock, Options, Warrants, Etc.; Shareholders' Agreement
         3.5      HomeSense Subsidiaries and Affiliates
         3.6      HomeSense Violations.
         3.8      HomeSense Necessary Approvals
         3.9      Unaudited Statements for the Nine Months ended December 31, 1999
         3.11     Material Liabilities or Obligations Not Disclosed in the HomeSense Financial Statements
         3.12     HomeSense Personal Property
         3.13     HomeSense Litigation
         3.16     HomeSense Proposed Expenditures Exceeding $50,000
         3.17     HomeSense Insurance
         3.18     Contracts or Other Commitments of HomeSense  Requiring Payment Exceeding $25,000;
                  Other Material Contracts or Commitments.



         3.19     HomeSense Employee Benefit and Welfare Plans
         4.4      Exceptions to HomeGold Capitalization Representations
         4.5      HomeGold Subsidiaries and Affiliates
         4.11     Material Liabilities or Obligations Not Disclosed in the HomeGold Financial Statements
         4.12     HomeGold Property
         4.13     HomeGold Litigation
         4.16     HomeGold Proposed Expenditures Exceeding $50,000
         4.17     HomeGold Insurance
         4.18     Contracts or Other Commitments of HomeGold Requiring Payment Exceeding $25,000
         4.19     HomeGold Employee Benefit and Welfare Plans

         This REORGANIZATION AGREEMENT is entered into as of this 29th day of February, 2000 by and among HomeGold Financial, Inc. ("HomeGold"), a corporation organized and existing under the laws of the State of South Carolina, and HomeSense Financial Corp., a corporation organized and existing under the laws of the State of South Carolina and each of the affiliated corporations of HomeSense set forth on the attached SCHEDULE 3.5 (collectively, "HomeSense").

         WHEREAS, HomeGold desires to acquire HomeSense and its affiliated corporations through the merger of HomeSense and each of its affiliated corporations with and into HomeGold (the "Merger");

         WHEREAS, the respective Boards of Directors of HomeGold and HomeSense have approved such Merger pursuant to the terms and conditions of this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, HomeGold and HomeSense hereby agree as follows:


                             SECTION I. DEFINITIONS

         1.1 AGREEMENT. This Reorganization Agreement, together with all schedules, exhibits and appendices, are attached hereto.

         1.2 ARTICLES OF MERGER. The Articles of Merger to be executed by HomeGold and HomeSense and in a form appropriate for filing with the Secretary of State of South Carolina, and relating to the effective consummation of the Merger as contemplated by the Plan of Merger.

         1.3 BCA. The South Carolina Business Corporation Act of 1988, as amended.

         1.4  HOMEGOLD COMMON STOCK.  The Common Stock of HomeGold.

         1.5 HOMEGOLD. HomeGold Financial, Inc., a South Carolina corporation headquartered in Greenville, South Carolina, which term shall include, when the context permits, HomeGold and all HomeGold subsidiaries.

         1.6 THE HOMEGOLD GROUP. The HomeGold Group includes HomeGold Financial, Inc. and all of its subsidiaries listed in SCHEDULE 4.5 hereof.

         1.7 HOMESENSE STOCK. The capital stock of all of the members of the HomeSense Group.

         1.8 THE HOMESENSE GROUP. The HomeSense Group includes HomeSense Financial Corp., a South Carolina corporation with headquarters in Columbia, South Carolina, and each of the affiliated corporations set forth on SCHEDULE 3.5.

         1.9 CLOSING DATE. The term Closing Date shall have the meaning ascribed to it in Section 2.2 hereof.

         1.10  COMMISSION.  The Securities and Exchange Commission.

         1.11 CONFIDENTIAL INFORMATION. All information of any kind concerning a party hereto that is furnished by such party or on its behalf to the other party and designated in writing as "Confidential Information", except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to the recipient of Confidential Information to be under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement),
(iv) of which the recipient was in possession prior to disclosure thereof in connection with the Merger, or (v) which was independently developed by the recipient without the benefit of Confidential Information.

         1.12  CODE.  The Internal Revenue Code of 1986, as amended.

         1.13 EFFECTIVE TIME. The date and time which the Merger becomes effective as more particularly set forth in Section 2.2 of the Plan of Merger.

         1.14 ENCUMBRANCES. All mortgages, pledges, claims, liens, security interests or other restrictions or encumbrances of any kind or nature whatsoever.

         1.15 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         1.16 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same are in effect from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

         1.17 MATERIAL ADVERSE EFFECT. Material Adverse Effect means any circumstance, change in or effect that could reasonably be expected to have a financial statement impact of more than $250,000.

         1.18 MERGER. The merger of HomeSense with and into HomeGold as more particularly set forth herein and in the Plan of Merger.

         1.19 PERSON. An individual, partnership, corporation, limited liability company, joint venture trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

         1.20 PROXY STATEMENT. The written information with respect to HomeGold and HomeSense, and their respective officers, directors, and affiliates which shall be furnished to HomeGold stockholders in connection with the Stockholders' Meeting.

         1.21 RULE 144. Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

         1.22 SECURITIES ACT. The Securities Act of 1933, as amended, and the rules and regulations thereunder, as the same are in effect from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

         1.23 STOCKHOLDER APPROVAL. As the context may require, the approval by the requisite vote of the stockholders of HomeGold at the Stockholders' Meeting of the Merger, all in accordance with this Agreement and the Plan of Merger.

         1.24 STOCKHOLDERS' MEETING. The meeting of the stockholders of HomeGold at which the Merger shall be voted upon.

         1.25 SURVIVING CORPORATION. The surviving corporation after consummation of the Merger, which shall be HomeGold.


                             SECTION II. THE MERGER

         2.1 GENERAL PROVISIONS. Subject to the terms and conditions of this Agreement, at the Effective Time, each member of the HomeSense Group shall be merged with and into HomeGold, which shall be the Surviving Corporation, pursuant to a plan of merger meeting the requirements of this Article II (the "Plan of Merger"). At the Effective Time, the separate corporate existence of each member of the HomeSense Group shall cease. The parties hereto, by mutual agreement, may at any time change the method of effecting the acquisition of the HomeSense Group (including without limitation the provisions of this Article II) if and to the extent they deem such change to be desirable; provided, however, that no such change shall (i) alter the type of consideration to be issued to the holders of stock of the members of the HomeSense Group as provided for in this Agreement, (ii) reduce the value of such consideration, (iii) adversely affect the intended tax-free treatment to such stockholders as a result of receiving such consideration or prevent the parties from obtaining the tax opinion of Wyche, Burgess, Freeman & Parham, P.A. referred to herein, (iv) materially impair the ability to receive any regulatory approvals for the transactions contemplated in this Agreement required by applicable laws, or (v) materially delay the Closing Date.

         2.2 THE CLOSING. The Closing of the transaction contemplated herein shall be held within two (2) days after the Stockholders' Meeting, expected to be held on April 28, 2000, assuming fulfillment of all conditions set forth in
Section VIII and Section IX hereof (the "Closing Date"), at the offices of Wyche, Burgess, Freeman & Parham, P.A. or at such other place and time as the parties hereto may mutually agree.

         2.3 CONSIDERATION FOR THE MERGER. In the Merger, the HomeSense shareholders will receive, in exchange for all outstanding shares of HomeSense Stock, the following:

                  (a) Six Million Seven Hundred Eighty Thousand Nine Hundred Forty Four (6,780,944) Shares of HomeGold Common Stock.

                  (b) Eleven Million (11,000,000) shares of HomeGold preferred stock having the following rights and preferences:
                      (1) CUMULATIVE DIVIDEND. Annual cumulative dividend of
                  $.08 per share, increasing to $.10 per share on January 1, 2005, payable in quarterly installments;
                      (2) DIVIDEND PREFERENCE. No dividend may be paid with
                  respect to the HomeGold Common Stock or any other class of stock of HomeGold unless and until the cumulative dividend payable with respect to the preferred stock is current and not in arrears;
                      (3) LIQUIDATION PREFERENCE. Upon any liquidation of
                  HomeGold or any liquidating distributions by HomeGold, an amount equal to $1 per share, plus the cumulative dividend through the current date shall be payable with respect to the preferred shares in preference and priority to any distribution with respect to HomeGold Common Stock or any other class of stock of HomeGold; and
                      (4) VOTING AND CONVERSION RIGHTS. The holders of preferred stock shall not have voting rights or conversion rights.
                      (5) FORM OF RIGHTS AND PRIVILEGES. The rights and
                  privileges with respect to the Preferred Stock shall be set forth in APPENDIX D.

         2.4 APPROVAL OF HOMEGOLD STOCKHOLDERS. HomeGold and HomeSense shall jointly prepare the Proxy Statement, which shall be reasonably acceptable to all parties. The Proxy Statement shall be mailed to the HomeGold shareholders at a mutually acceptable time prior to the Stockholders' Meeting.

         2.5 TAX TREATMENT. HomeGold and HomeSense intend that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Code.


            SECTION III. REPRESENTATIONS AND WARRANTIES OF HOMESENSE


         Subject to the exceptions and disclosures in the schedules attached to this Agreement, each member of the HomeSense Group hereby represents and warrants to HomeGold the following matters on and as of the date of this Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in any of the representations or warranties given in this
Section III, shall be actionable or give rise to a right of indemnity under the Mutual Indemnity Agreement referenced in Section 8.12 hereof or shall constitute grounds for termination of or failure to perform under the terms of this Agreement by HomeGold, such breach or inaccuracy must have a Material Adverse Effect in the aggregate with respect to the business of the HomeSense Group.

         3.1 ORGANIZATION, GOOD-STANDING AND CONDUCT OF BUSINESS. Each member of the HomeSense Group is a corporation, duly organized, validly existing and in good standing under the laws of the State of South Carolina, and has full power and authority and all necessary governmental and regulatory authorization to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by such member makes such license or qualification necessary. Prior to the date hereof, HomeSense has delivered to HomeGold complete and correct copies of the Articles of Incorporation and Bylaws and all Shareholder Agreements, as amended to and as in effect on the date here, of each member of the HomeSense Group.

         3.2 CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors and shareholders of each member of the HomeSense Group. No other corporate acts or proceedings on the part of any member of the HomeSense Group or its shareholders are required or necessary to authorize this Agreement or the Merger.

         3.3 BINDING EFFECT. Subject to receipt of required regulatory approvals, when executed, this Agreement will constitute a valid and legally binding obligation of each member of the HomeSense Group, enforceable against each member of the HomeSense Group in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the relief of debtors generally, and general principles of equity. Each document and instrument contemplated by this Agreement, when executed and delivered by any member of the HomeSense Group in accordance with the provisions hereof, shall be duly authorized, executed and delivered by such member of the HomeSense Group and enforceable against such member of the HomeSense Group in accordance with its terms subject to the exceptions in the previous sentence.

         3.4 CAPITALIZATION OF HOMESENSE. The authorized capital stock of each member of the HomeSense Group, the outstanding shares of stock and ownership of all shares of stock is set forth on the attached SCHEDULE 3.4. All of the issued and outstanding shares of each member of the HomeSense Group are validly issued and fully paid and nonassessable. There are no outstanding obligations, options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of any member of the HomeSense Group, or pursuant to which any member of the HomeSense Group is or may become obligated to issue any shares of its capital stock. At the Effective Time, none of the shares of stock of any member of the HomeSense Group will be subject to any restrictions as to the transfer thereof, except for restrictions on account of applicable federal or state securities laws. All outstanding shares of each member of the HomeSense Group were issued in compliance with all requirements of all applicable federal and state securities laws.

         3.5 HOMESENSE GROUP AND AFFILIATES. The members of the HomeSense Group set forth on SCHEDULE 3.5 include all corporation and other business entities that were included in the HomeSense financial statements for the nine months ended December 31, 1999. All members of the HomeSense Group, companies and other business entities in which Ronald J. Sheppard

("Sheppard") owns a controlling interest are set forth on the attached
 SCHEDULE 3.5.

         3.6 ABSENCE OF DEFAULTS. No member of the HomeSense Group is in default under, or in violation of, any provision of its Articles of Incorporation or Bylaws. At and as of the Effective Time, no member of the HomeSense Group is in default under, or in violation of, any agreement to which such member is a party, the effect of which default or violation would have a material adverse effect on the HomeSense Group or its business operations or prospects. Except as disclosed in SCHEDULE 3.6, at and as of the Effective Time, no member of the HomeSense Group is in violation of any applicable law, rule or regulation, the effect of which would have a material adverse effect on the HomeSense Group or its business operations or prospects.

         3.7 NON-CONTRAVENTION AND DEFAULTS; ENCUMBRANCES. At and as of the Effective Date, the fulfillment of, and compliance with, the terms and provisions hereof, will not (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any agreement to which no member of the HomeSense Group is a party or by which it may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any Encumbrance on any asset of any member of the HomeSense Group, or (iv) violate any provisions of the Articles of Incorporation or Bylaws of any member of the HomeSense Group. No other party to any material agreement to which any member of the HomeSense Group is a party is in default thereunder or in breach of any provision thereof.

         3.8 NECESSARY APPROVALS. At and as of the Effective Time, each member of the HomeSense Group has obtained all certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire, lapse, has been threatened to be revoked or has otherwise become restricted by its terms which would, upon such expiration, lapse, revocation or restriction, have a material adverse effect on the financial circumstances of any member of the HomeSense Group. Further, there is no reasonable basis for any such expiration, lapse, revocation, threat of revocation or restriction, except for expiration, lapse or revocations resulting solely from the Merger. Except for premerger notification under the Hart Scott Rodino Act, no consent, approval, authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of any member of the HomeSense Group in connection with the execution and delivery of this Agreement or the consummation by HomeSense of the transactions contemplated hereby. As of the Effective Date, all members of the HomeSense Group shall have procured the approval of all persons, firms, corporations, and other entities, foreign or domestic, necessary to prevent the termination of any material right, privilege, license or contract of any member of the HomeSense Group as a result of this Agreement.

         3.9 FINANCIAL STATEMENTS. The audited financial statements of HomeSense at and for each of the fiscal years ending March 31, 1997, March 31, 1998 and March 31, 1999 and the unaudited statements for the nine months ended December 31, 1999 attached hereto as Schedule 3.9 (the

"HomeSense Financial Statements") all of which (i) have been provided to HomeGold, (ii) have been prepared from the books and records of the HomeSense Group, (iii) are true, correct and complete in all material respects and (iv) present fairly, in conformity with generally accepted accounting principles consistently applied, the financial position of HomeSense at the dates indicated and the results of its operations for each of the periods indicated, except as otherwise set forth in the notes thereto. The books and records of HomeSense have been kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of HomeSense.

         3.10 TAX RETURNS. HomeSense files its income tax returns and maintains its tax books and records on the basis of a taxable year ending December 31. Each member of the HomeSense Group has duly filed all tax reports and returns required to be filed by any federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls) through the date hereof, and has duly paid all taxes with respect to the periods covered thereby and has established adequate reserves in accordance with generally accepted accounting principles consistently applied for the payment of all income, franchises, property, sales, employment or other taxes anticipated to be payable after the date hereof. No member of the HomeSense Group is delinquent in the payment of any taxes, assessments or governmental charges and no deficiencies have been asserted or assessed, which have not been paid or for which adequate reserves have not been established and which are not being contested in good faith. No member of the HomeSense Group has in effect any waiver relating to any statute of limitations for assessment of taxes with respect to any federal, state or local income, property, franchise, sales, license or payroll tax.

         3.11 UNDISCLOSED LIABILITIES. Except for the liabilities which are disclosed in the HomeSense Financial Statements or as set forth on SCHEDULE 3.11, no member of the HomeSense Group has any material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1999, there has been (i) no material adverse change in the business or operations of HomeSense, (ii) no incurrence by or subjection of HomeSense to any obligation or liability (whether fixed, accrued or contingent) or commitment material to HomeSense not referred to in this Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business and which are reflected on the HomeSense Financial Statements at and for the periods subsequent to December 31, 1999.

         3.12 TITLE TO PROPERTIES, ENCUMBRANCES. All real property and depreciable tangible personal property owned by each member of the HomeSense Group is set forth on SCHEDULE 3.12. Each member of the HomeSense Group has good and marketable title to all of the real property and depreciable tangible personal property set forth on SCHEDULE 3.12, free and clear of any Encumbrances, except for any lien for current taxes not yet due and payable and such imperfections of title, easements and other encumbrances, if any, as are not material in character, amount or extent.

         3.13 LITIGATION. Except as set forth on SCHEDULE 3.13, there are no claims, actions, suits or proceedings pending or threatened against any member of the HomeSense Group, or to its knowledge affecting any member of the HomeSense Group, at law or in equity, before or by any

Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a material adverse effect on the business or operations of the HomeSense Group. There is no order, writ, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting any member of the HomeSense Group or to which any member of the HomeSense Group is subject.

         3.14 REPORTS. Each member of the HomeSense Group has duly made all reports and filings required to be made pursuant to applicable law, except for failures to file or reports which would not have a material adverse effect on the business or financial condition of HomeSense.

         3.15 BROKERS. HomeSense has not incurred any liability for any commission or fee in the nature of a finder's, originator's or broker's fee in connection with the transaction contemplated herein.

         3.16 EXPENDITURES. SCHEDULE 3.16 sets forth any single expenditure of $50,000 or more proposed to be made by any member of the HomeSense Group after the date hereof and a summary of the terms and conditions pertaining thereto. At least 20 business days prior to the Closing Date, HomeSense will advise HomeGold of any changes to SCHEDULE 3.16 reflecting additions or deletions thereto since the date hereof.

         3.17 INSURANCE. Attached hereto as SCHEDULE 3.17 is a true and complete summary of the policies of fire, liability, life and other type of insurance held by HomeSense, setting forth with respect to each such policy, the policy number, name of the insured party, type of insurance, insurance company, annual premium, expiration date, deductible amount, if any, and amount of coverage. Each such policy is in an amount reasonably sufficient for the protection of the assets and business covered thereby, and, in the aggregate, all such policies are reasonably adequate for the protection of all the assets and business of HomeSense taking into account the availability and cost of such coverage.

         3.18 CONTRACTS AND COMMITMENTS. SCHEDULE 3.18 attached hereto sets forth (i) each contract or other commitment of each member of the HomeSense Group which could reasonably result in an aggregate payment after the date hereof of more than $25,000 or which has a term ending more than one year from the date hereof, excluding, however, chattel paper and other similar instruments executed and held in the ordinary course of business, and (ii) any other contract or commitment that in the opinion of the HomeSense management materially affects the business of HomeSense. Except for the contracts and commitments described in this Agreement or as set forth in SCHEDULE 3.18, no member of the HomeSense Group is party to or subject to:

                      1. Any contracts or commitments which are material to its business, operations or financial condition;
                      2. Any employment contract or arrangement, whether oral or written, with any officer, consultant, director or employee which is not terminable on 30 day's notice without penalty or liability to make any payment thereunder for more than 30 days after such termination;

                      3. Any plan or contract or other arrangement, oral or written, providing for insurance for any officer, director or employee or members of their families;
                      4. Any plan or contract or other arrangement, oral or written, providing for bonuses, pensions, options, deferred compensation, retirement payments, profit-sharing or other benefits for employees;
                      5. Any contract or agreement with any labor union;
                      6. Any contract or agreement with customers for the sale of products or the furnishing of services, or any sales agency, broker, distribution or similar contract, except contracts made in the ordinary course of business;
                      7. Any contract restricting it from carrying on its business anywhere in the United States;
                      8. Any instrument or arrangement evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase money obligation, guaranty, conditional sale, lease-purchase, or otherwise;
                      9. Any joint venture contract or arrangement or any other agreement involving a sharing of profits;
                      10. Any license agreement in which HomeSense is the licensor or licensee;
                      11. Any material contract or agreement, not of the type covered by any of the other items of this Section 3.18, which by its terms is either (i) not to be performed prior to 30 days from the date hereof, or (ii) does not terminate, or is not terminable without penalty to HomeSense, or any successors or assigns prior to 30 days from the date hereof.

         3.19 EMPLOYEE BENEFIT PLANS.

                  (a) Except as described on SCHEDULE 3.19, no member of the HomeSense Group sponsors or maintains or is otherwise a party to or liable under, any plan, program, fund or arrangement (whether or not qualified for Federal income tax purposes, whether benefiting a single individual or multiple individuals, and whether funded or not) that is an "employee pension benefit plan", or an "employee welfare benefit plan", as such terms are defined in ERISA, or any incentive or other benefit arrangement for its employees, their dependents and beneficiaries.
                   (b) Each member of the HomeSense Group has, for all periods ending on or prior to the date hereto, administered each employee welfare benefit plan described on SCHEDULE 3.19 in material compliance with the reporting, disclosure and all other requirements applicable under ERISA, the Code or any other applicable law.
                  (c) All amounts required to be accrued under generally accepted accounting principles applied consistently under any incentive or other compensation plan have been accrued and are reflected in the balance sheet contained in the March 31, 1999 HomeSense Financial Statements.

         3.20 COMPLIANCE WITH LAWS. Each member of the HomeSense Group has conducted and is conducting its business in compliance with bankruptcy, insolvency and debtor relief laws (including, without limitation, the provisions thereof relating to reaffirmation agreements), usury laws, the Federal Truth-in-Lending Act, the Federal Equal Credit Opportunity Act, the Fair Credit Reporting

Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Regulations B, M and Z of the Federal Reserve Board, state adaptations of the National Consumer Act, of the Uniform Commercial code and of the Uniform Consumer Credit Code, and all other banking, usury, consumer credit laws and equal credit opportunity and disclosure laws and laws governing the collection of amounts owing under consumer obligations and in full compliance with all applicable wage hour and employment laws and regulations.

         3.21 HOMESENSE INFORMATION. On the date the Proxy Statement is first mailed to shareholders of HomeGold or on the date of the Stockholders' Meeting, as amended or supplemented, the disclosures in the Proxy Statement concerning HomeSense will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided however, that none of the representations and warranties in this Section 3.19 shall apply to statements in or omissions from the Proxy Statement included therein made in reliance upon and in conformity with information furnished by HomeGold for use therein.

         3.22 DUE DILIGENCE. To the best knowledge of the HomeSense directors and officers, all information provided by HomeSense in connection with the due diligence investigation by HomeGold was, at the time that such information was provided, fair, accurate and complete in all material respects. To the best knowledge of the HomeSense directors and officers, HomeSense has not failed to provide or make available to HomeGold all material information regarding HomeSense.

         3.23 ABSENCE OF CHANGES SINCE DECEMBER 31, 1999. Except as set forth in
SCHEDULE 3.23, since December 31, 1999 each member of the HomeSense Group:

                  (a) Has carried on its business only in the ordinary course in substantially the same manner as conducted prior to December 31, 1999;
                   (b) Has not amended its Articles of Incorporation or Bylaws;
                   (c) Has not issued, granted, pledged, sold, authorized the issuance of, reclassification or redemption of, purchased or otherwise acquired any shares of its capital stock of any class or any securities convertible into shares of any class, or any rights, warrants or options to acquire any such shares nor has it entered into any arrangement or contract with respect to the issuance of any such shares or convertible securities;
                  (d) Has not incurred any indebtedness for borrowed money, issued or sold any debt securities, or assumed or otherwise become liable, directly or indirectly, for the obligation of any other party other than in the ordinary course of business;


             SECTION IV. REPRESENTATIONS AND WARRANTIES BY HOMEGOLD

         Subject to the exceptions and disclosures in the schedules attached to this Agreement, HomeGold (which term shall include, for purposes of this Section IV, HomeGold and all HomeGold subsidiaries) hereby represents and warrants to HomeSense the following matters on and as of the date of this Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in any of the representations or warranties given in this
Section IV shall be actionable or give rise to a right of indemnity under the Mutual Indemnity Agreement referenced in Section 8.12 hereof or shall constitute grounds for termination of or failure to perform under the terms of this Agreement by HomeSense, such breach or inaccuracy must have a Material Adverse Effect in the aggregate with respect to the businesses of HomeGold.

         4.1 ORGANIZATION, GOOD-STANDING AND CONDUCT OF BUSINESS. HomeGold is a corporation, duly organized, validly existing and in good standing under the laws of the State of South Carolina, and has full power and authority and all necessary governmental and regulatory authorization to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as foreign corporations in all jurisdictions wherein the character of the properties or the nature of the business transacted by HomeGold makes such license or qualification necessary. Prior to the date hereof, HomeGold has delivered to HomeSense complete and correct copies of the Articles of Incorporation and Bylaws and all Shareholder Agreements, as amended to and as in effect on the date here, of each member of the HomeGold Group.

         4.2 CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of HomeGold. Upon approval of the Merger by the shareholders of HomeGold, no further corporate acts or proceedings on the part of HomeGold are required or necessary to authorize this Agreement or the Merger.

         4.3 BINDING EFFECT. When executed and upon approval by the HomeGold shareholders, this Agreement will constitute a valid and legally binding obligation of HomeGold, enforceable against HomeGold in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the relief of debtors generally and general principles of equity. Each document and instrument contemplated by this Agreement, when executed and delivered by HomeGold in accordance with the provisions hereof, shall be duly authorized, executed and delivered by HomeGold enforceable against HomeGold in accordance with its terms, subject to the exceptions in the previous sentence.

         4.4 CAPITALIZATION OF HOMEGOLD. The authorized capital stock of HomeGold as of February 17, 2000 consists solely of (i) 100 million authorized shares of Common Stock ($.05 par value), of which 10,171,416 shares are issued and outstanding. All of the issued and outstanding shares of HomeGold are validly issued and fully paid and nonassessable. As of the date hereof, but not as of the Effective Time, except as otherwise set forth on SCHEDULE 4.4, (A) there have been no shares of HomeGold capital stock issued since December 31, 1999 and (B) there are no outstanding obligations, options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of HomeGold, or pursuant to which HomeGold is or may become obligated to issue any shares of its capital stock. None of the shares of the HomeGold Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in HomeGold's Articles of Incorporation or Bylaws and except for restrictions on account of applicable federal or state securities laws. The Common Stock to be issued in connection with this Agreement and the Merger will, when issued, be validly issued, fully paid and nonassessable. All outstanding shares of each member of the HomeGold Group were issued in compliance with all requirements of all applicable federal and state securities laws.

         4.5 SUBSIDIARIES AND AFFILIATES OF HOMEGOLD. All subsidiaries of HomeGold and all other corporations, companies and other business entities in which HomeGold owns a controlling interest are set forth on the attached
SCHEDULE 4.5.

         4.6 ABSENCE OF DEFAULTS. HomeGold is not in default under, or in violation of any provision of its Articles of Incorporation or Bylaws. At and as of the Effective Time, HomeGold is not in default under, or in violation of, any agreement to which it is a party, the effect of which default or violation would have a material adverse effect on HomeGold or its business operations or prospects. At and as of the Effective Time, HomeGold is not in violation of any applicable law, rule or regulation the effect of which would have a material adverse effect on HomeGold or its business operations or prospects.

         4.7 NON-CONTRAVENTION AND DEFAULTS; ENCUMBRANCES. At and as of the Effective Date, the fulfillment of, and compliance with, the terms and provisions hereof, will not (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any agreement to which HomeGold is a party or by which it may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any Encumbrance on any asset of HomeGold, or (iv) violate any provisions of HomeGold's Articles of Incorporation or Bylaws. No other party to any material agreement to which HomeGold is a party is in default thereunder or in breach of any provision thereof. There exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.

         4.8 NECESSARY APPROVALS. At and as of the Effective Time, HomeGold has obtained all certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire, lapse, has been threatened to be revoked or has otherwise become restricted by their terms which would, upon such expiration, lapse, revocation or restriction, have a material adverse effect on the financial circumstances of HomeGold. Further, there is no reasonable basis for any such expiration, lapse, revocation, threat of revocation or restriction. Except for necessary filings under the Hart Scott Rodino Act, no consent, approval, authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of HomeGold in connection with the execution and delivery of this Agreement or the consummation by HomeGold of the transactions contemplated hereby. As of the Effective Date, all members of the HomeGold Group shall have procured the approval of all persons, firms, corporations, and other entities, foreign or domestic, necessary to prevent the termination of any material right, privilege, license or contract of any member of the HomeGold Group as a result of this Agreement.

         4.9 FINANCIAL STATEMENTS. The audited consolidated financial statements of HomeGold for each of the fiscal years 1997, 1998 and 1999 (the "HomeGold Financial Statements"), all of which have been provided to HomeSense and have been prepared from the books and records of the HomeGold Group, are true, correct and complete in all material respects and present fairly, in conformity with generally accepted accounting principles consistently applied, the financial position of HomeGold at the dates indicated and the results of its operations for each of the periods indicated, except as otherwise set forth in the notes thereto. The books and records of HomeGold have been kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of HomeGold.

         4.10 TAX RETURNS. HomeGold files its income tax returns and maintains its tax books and records on the basis of a taxable year ending December 31. HomeGold has duly filed all tax reports and returns required to be filed by any federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls) through the date hereof, and HomeGold has duly paid all taxes with respect to the periods covered thereby and has established adequate reserves in accordance with generally accepted accounting principles consistently applied for the payment of all income, franchises, property, sales, employment or other taxes anticipated to be payable in respect of the period subsequent to the period ending after the date hereof. HomeGold is not delinquent in the payment of any taxes, assessments or governmental charges and no deficiencies have been asserted or assessed, which have not been paid or for which adequate reserves have not been established and which are not being contested in good faith. HomeGold does not have in effect any waiver relating to any statute of limitations for assessment of taxes with respect to any federal, state or local income, property, franchise, sales, license or payroll tax. HomeGold does not know, or have reason to know, of any questions which have been raised or which may be raised by any taxing authority relating to taxes or assessments of HomeGold which, if determined adversely, would result in the assertion of any deficiency.

         4.11 UNDISCLOSED LIABILITIES. Except for the liabilities which are disclosed in the HomeGold Financial Statements or as set forth on SCHEDULE 4.11, HomeGold has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1999, (i) there has been no material adverse change in the business or operations of HomeGold, (ii) no incurrence by or subjection of HomeGold to any obligation or liability (whether fixed, accrued or contingent) or commitment material to HomeGold not referred to in this Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business and which are reflected on the HomeGold Financial Statements at and for the periods subsequent to December 31, 1999.

         4.12 TITLE TO PROPERTIES, ENCUMBRANCES. All real property and depreciable tangible personal property owned by HomeGold is set forth on
SCHEDULE 4.12. HomeGold has good and marketable title to all of the real property and depreciable tangible personal property set forth on SCHEDULE 4.12, free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable, (ii) Encumbrances disclosed in the HomeGold Financial Statements and SCHEDULE 4.11, and (iii) such imperfections of title, easements and other encumbrances, if any, as are not material in character, amount or extent.

         4.13 LITIGATION. Except as set forth on SCHEDULE 4.13, there are no claims, actions, suits or proceedings pending or threatened against or, to its knowledge, affecting HomeGold at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a material adverse effect on the business or operations of HomeGold, and HomeGold knows of no basis for any of the foregoing. There is no order, writ, injunction, or decree of any court, domestic or foreign, or any Federal or state agency adversely affecting HomeGold or to which HomeGold is subject.

         4.14 REPORTS. HomeGold has duly made all reports and filings required to be made pursuant to applicable law, except for failures to file or reports which would not have a material adverse effect on the business or financial condition of HomeGold.

         4.15 BROKERS. HomeGold has not incurred any liability for any commission or fee in the nature of a finder's, originator's or broker's fee in connection with the transaction contemplated herein other than to Raymond James, as previously disclosed to HomeSense.

         4.16 EXPENDITURES. SCHEDULE 4.16 sets forth any single expenditure of $50,000 or more proposed to be made by HomeGold after the date hereof and a summary of the terms and conditions pertaining thereto. At least 20 business days prior to the Closing Date, HomeGold will advise HomeSense of any changes to
SCHEDULE 4.16 reflecting additions or deletions thereto since the date hereof.

           4.17 INSURANCE. Attached hereto as SCHEDULE 4.17 is a true and complete summary of the policies of fire, liability, life and other type of insurance held by HomeGold, setting forth with respect to each such policy, the policy number, name of the insured party, type of insurance, insurance company, annual premium, expiration date, deductible amount, if any, and amount of coverage. Each such policy is in an amount reasonably sufficient for the protection of the assets and business covered thereby, and, in the aggregate, all such policies are reasonably adequate for the protection of all the assets and business of HomeGold taking into account the availability and cost of such coverage. All such policies shall remain in full force and effect for a period of at least 90 days following the Closing Date. There is no reason known to HomeGold that any such policy will not be renewable on terms and conditions as favorable as those set forth in such policy.

         4.18 CONTRACTS AND COMMITMENTS. SCHEDULE 4.18 attached hereto sets forth (i) each contract or other commitment of HomeGold which could reasonably result in an aggregate payment after the date hereof of more than $25,000 or which has a term ending more than one year from the date hereof, excluding, however, chattel paper and other similar instruments executed and held in the ordinary course of business, and (ii) any other contract or commitment that in the opinion of the HomeGold management materially affects the business of HomeGold. Except for the contracts and commitments described in this Agreement or as set forth in SCHEDULE 4.18, HomeGold is not a party to or subject to:

                           1. Any contracts or commitments which are material to its business, operations or financial condition;

                           2. Any employment contract or arrangement, whether oral or written, with any officer, consultant, director or employee which is not terminable on 30 day's notice without penalty or liability to make any payment thereunder for more than 30 days after such termination;
                           3. Any plan or contract or other arrangement, oral or written, providing for insurance for any officer, director or employee or members of their families;
                           4. Any plan or contract or other arrangement, oral or written, providing for bonuses, pensions, options, deferred compensation, retirement payments, profit-sharing or other benefits for employees;
                           5. Any contract or agreement with any labor union;
                           6. Any contract or agreement with customers for the sale of products or the furnishing of services, or any sales agency, broker, distribution or similar contract, except contracts made in the ordinary course of business;
                           7. Any contract restricting it from carrying on its business anywhere in the United States;
                           8. Any instrument or arrangement evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase money obligation, guaranty, conditional sale, lease-purchase, or otherwise;
                           9. Any joint venture contract or arrangement or any other agreement involving a sharing of profits;
                           10. Any license agreement in which HomeGold is the licensor or licensee;
                           11. Any material contract or agreement, not of the type covered by any of the other items of this Section 4.18, which by its terms is either (i) not to be performed prior to 30 days from the date hereof, or (ii) does not terminate, or is not terminable without penalty to HomeGold, or any successors or assigns prior to 30 days from the date hereof.

         4.19 EMPLOYEE BENEFIT PLANS.

                  (a) Except as described on SCHEDULE 4.19, HomeGold does not sponsor or maintain and is not otherwise a party to or liable under, any plan, program, fund or arrangement (whether or not qualified for Federal income tax purposes, whether benefiting a single individual or multiple individuals, and whether funded or not) that is an "employee pension benefit plan", or an "employee welfare benefit plan", as such terms are defined in ERISA, or any incentive or other benefit arrangement for its employees, their dependents and beneficiaries.
                  (b) HomeGold has, for all periods ending on or prior to the date hereto, administered each employee welfare benefit plan described on SCHEDULE 4.19 in material compliance with the reporting, disclosure and all other requirements applicable under ERISA, the Code or any other applicable law.
                  (c) All amounts required to be accrued under generally accepted accounting principles applied consistently under any incentive or other compensation plan have been accrued and are reflected in the balance sheet contained in the December 31, 1999 HomeGold Financial Statements.

         4.20 COMPLIANCE WITH LAWS. HomeGold has conducted and is conducting its business in compliance with bankruptcy, insolvency and debtor relief laws (including, without limitation, the provisions thereof relating to reaffirmation agreements), usury laws, the Federal Truth-in-Lending Act, the Federal Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Regulations B, C, M and Z of the Federal Reserve Board, state adaptations of the National Consumer Act, of the Uniform Commercial code and of the Uniform Consumer Credit Code, and all other banking, usury, consumer credit laws and equal credit opportunity and disclosure laws and laws governing the collection of amounts owing under consumer obligations and in full compliance with all applicable wage hour and employment laws and regulations.

         4.21 HOMEGOLD INFORMATION. On the date the Proxy Statement is first mailed to shareholders of HomeGold or on the date of the Stockholders' Meeting, as amended or supplemented, the Proxy Statement will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier communication to HomeGold shareholders with respect to the Merger, provided, however, that none of the representations and warranties in this Section 4.14 shall apply to statements in or omissions from the Proxy Statement included therein made in reliance upon and in conformity with information furnished by HomeSense for use therein.

         4.22 DUE DILIGENCE. To the best knowledge of the HomeGold directors and officers, all information provided by HomeGold in connection with the due diligence investigation by HomeSense was, at the time that such information was provided, fair, accurate and complete in all material respects. To the best knowledge of the HomeGold directors and officers, HomeGold has not failed to provide or make available to HomeSense all material information regarding HomeGold.

         4.23 ABSENCE OF CHANGES SINCE DECEMBER 31, 1999. Since December 31, 1999, HomeGold:

                  (a) Has carried on its business only in the ordinary course in substantially the same manner as conducted prior to December 31, 1999;

                  (b) Has not amended its Articles of Incorporation or Bylaws;

                  (c) Has not issued, granted, pledged, sold, authorized the issuance of, reclassification or redemption of, purchased or otherwise acquired any shares of its capital stock of any class or any securities convertible into shares of any class, or any rights, warrants or options to acquire any such shares (except for the options to Raymond James) nor has it entered into any arrangement or contract with respect to the issuance of any such shares or convertible securities, except as set forth on SCHEDULE 4.4;

                  (d) Has not declared, set aside or paid any dividends of any type or made any changes in its equity capital structure;

                  (e) Has not incurred any indebtedness for borrowed money, issued or sold any debt securities, or assumed or otherwise become liable, directly or indirectly, for the obligation of any other party other than in the ordinary course of business.

                        SECTION V. COVENANTS OF HOMESENSE

         5.1 CONDUCT OF HOMESENSE PENDING CLOSING. During the period commencing on the date hereof and continuing until the Closing Date, HomeSense covenants and agrees to the following:

                  (a) Each member of the HomeSense Group will carry on its business only in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use its best efforts to preserve intact its business organization, maintain the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it so that its goodwill and going business shall be unimpaired at the Closing Date.
                  (b) No member of the HomeSense Group will amend its Articles of Incorporation or Bylaws as in effect on the date hereof.
                  (c) No member of the HomeSense Group will issue, grant, pledge or sell, or authorize the issuance of, reclassify or redeem, purchase or otherwise acquire, any shares of its capital stock of any class or any securities convertible into shares of any class, or any rights, warrants or options to acquire any such shares; nor will it enter into any arrangement or contract with respect to the issuance of any such shares or other convertible securities; nor will it declare, set aside or pay any dividends (of any type) or make any other change in its equity capital structure, provided that distributions may, prior to the Effective Time, be made to the extent that they do not reduce the Total Equity of the HomeSense Group, computed in accordance with generally accepted accounting principles, below $3,373,233 at the Effective Time. Notwithstanding any accounting rule or requirement or any provision of this Agreement to the contrary, HomeGold acknowledges and agrees that for purposes of calculating Total Equity in determining HomeSense's compliance with the immediately preceding clause, HomeSense's assets shall include the Sheppard Indebtedness as defined in Section 5.4 hereinbelow (i.e., such indebtedness shall not be excluded from Total Equity).
                  (d) HomeSense will promptly advise HomeGold orally and in writing of any change in the business of HomeSense which is or may reasonably be expected to be materially adverse to the business of HomeSense.
                 (e) HomeSense will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of HomeSense, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of HomeSense contained herein to be or become untrue in any material respect.
                  (f) No member of the HomeSense Group will incur any indebtedness for borrowed money, issue or sell any debt securities, or assume or otherwise become liable, whether directly, contingently or otherwise, for the obligation of any other party, other than in the ordinary course of business.
                  (g) No member of the HomeSense Group will incur any expense or debt in an amount in excess of $50,000 after the execution of this Agreement without the prior written consent of HomeGold (regardless of whether such expenditure is inside or outside the ordinary course of business).
                  (h) No member of the HomeSense Group will change any employee benefit program, grant any executive officers any increase in compensation, or enter into any employment agreement with any executive officer without the consent of HomeGold except as may be required by law or under employment or termination agreements in effect on the date hereof which have been previously disclosed to HomeGold in writing.

                  (i) No member of the HomeSense Group will acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof.
                  (j) Each member of the HomeSense Group will maintain its status as an S corporation for federal income tax purposes through the Closing Date.

         5.2 ACCESS TO PROPERTIES AND RECORDS. Between the date of this Agreement and the Closing Date, HomeSense will provide HomeGold and its accountants, counsel and other authorized representatives reasonable access, during reasonable business hours and upon reasonable notice, to its premises, properties, contracts, commitments, books, records and other information and will cause its officers to furnish to HomeGold and its authorized representatives such financial, technical and operating data and other information pertaining to its business, as HomeGold shall from time to time reasonably request. Neither any investigation by HomeGold, nor the receipt by HomeGold of any data or information from HomeSense, nor any knowledge HomeGold obtains as a result thereof or otherwise, shall affect any right of HomeGold to rely upon the representations or warranties made in this Agreement or in any schedule or certificate delivered pursuant to this Agreement or to terminate this Agreement pursuant to Article X.

         5.3 STOCK RESTRICTION AGREEMENT. HomeSense shall exercise its best efforts to cause each shareholder of HomeSense to deliver to HomeGold on or prior to the Effective Time a Stock Restriction Agreement, in substantially the form as set forth in APPENDIX B, intended to help prevent any Ownership Change with respect to HomeGold.

         5.4 SHEPPARD INDEBTEDNESS. As of the Effective Time, the portion of HomeSense Group assets consisting of indebtedness due and owing from Sheppard (the "Sheppard Indebtedness") shall not exceed $5,700,000. HomeSense shall cause Sheppard to effect the transactions contemplated by Sections 7.10(b) and 7.11.


                        SECTION VI. COVENANTS OF HOMEGOLD

         6.1 CONDUCT OF HOMEGOLD PENDING CLOSING. During the period commencing on the date hereof and continuing until the Closing Date, HomeGold covenants and agrees to the following:

                  (a) HomeGold shall carry on its business in substantially the same manner as heretofore conducted; provided, however, that this shall not preclude HomeGold or any of its subsidiaries from engaging in additional business activities or pursuing acquisitions deemed advisable by the HomeGold Board of Directors.
                  (b) HomeGold will not amend its Articles of Incorporation or Bylaws as in effect on the date hereof in any manner that will adversely affect the HomeSense stockholders in any material respect.
                  (c) Except for the issuance of stock in the ordinary course in accordance with past practice (such as employee stock grants or options) or as contemplated herein, HomeGold will not authorize, create or issue any shares of capital stock.
                  (d) HomeGold will promptly advise HomeSense orally and in writing of any change in its business which is or may reasonably be expected to be materially adverse to HomeGold.
                  (e) HomeGold will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of its business or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of HomeGold contained herein to be or become untrue in any material respect.

         6.2 AUTHORIZATION AND DESIGNATION OF PREFERRED STOCK. Prior to Closing, HomeGold shall exert its best efforts to obtain the approval of its shareholders to amend its Articles of Incorporation to authorize the issuance of a number of shares of "blank check" preferred stock equal to or greater than the maximum number of preferred shares it may be required to issue pursuant to the transactions contemplated in this Agreement and the Mutual Indemnity Agreement set forth in APPENDIX G hereto. Subject to the condition that such shareholder consent be obtained, HomeGold shall designate a class of preferred stock with substantially the terms set forth in the Certificate of Designation of Series A Non-Convertible Preferred Stock included as APPENDIX D hereto.

         6.3 REGISTRATION RIGHTS. HomeGold shall enter into a Registration Rights Agreement with each holder of capital stock of the HomeSense Group at the Closing, substantially in the form of APPENDIX F.

         6.4 SENIORITY. After the Closing Date, to the extent the employee policies and procedures of HomeSense are modified in order to conform to employee policies and procedures of HomeGold, the seniority of HomeSense's employees existing before the Closing Date shall be preserved for purposes of computing vacations, sick days and other similar employee benefits. Additionally, to the extent any employee of HomeSense is entitled to participate in a qualified retirement plan or a group insurance plan of HomeGold, the length of service of such employees with HomeSense prior to the Closing Date shall be credited to such employees for all purposes of HomeGold's qualified retirement plans and group insurance. If permitted under applicable law, HomeSense employees shall be entitled to direct transfer or roll-over all of their funds held in the qualified retirement plan of HomeSense into the HomeGold's 401(k) plan.

         6.5 STOCK RESTRICTION AGREEMENT. HomeGold shall exercise its best efforts to cause each 5% shareholder of HomeGold to deliver to HomeGold on or prior to the Effective Time a Stock Restriction Agreement, in substantially the form as set forth in APPENDIX B, intended to help prevent any Ownership Change with respect to HomeGold.

         6.6 HOMEGOLD SHAREHOLDERS' RIGHTS AGREEMENT. Prior to the Effective Time, HomeGold
 shall not adopt a Shareholder Rights Agreement unless the form and substance thereof are acceptable to HomeSense.


                          SECTION VII. MUTUAL COVENANTS

         7.1 CONFIDENTIALITY. Each party will and will cause its employees and agents to hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all Confidential Information and will not disclose the same to any person. Confidential Information shall be used only for the purpose of and in connection with consummating the transaction contemplated herein. If this Agreement is terminated, each party hereto will promptly return all documents received by it from each other party containing Confidential Information. The covenants in this Section shall survive the Closing Date forever.

         7.2 REGULATORY FILINGS. The parties hereto will use their respective best efforts and cooperate with each other to obtain promptly all such regulatory approvals and to make such filings as, in the opinion of their respective counsels, may be necessary or advisable in connection with this transaction. HomeGold shall be responsible for all filings fees required in connection with such approvals or filings.

         7.3 LETTERS FROM ACCOUNTANTS. HomeSense shall deliver to HomeGold a letter from J.W. Hunt & Company LLP addressed to HomeGold and dated not more than two business days prior to the Effective Time, in form and substance satisfactory to HomeGold, and HomeGold will deliver to HomeSense letters from Elliott Davis & Company, addressed to HomeSense and dated not more than two business days prior to the Effective Time, in form and substance satisfactory to HomeSense, in each case with respect to the financial condition of the other party and such other matters as are customary in accountants' comfort letters.

         7.4 TAX TREATMENT/ACCOUNTING TREATMENT. HomeSense and HomeGold shall each take such acts within their power as may be reasonably necessary to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, except to the extent such performance or failure would be prohibited by law.

         7.5 THIRD PARTY CONSENTS. Each party hereto will exercise its best efforts to obtain promptly all necessary third party consents and approvals necessary or advisable in connection with the Merger.

         7.6 EXPENSES. The parties shall pay their own fees and expenses (including legal and accounting fees) incurred in connection with this transaction.

         7.7 MATERIAL EVENTS. At all times prior to the Closing Date, each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy the conditions specified in Section VIII or Section IX of this Agreement.

         7.8 PUBLIC ANNOUNCEMENTS. At all times until after the Closing Date, neither HomeSense nor HomeGold shall issue or permit any of its respective subsidiaries, affiliates, officers, directors or employees to issue any press release or other information to the press with respect to this Agreement, without the express prior consent of the other party, except as may be required by law or the policies of NASDAQ.

         7.9 VOTING AGREEMENT. The parties will exercise their best efforts to cause John M. Sterling, Jr., The Sterling Family Partnership and each stockholder of any member of the HomeSense Group to execute a Voting Agreement substantially in the form of APPENDIX E.

         7.10 CERTAIN PRE-CLOSING TRANSACTIONS. Promptly following execution of this Agreement:

                  (a) HomeGold shall loan to HomeSense in immediately available funds, a principal amount equal to the lesser of (i) $4,000,000 or (ii) $5,700,000 minus the balance owed under the Sheppard Indebtedness at such time. This loan shall accrue interest at the per annum rate of seven and one-half percent (7.5%) and shall be due and payable upon demand.

                  (b) HomeSense shall loan to Sheppard in immediately available funds, a principal amount equal to the principal amount loaned by HomeGold to HomeSense pursuant to the foregoing Paragraph 7.10(a). This loan shall accrue interest at the per annum rate of seven and one-half percent (7.5%), shall be due and payable upon demand and shall be part of the Sheppard Indebtedness. HomeSense shall not make such loan to Sheppard unless Sheppard previously agrees in writing (which writing shall indicate, in form and substance acceptable to HomeGold, that HomeGold is a third party beneficiary of such writing entitled to rely on such agreement and bring action thereunder) to place the proceeds of such loan in a certificate of deposit with a bank reasonably acceptable to HomeGold and to deliver and pledge such certificate of deposit to HomeGold to secure the HomeSense loan, which security interest shall be terminated and replaced at Closing by the pledge contemplated in Section 7.11.

         7.11 CERTAIN TRANSACTIONS AT CLOSING. At Closing but immediately prior to the Effective Time, all Sheppard Indebtedness in the principal amount not to exceed $5,700,000 shall be consolidated and converted into a single debt obligation having the terms set forth in, and evidenced by, the promissory note in the form set forth in APPENDIX H (the "Note"). The Note shall be secured by a pledge of Four Million Five Hundred Sixty Thousand (4,560,000) shares of HomeGold Common Stock and Five Million Seven Hundred Thousand (5,700,000) shares of HomeGold preferred stock described in Section 2.3(b) hereof pursuant to a pledge agreement in the form attached hereto as APPENDIX I (the "Pledge Agreement").

         7.12 EXCLUSIVE REMEDY. Notwithstanding anything contained herein, the parties hereto covenant and agree that, from and after the Closing, the terms of the Mutual Indemnity Agreement shall constitute the exclusive remedy of each party hereto for any and all breaches of this Agreement and any and all certificates executed by HomeGold, HomeSense or Sheppard in connection herewith other than the employment and non-competition agreement referenced in Section
9.7 hereof, the Voting Agreement referenced in Section 9.8 hereof, and the Registration Rights Agreement referenced in Section 9.9 hereof.


           SECTION VIII. CONDITIONS TO HOMEGOLD'S OBLIGATION TO CLOSE

         The obligation of HomeGold to consummate the transactions contemplated in this Agreement is subject to the satisfaction of the following conditions at or before the Closing Date:

         8.1 PERFORMANCE OF ACTS AND REPRESENTATIONS BY HOMESENSE. Each of the acts and undertakings of HomeSense to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of HomeSense set forth in this Agreement shall be true on the Closing Date, except as to transactions contemplated by this Agreement.

         8.2 OPINION OF COUNSEL FOR HOMESENSE. HomeSense shall have furnished HomeGold with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to HomeGold and its counsel, to the effect that, except as disclosed herein: (i) each member of the HomeSense Group is duly organized, validly existing and in good standing under the laws of the State of South Carolina; (ii) the consummation of the transactions contemplated by this Agreement will not (A) violate any provision of the Articles of Incorporation or Bylaws of any member of the HomeSense Group, (B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under such contracts and commitments listed on SCHEDULE 3.18 as HomeGold may reasonably request, or (C) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which any member of the HomeSense Group is subject; (iii) all of the shares of each member of the HomeSense Group are validly authorized and issued, fully paid and non-assessable; (iv) each member of the HomeSense Group has the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and the Plan of Merger, and to consummate the transactions contemplated herein; (v) each member of the HomeSense Group has full corporate power and authority to enter into this Agreement and the Plan of Merger, and this Agreement and the Plan of Merger have been duly authorized, executed and delivered by each member of the HomeSense Group and constitute valid and legally binding obligations of each member of the HomeSense Group enforceable against each member of the HomeSense Group in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the relief of debtors generally, and general principles of equity;
(vi) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against any member of the HomeSense Group or other parties which would have a material adverse effect on HomeSense's business or properties or its abilities to make the representations and warranties and perform the obligations set forth herein.

         8.3 CONDUCT OF BUSINESS. The business of HomeSense shall have been conducted in the usual and customary manner, and there shall have been no material casualty or material adverse change in the business or financial condition of HomeSense from the date hereof through the Closing Date.

         8.4 CONSENTS. All permits, orders, consents, or other authorizations necessary, in the reasonable opinion of counsel for HomeGold, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated hereby. Approvals of all applicable regulatory agencies shall have been obtained without the imposition of any condition or requirements that, in the reasonable judgment of HomeGold, renders the consummation of this transaction unduly burdensome.

         8.5 CERTIFICATE. HomeGold shall have been furnished with such certificates of officers of HomeSense and/or such certificates of HomeSense stockholders, in form and substance reasonably satisfactory to HomeGold, dated as of the Closing Date, certifying to such matters as HomeGold may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section VIII.

         8.6 STOCK RESTRICTION AGREEMENTS. HomeGold shall have received Stock Restriction Agreements from all stockholders of HomeSense as contemplated in
Section 5.3 hereof.

         8.7 EMPLOYMENT CONTRACTS. HomeGold shall have entered into employment and noncompetition agreements with Sheppard substantially in the form of APPENDIX C.

         8.8 TERMINATION OF SHAREHOLDERS' AGREEMENT. All Shareholders' Agreements to which any shareholders of any member of the HomeSense Group are parties, shall have been terminated.

         8.9 TERMINATION OF PARTICIPATION IN HOMESENSE PLANS. At Closing, the qualified retirement plan of HomeSense shall have been amended, terminated or frozen, as deemed appropriate by HomeSense, in a manner sufficient to cease all benefit accruals and HomeSense shall have otherwise terminated its participation in any other employee benefit plans all without liability to HomeSense associated with such amendments and terminations.

         8.10 STOCKHOLDER APPROVAL. The HomeGold stockholders shall have approved the Merger and the amendment of HomeGold's Articles of Incorporation to authorize the issuance of preferred stock.

         8.11 FAIRNESS OPINION. Raymond James shall have delivered its fairness opinion to HomeGold.

         8.12 MUTUAL INDEMNITY AGREEMENT. Sheppard shall have executed and delivered to HomeGold a Mutual Indemnity Agreement substantially in the form of APPENDIX G.

         8.13 VOTING AGREEMENT. The Voting Agreement referenced in Section7.9 shall have been executed and delivered by all HomeSense shareholders.

         8.14 THIRD PARTY CONSENTS. HomeSense shall have delivered to HomeGold on or before the Closing Date all necessary third party consents and approvals, in a form reasonably acceptable to

HomeGold's counsel.

         8.15 DELIVERY OF NOTE AND PLEDGE AGREEMENT. Sheppard shall have executed and delivered to HomeGold the Note and the Pledge Agreement.


         SECTION IX. CONDITIONS TO THE OBLIGATION OF HOMESENSE TO CLOSE

         The obligation of the HomeSense Group to consummate the transactions contemplated in this Agreement is subject to the satisfaction of the following conditions at or before the Closing Date:

         9.1 PERFORMANCE OF ACTS AND REPRESENTATIONS BY HOMEGOLD. Each of the acts and undertakings of HomeGold to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of HomeGold set forth in this Agreement shall be true on the Closing Date, except as to transactions contemplated by this Agreement.

         9.2 OPINION OF COUNSEL FOR HOMEGOLD. HomeGold shall have furnished HomeSense with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to HomeSense and its counsel, to the effect that, except as disclosed herein: (i) HomeGold is duly organized, validly existing and in good standing under the laws of the State of South Carolina;
(ii) the consummation of the transactions contemplated by this Agreement will not (A) violate any provision of HomeGold's Articles of Incorporation or Bylaws,
(B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree known to counsel to which HomeGold is a party, or by which it is bound, except as such would not, in the aggregate, have a material adverse effect on the business or financial condition of HomeGold, or (C) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which HomeGold is subject; (iii) all of the shares of HomeGold Common Stock and HomeGold Preferred Stock to be issued in connection with the Merger will be, when issued, validly authorized and issued, fully paid and non-assessable; (iv) HomeGold has the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement, the Plan of Merger, the Voting Agreement, the Registration Rights Agreement, the Mutual Indemnity Agreement and the Pledge Agreement (collectively, the "Transaction Agreements"), and to consummate the transactions contemplated herein and therein; (v) HomeGold has full corporate power and authority to enter into the Transaction Agreements, and the Transaction Agreements have been duly authorized, executed and delivered by HomeGold and constitute valid and legally binding obligations of HomeGold enforceable against HomeGold in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the relief of debtors generally, and general principles of equity; (vi) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against HomeGold or other parties which would have a material adverse effect on HomeGold's business or properties or its abilities to make the representations and warranties and perform the obligations set forth herein; (vii) the Plan of Merger has been approved in accordance with Section 33-11-101 et seq. of the South Carolina Business Corporation Act of 1988, as amended.

         9.3 CONDUCT OF BUSINESS. The business of HomeGold shall have been conducted in the usual and customary manner, and there shall have been no material casualty or material adverse change in the business or financial condition of HomeGold from the date hereof through the Closing Date.

         9.4 CONSENTS. All permits, orders, consents, or other authorizations necessary, in the reasonable opinion of counsel for HomeSense, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated hereby. Approvals of all applicable regulatory agencies shall have been obtained without the imposition of any condition or requirements that, in the reasonable judgment of HomeSense, renders the consummation of this transaction unduly burdensome.

         9.5 CERTIFICATE. HomeSense shall have been furnished with such certificates of officers of HomeGold, in form and substance reasonably satisfactory to HomeSense, dated as of the Closing Date, certifying to such matters as HomeSense may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section IX.

         9.6 TAX OPINION. HomeSense and Sheppard shall have received from Wyche, Burgess, Freeman & Parham, P.A. a tax opinion, acceptable to HomeSense and Sheppard, opining, subject to reasonable qualifications acceptable to HomeSense and Sheppard, that the Merger shall, upon compliance with conditions acceptable to HomeSense and Sheppard, qualify as a tax-free reorganization under Section 368(a) of the Code, shall not cause an Ownership Change as that term is defined in Section 382 (g) of the Code and, the loans described in SECTION 7.10 shall not be taxable to HomeSense and/or Sheppard.

         9.7 EMPLOYMENT CONTRACTS. HomeGold shall have entered into employment and noncompetition agreements with Sheppard substantially in the form of APPENDIX C.

         9.8 VOTING AGREEMENT. The Voting Agreement referenced in Section 7.9 shall have been executed and delivered by the necessary parties identified in
Section 7.9.

         9.9 REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreements referenced in Section 6.3 shall have been executed and delivered by HomeGold.

         9.10 FORM 10-K. HomeGold shall have filed with the Securities and Exchange Commission its Annual Report on Form 10-K and such Form 10-K shall not contain any Materially Adverse Change, as defined below, which was not set forth in the draft Form 10-K provided to HomeSense on February 18, 2000, and signed by John M. Sterling, Jr. For purposes hereof a Materially Adverse Change shall include any single item having an adverse effect of $250,000 or more, or any series of items having an adverse effect of $500,000 or more.

         9.11 CUMULATIVE VOTING REPEAL. HomeGold shall submit and recommend to its shareholders that they adopt, at its next annual meeting of shareholders, an amendment to HomeGold's articles of incorporation providing that no shareholder shall be entitled to vote cumulatively for election of directors and no shares of stock of any class issued by HomeGold may be cumulatively voted for election of directors.

         9.12 MUTUAL INDEMNITY AGREEMENT. HomeGold shall have executed and delivered to Sheppard a Mutual Indemnity Agreement substantially in the form of APPENDIX G.

         9.13 BOARD OF DIRECTORS OF HOMEGOLD. On the Closing Date, there shall be seven directors on HomeGold's board of directors, four of whom shall have been selected by Sheppard.

         9.14 HOMEGOLD LOAN. HomeGold shall have made and funded the loan referred to in Section 7.10(a).

         9.15 AUTHORIZATION & DESIGNATION OF PREFERRED STOCK. HomeGold shall have amended its Articles of Incorporation, with the approval of its shareholders, to authorize the issuance of preferred stock as contemplated in
Section 6.2 of this Agreement, and HomeGold shall have designated the Series A Non-Convertible Preferred Stock by filing with the South Carolina Secretary of State a certificate of designation substantially as set forth in APPENDIX D hereto.


                             SECTION X. TERMINATIONS

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual consent of the parties;

                  (b) by either HomeGold or HomeSense, at that party's option, if a permanent injunction or other order (including any order denying any required regulatory consent or approval) shall have been issued by any Federal or state court of competent jurisdiction in the United States or by any United States Federal or state governmental or regulatory body, which order prevents the consummation of the transactions contemplated herein; or

                  (c) by either HomeGold or HomeSense if the other party has failed to comply with the agreements or fulfill the conditions contained herein or in the Plan of Merger, provided, however, that any such failure of compliance or fulfillment must be material to the consolidated businesses of either HomeGold or HomeSense and the breaching must be given notice of the failure to comply and a reasonable period of time to cure, provided that such period of time to cure cannot extend beyond the earlier of (i) the Effective Time or (ii) June 1, 2000.

         10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either HomeGold or HomeSense as provided above, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of HomeGold or HomeSense, or their respective officers or directors, except for intentional breach. In the event this Agreement is terminated, any agreements between the two parties as to Confidential Information shall survive such termination. In addition:

                  (a) for the 12 months following such termination, each of HomeGold and HomeSense agree not to solicit any employee, broker, agent or contractor of the other to terminate its relationship with the other; and

                  (b) for the 6 months following such termination, neither party will enter into any employment or other arrangement to procure the services of any person who was an employee, broker, agent or contractor of the other at the time of such termination (unless such person was already a broker, agent or contractor of the first party prior to such termination).


                             SECTION XI. [RESERVED]


                           SECTION XII. MISCELLANEOUS

         12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants contained in this Agreement or in any other documents delivered pursuant hereto, shall survive the Closing of the transactions contemplated hereby by two (2) years after the Effective Time after which they shall become null and void and of no further effect. Notwithstanding any investigation made by or on behalf of the parties, whether before or after Closing Date, the parties shall be entitled to rely upon the representations and warranties given or made by the other party(ies) herein.

         12.2 ENTIRE AGREEMENT. This Agreement, including any schedules, exhibits, lists and other documents referred to herein which form a part hereof, contains the entire agreement of the parties with respect to the subject matter contained herein and supersede all prior written and oral agreements, and there are no agreements, warranties, covenants or undertakings other than those expressly set forth herein.

         12.3 BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Agreement shall not be assigned by either of the parties hereto without the prior written consent of the other party hereto.

         12.4 NOTICES. Any notice given hereunder shall be in writing and shall be deemed delivered and received upon reasonable proof of receipt. Unless written designation of a different address is filed with each of the other parties hereto, notice shall be transmitted to the following addresses:

         For HomeGold:              John M. Sterling, Jr.
                                    HomeGold Financial, Inc.
                                    3901 Pelham Road
                                    Greenville, South Carolina  29615

         Copy to:                   William E. Long, Jr.
                                    HomeGold Financial, Inc.
                                    3901 Pelham Road
                                    Greenville, South Carolina  29615

                                    Cary H. Hall, Esq.
                                    Wyche, Burgess, Freeman & Parham, P.A.
                                    Post Office Box 728 (29602)
                                    44 East Camperdown Way
                                    Greenville, South Carolina 29601


         For HomeSense:             Ronald J. Sheppard
                                    HomeSense Financial Corp.
                                    113 Reed Avenue
                                    Lexington, South Carolina 29072

         Copies to:                 David C. Gaffney, Esq.
                                    HomeSense Financial Corp.
                                    113 Reed Avenue
                                    Lexington, South Carolina 29072

                                    Mark L. Bender, Esq.
                                    Nexsen Pruet Jacobs & Pollard LLP
                                    P.O. Drawer 2426
                                    Columbia, South  Carolina 29202

         12.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         12.6 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         12.7 INTERPRETATION. The principle that any ambiguity shall be construed against the drafter of an agreement shall not be applicable to this Agreement, such that the Agreement shall not be construed for or against one party or the other.

         12.8 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

         12.9 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         12.10 WAIVER. Any term, provision or condition of this Agreement (other than that required by law) may be waived in writing at any time by the party which is entitled to the benefits thereof.

                                   END OF PAGE

         IN WITNESS WHEREOF, this Agreement has been duly entered as of the date first written above.


Witnesses                                HOMEGOLD FINANCIAL, INC.


_________________________                By:   _________________________________
                                               John M. Sterling, Jr.
_________________________                      Chairman and CEO



Witnesses                                HOMESENSE FINANCIAL CORP.
                                         & EACH MEMBER OF THE
                                         HOMESENSE GROUP LISTED ON
                                         SCHEDULE 3.5


_________________________                By:    ________________________________
                                                Ronald J. Sheppard,
_________________________                       President

                                   APPENDIX A


                                    RESERVED

                                   APPENDIX B

                           STOCK RESTRICTION AGREEMENT

         This Stock Restriction Agreement is entered into by and between the undersigned shareholders of HomeGold Financial, Inc. ("HomeGold").

         WHEREAS, HomeGold is entitled to claim net operating loss carry forwards for federal income tax purposes, the tax benefits of which will be substantial and material in the future; and

         WHEREAS, the tax benefits of the HomeGold loss carry forwards will be greatly reduced, and possibly lost entirely, if an "Ownership Change", within the meaning of Section 382(g) of the Internal Revenue Code, occurs; and

         WHEREAS, it is in the mutual best interest of the principal shareholders of HomeGold to take steps to insure that an Ownership Change will not take place and therefore each of the undersigned shareholders of HomeGold has agreed to the restrictions set forth below upon their purchase and sale of the shares of HomeGold.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, each of the undersigned shareholders agrees that prior to any purchase or sale of the Common Stock of HomeGold, such party will give written notice to the Company, at the address below, specifying whether such purchase or sale will be an open market transaction or a purchase by a specific person or a sale to a specific person and will not consummate such purchase or sale if the Company advises such party within five (5) days of its receipt of such written notice, that such proposed purchase or sale could reasonably be expected to create an "Owner Shift" within the meaning of Section 382(g)(2) of the Internal Revenue Code. In this connection each party will provide the Company such additional information as it may reasonably request in order to make that determination set forth above, including the identity of the proposed seller or purchaser unless it is proposed that such sale take place as a market transaction.

         The foregoing restrictions shall terminate upon any of the following:

         (a) the expiration of three years after the Closing of the merger of HomeGold and HomeSense Financial Corp.;

         (b) an Ownership Change, as defined in Section 382(g) of the Internal Revenue Code;

         (c) HomeGold shall have ceased to have at least $5,000,000 of net operating loss carry forwards; or

         (d) the HomeGold Board shall determine that the restrictions are no longer necessary.

Each of the undersigned shareholders agree that HomeGold shall be entitled to treat any attempted purchase or sale in violation of the terms of this Agreement as null and void and HomeGold shall be entitled to disregard such attempted purchase or sale. It is agreed that HomeGold's stock transfer agent may be given "stop transfer" instructions consistent with the foregoing.

         Each of the undersigned agrees to make available to HomeGold all certificates representing HomeGold stock owned by the undersigned, so that such certificates may be legended to note the restrictions imposed by this Agreement.

         This Agreement may be signed in counterparts.

                                                                      APPENDIX C

                                                                   2/23/00 DRAFT

STATE OF SOUTH CAROLINA    )
                           )                       EMPLOYMENT AND NONCOMPETITION
                           )                       AGREEMENT
COUNTY OF GREENVILLE       )

         THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT ("Agreement") is made and entered into effective as of the ____ day of ___________, 2000 (the "Effective Date") by and between RONALD J. SHEPPARD, an individual ("Employee"), and HOMEGOLD FINANCIAL, INC., a South Carolina corporation headquartered in Greenville, South Carolina (the "Company"). As used herein, the term "Company" shall include the Company and any and all of its subsidiaries where the context so applies.

                               W I T N E S S E T H

         WHEREAS, the Company desires to enter into an employment relationship with Employee on certain terms and conditions as set forth herein; and

         WHEREAS, Employee has agreed to accept such employment upon the terms and conditions as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. POSITION. Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee and Employee hereby accepts such employment as President and Chief Executive Officer of the Company.

         2. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below.

         "Cause" shall mean: (a) fraud; or (b) embezzlement; or (c) conviction of the Employee of any felony; or (d) a material breach of, or the willful failure or refusal by the Employee to perform and discharge the Employee's duties, responsibilities and obligations under this Agreement, as determined by the Board in its reasonable judgment, or the failure of the Employee to follow reasonable directives and performance standards established by the Board which breach, failure or refusal remains uncured for a period of thirty (30) days after receipt of a written request from the

Board for cure; or (e) any act of moral turpitude or willful misconduct by the Employee which is intended to result in personal enrichment of the Employee at the expense of the Company, or any of its affiliates, or which has a material adverse impact on the business or reputation of the Company or any of its affiliates (such determination to be made by the Board in its reasonable judgment); or (f) intentional material damage to the property or business of the Company; or (g) gross negligence; or (h) the ineligibility of the Employee to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Company, which ineligibility remains uncured for a period of ninety (90) days after receipt of a written request from the Board for cure.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, rule or regulation of similar effect.

         "Common Stock" shall mean, the Company's common stock.

         "Disability" or "Disabled" shall mean the Employee's inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis for a period of six (6) months as determined in good faith by the Board.

         "Involuntary Termination" shall mean the termination of Employee's employment by the Employee which is due to (i) a substantial change of the Employee's responsibilities, position (including status as President and Chief Executive Officer of the Company, its successor or ultimate parent entity, office, title, reporting relationships or working conditions) authority or duties of this Agreement; or (ii) a substantial reduction in the Employee's compensation or benefits.

         "Person" shall mean any individual, corporation, bank, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity.

         3. DUTIES. During the term hereof, the Employee shall have such duties and authority as are typical of someone in his position with a company such as the Company, including, without limitation, those specified in the Company's bylaws or those reasonably set forth by the Board. Employee shall report to the Board. Employee agrees that during the Term hereof, he will devote his full time, attention and energies to the diligent performance of his duties. Employee shall not, without the prior written consent of the Company, at any time during the Term hereof engage in any venture or activity which the Board may in good faith consider to interfere with Employee's performance of his duties hereunder.

         4. TERM. Unless earlier terminated as provided herein, the Employee's employment hereunder shall be for a term of three years commencing on the Effective Date hereof (the "Term"). ----

                  4.1 Upon Employee's death or Disability, the Company shall have the right to terminate this Agreement immediately. Upon such termination, the Employee (or his estate) shall be entitled to receive from the Company as severance upon such termination, the compensation and benefits, as provided in Sections 5.2, 5.3, and 5.4, through the date of Employee's death or Disability.

                  4.2 At any time, the Company shall have the right to terminate Employee's employment immediately for Cause, after which the Company's obligation hereunder shall cease as of the date of the termination.

                  4.3 Employee shall have the right to terminate his employment hereunder if (i) the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Employee to the Company; (ii) or there is an Involuntary Termination.

                    4.4 If Employee's employment is terminated other than pursuant to Section 4.3, the Company's obligations under this Agreement shall cease as of the date of such termination.

         5. COMPENSATION AND BENEFITS. In consideration of Employee's services and covenants hereunder, Company shall pay to Employee the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time, except as otherwise provided in this Section 5):

                  5.1 Annual Salary. During the Term hereof, the Company shall pay to Employee an initial base salary of $250,000 per year in twenty six bi-weekly installments or according to such other schedule as Employee and the Company may agree to. Employee's salary will be reviewed by the Compensation Committee of the Board at the beginning of each of its fiscal years and, in the sole discretion of the Compensation Committee of the Board, may be adjusted for such year.

                  5.2 Bonus. In addition to the above salary, the Company shall pay to Employee an annual cash bonus, equal to two (2%) of the Net Income of the Company for the fiscal year, before income taxes, as reflected on the Company's audited financial statements. Such bonus shall be paid to Employee within thirty
(30) days after receipt of the Independent Auditor's Report on the Company's audited financial statements as of December 31 or such other fiscal year end as the Company may adopt.

                  5.3 Stock Options. The Company hereby grants to the Employee the option to purchase up to Eight Hundred Twenty Five Thousand Four Hundred Twenty Three (825,423) shares of Common Stock, on the terms and conditions set forth in the attached Grant of Option.

                  5.4 Benefits. Employee shall be entitled to share in any employee benefits generally provided by the Company to its most highly ranking employees and officers for so long as the Company provides such benefits and to any other benefits given to Employee in the sole discretion of the Board.

                  5.5 Business Expenses. As a condition of employment, Employee is required to incur reasonable and necessary expenses for the promotion of the business of the Company, including without limitation, expenses of entertainment, travel, telephone costs and similar expenses. Provided that Employee provides the Company with reasonable written documentation as required under the Company's policies and procedures to support reimbursement, the Company shall reimburse Employee for all such expenses reasonably incurred by Employee in the performance of his duties under this Agreement.

         6.  CONFIDENTIALITY; NON-COMPETITION.

                  6.1 Covenant Term. Employee covenants and agrees that for so long as he is employed by the Company and, unless his employment is terminated by the Company without Cause or is terminated by Employee pursuant to Section
4.3 above, for a period of two (2) years after the date his employment is terminated (the "Covenant Term"), he will not, directly or indirectly, engage in any activity prohibited pursuant to the terms of this Section 6.

                  6.2 NonCompetition. Employee agrees that for the Covenant Term, he will not, without the prior written consent of the Company, directly or indirectly, (i) own, manage, operate, control or participate in, or be associated with as a director, officer, shareholder, partner, joint venturer, employee, consultant or otherwise, any financial services business including, but not limited to, consumer lending which competes, directly or indirectly, with the Company within any metropolitan statistical service area in which the Company provides such services on the date of termination of Employee's employment (the "Prohibited Business"); (ii) become financially interested in any person or entity engaged in any such Prohibited Business, other than as a passive investor owning, directly or indirectly, not more than 5% of the equity securities of a public corporation; (iii) solicit or attempt to solicit any employee of the Company either to work for the Employee personally or on behalf of any other person or entity whether or not engaged in a Prohibited Business; or (iv) solicit or attempt to solicit, for the purpose of providing the services identified in subpart (i) above, any customer of the Company with which the Employee had material contact during the twelvemonth period immediately prior to the Employee's departure from the Company.

                  6.3 NonDisclosure of Confidential Information. As used in this Agreement, the term "Confidential Information" shall mean any information which
(i) is not generally available to the public or within the Company's field of industry; and (ii) pertains to or relates in any way to the Company or its businesses, proprietary techniques, know-how, independent interpretations of market information, strategic plans and organizational approaches, activities, products or services including, without limitation, financial information, analyses, intellectual property rights, employee compensation information, reports, marketing methods or other trade secrets. Employee acknowledges that he may come into possession of certain Confidential Information of the Company or its affiliates, and agrees that all such Confidential Information is the sole and exclusive property of the Company. During the Covenant Term, Employee shall not disclose any such Confidential Information, directly or indirectly, nor use it in any way, either during the Covenant Term or at any time thereafter, except as required by law or by any court or governmental agency or body. All files, records, documents, pricing and other information, data and similar items in any medium whatsoever relating to the business, assets or prospects of the Company or its affiliates, whether prepared by Employee or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be copied or removed from the premises of the Company without the Company's prior written consent. The terms of this Section 6.3 are not intended to limit any definitions, protections or remedies available to the Company under any local, state or federal law applicable to trade secrets or confidential information.

                  6.4 Remedies. Employee acknowledges that any violation of this
Section 6 will cause irreparable harm to the Company and that damages are not an adequate remedy. Employee therefore agrees that the Company shall be entitled to injunctive relief enjoining, prohibiting and restraining Employee from the continuance of any such violation, in addition to any monetary damages which might occur by reason of a violation of this Section 6 or any other remedies at law or in equity, including, without limitation, specific performance.

                  6.5 Independent Covenants. The covenants set forth in this
Section 6 are and shall be deemed and construed as separate and independent covenants. Should any part or provision of such covenants be held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not render invalid, void or unenforceable any other part or provision thereof. Specifically, and without limiting the generality of the foregoing, if any portion of this Section 6 is found to be invalid by a court of competent jurisdiction because its duration, the territory and/or the restricted activities are invalid or unreasonable in scope, such duration, territory and/or restricted activity, as the case may be, shall be redefined by consideration of the reasonable concerns and needs of the Company such that the intent of the Company, in consummating the transactions contemplated by the Agreement will not be impaired and shall be enforceable to the fullest extent permissible under applicable laws.

         7. ASSIGNMENT. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Employee, and agree that Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         8. NOTICES. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified or registered mail, postage prepaid:

         To the Company:            John M. Sterling Jr.
                                    HomeGold Financial, Inc.
                                    3901 Pelham Road
                                    Greenville, South Carolina  29615

         Copies to:                 William E. Long, Jr.
                                    HomeGold Financial, Inc.
                                    3901 Pelham Road
                                    Greenville, South Carolina  29615

                                    Cary H. Hall, Esq.
                                    Wyche, Burgess, Freeman & Parham, P.A.
                                    Post Office Box 728 (29602-0728)
                                    44 East Camperdown Way
                                    Greenville, South Carolina 29601

         To Employee:               Ronald J. Sheppard
                                    ---------------------------
                                    ---------------------------


         Copy to:                   Mark L. Bender, Esq.
                                    Nexsen Pruet Jacobs & Pollard LLP
                                    P.O. Drawer 2426
                                    Columbia, South  Carolina 29202

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         9. PROVISIONS SEVERABLE. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         10. WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition. No waiver shall be valid unless in writing signed by the party sought to be bound.

         11. REPRESENTATIONS. Employee agrees that this Agreement constitutes the legal, valid and binding obligation of Employee, enforceable in accordance with its terms. Employee further represents and warrants to Company that he is subject to no agreement or obligation (including, without limitation, any non-competition or confidentiality agreement) or bound by any contract with any Person, corporation, or other entity that would prohibit him from entering into or delivering this Agreement or taking the position described herein or in any way interfere with the performance of his duties and obligations to Company under this Agreement. Employee agrees to indemnify and hold harmless the Company and its officers, directors, employees, managers, members, shareholders and agents from and against any (1) claim (and the expenses associated therewith, including without limitation reasonable attorney's fees) by a third party under a non-competition, confidentiality or similar agreement or (2) any loss arising as a result of Employee's breach of any of Employee's representations or warranties contained in this Agreement, including the exhibits and other attachments hereto.

         12. AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by the parties hereto. The parties hereby agree that this Agreement contains the entire agreement and understanding by and between the parties with respect to Employee's employment, and no representations, promises, agreements, or understandings, written or oral, relating to the employment of the Employee by the Company not contained herein shall be of any force or effect.

         13. GOVERNING LAW. The validity and effect of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina, without giving effect to South Carolina's rules of conflicts law, and regardless of the place or places of its physical execution or performance.

         14. CAPTIONS. The captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         16. NO CONSTRUCTION AGAINST EITHER PARTY. In the event that there is any dispute regarding the interpretation or construction of the provisions of this Agreement, there shall be no presumption that any provision of this Agreement is to be construed against either party hereto.

                               ******************

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.



         _______________________                     ___________________________
         Witness                                     RONALD J. SHEPPARD



                                                     HOMEGOLD FINANCIAL, INC.

         ________________________                    By:________________________
         Witness                                     Name:______________________
                                                     Title:_____________________

                                 GRANT OF OPTION


         1. Grant of Option. Subject to the terms and conditions hereinafter set forth, The Company hereby grants to the Employee, as of the ___ day of April, 2000, options ("Options") to purchase up to Eight Hundred Twenty Five Thousand Four Hundred Twenty Three (825,423) shares of the Common Stock of the Company (the "Option Shares") at the Exercise Price of One Dollar and Seventy Five Cents ($1.75) per Share.

         2. Vesting of Option. The Options granted hereby shall vest as set forth below:

         (a) Options hereunder shall vest and become exercisable upon, and only upon, the issuance of shares pursuant to the exercise of any of the Outstanding Options, as defined below. Options for sixty-seven shares hereunder shall vest for each one hundred shares issued upon exercise of an Outstanding Option. Such vested options shall lapse unless exercised by Employee within 180 days after the Company gives him written notice of the issuance of the shares, pursuant to the exercise of an Outstanding Option, which caused the vesting of such options hereunder.

         (b) Upon the lapse, cancellation or expiration of any of the Outstanding Options, 67 of the Options granted hereunder shall lapse for each 100 shares of the Outstanding Options which lapse, are cancelled or expire.

         (c) The "Outstanding Options" are:

             Options for 404,000 shares granted on or about December 2, 1998 Options for 584,134 shares granted during 1999
             Warrants for 250,000 shares when granted to Raymond James

         3.  Exercise of Options.

         (a) The Employee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

         (b) Full payment by the Employee of the Exercise Price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise.

         4. Adjustment of and Changes in Shares of The Company . In any event of any change in the outstanding shares of Common Stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Company shall appropriately adjust the number of Option Shares subject hereto and the Exercise Price.

         5. No Rights of Shareholders. The Employee shall not have any of the rights and privileges of a shareholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

         6. Non-Transferability of Option. The Option hereunder shall be exercisable only by the Employee and the Option shall not be transferable nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Employee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Employee, and it shall thereupon become null and void.

                                                                      APPENDIX D

                                                                   2/26/00 DRAFT
                           CERTIFICATE OF DESIGNATION
                    SERIES A NON-CONVERTIBLE PREFERRED STOCK

            There is hereby established a series of Preferred Stock of the Corporation consisting of Sixteen Million Three Hundred Thousand (16,300,000) shares, $1.00 par value per share, designated "Series A Non-Convertible Preferred Stock" having the preferences, limitations and relevant rights set forth below (the "Series A Preferred Stock").

            SECTION I. DISTRIBUTIONS.

                (a) The holders of the Series A Preferred Stock shall be entitled to receive out of funds legally available therefor, cumulative annual cash dividends of $0.08 per share, increasing to $.10 per share on January 1, 2005, payable quarterly (i.e. $0.02 per share, increasing to $0.025 per share on January 1, 2005) on the 15th day of each calendar quarter in each year (a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after the issuance of Series A Preferred Stock.

               (b) The Series A Preferred Stock is superior with respect to dividends over the Common Stock and any subsequent series of preferred stock. Accordingly, no dividends in cash or property may be paid with respect to the Common Stock or any other security ranking junior to the Series A Preferred Stock in a particular fiscal year unless all dividends with respect to the Series A Preferred Stock for that particular fiscal year have been paid or sums sufficient set aside therefor.

               (c) The cash dividends on the Series A Preferred Stock are cumulative and, accordingly, no dividends or other distributions may be declared or paid on shares of the Common Stock or any security ranking junior to the Series A Preferred Stock unless all regular cash dividends on the Series A Preferred Stock for all past periods have been paid. Any dividends paid in part on the shares of the Series A Preferred Stock and any shares of other preferred stock ranking on a parity, as to dividends, with the Series A Preferred Stock, must be paid ratably in proportion to the dividends to which the holders of all such parity shares are respectively entitled. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series A Preferred Stock.

               (d) Dividends payable on the Series A Preferred Stock shall be computed based on a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the Quarterly Dividend Payment Date, from time to time fixed in advance by the Board of Directors of the Corporation, or if no record date is fixed, to holders of record as of the close of business on the date on which the dividend is declared. Dividends for the partial year prior to the first Quarterly Dividend Payment Date shall be calculated pro rata based on a 360-day year consisting of twelve 30-day months.

       SECTION II. PREFERENCE ON LIQUIDATION.

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the shares of Common Stock or of any stock ranking on liquidation junior to the Series A Preferred Stock an amount equal to the par value per share of the Series A Preferred Stock (appropriately adjusted for any subdivision, combination, stock dividend or reclassification) plus all accrued but unpaid distributions thereon. If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Preferred Stock the full amount to which they shall be entitled, the holders of the Series A Preferred Stock shall share ratably (together with any other series ranking equal to the Series A Preferred Stock with respect to liquidation preference) in any distribution of assets in proportion to the full amount to which they are respectively entitled. For purposes of this Section II, neither the merger or consolidation of the Corporation into or with any other corporation, nor the sale of all or substantially all the assets of the Corporation, shall be deemed a voluntary or involuntary liquidation, dissolution or winding up of the Corporation. Series A Preferred Stock shall have priority in liquidation superior to that of any subsequent series of preferred stock. In particular, the Board of Directors shall not have the authority, without shareholder vote, to establish subsequent series of preferred stock having a priority in liquidation equal or superior to the Series A Preferred Stock.

               (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers reasonably acceptable to holders of a majority of the outstanding shares of Series A Preferred Stock (which may be the same appraisers engaged by the Corporation to appraise assets on behalf of holders of other capital stock of the Corporation) to determine the value of the assets to be distributed to the holders of shares of Series A Preferred Stock and any other securities of the Corporation. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series A Preferred Stock of the appraiser's valuation.

       SECTION III. VOTING.

               (a) Holders of the Series A Preferred Stock shall not be entitled to vote on any matter, except as expressly required by the South Carolina Business Corporation Act of 1988, as amended, or as expressly provided below. Whenever the approval or other action of holders of the Series A Preferred Stock voting as a separate class is required by the South Carolina Business Corporation Act of 1988, as amended, or this Certificate of Designation, each share of the Series A Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law.

               (b) Unless a higher percentage is otherwise expressly required by applicable law, approval of a majority of Series A Preferred Stock outstanding (voting as a class) shall be required (i) to create or authorize any class or series of stock ranking prior to or equal to the Series A

Preferred Stock in respect of dividends or distribution of assets on liquidation or otherwise alter or abolish the liquidation preferences or any other preferential right of the Series A Preferred Stock, or (ii) designate or authorize additional shares of Series A Preferred Stock or (iii) to exclude or limit the voting rights as to these matters.

         SECTION IV. CONVERSION RIGHTS. The Series A Preferred Stock are not convertible into any Company security.

       SECTION V. PUT - REDEMPTION RIGHTS. The Series A Preferred Stock does not have any associated put, redemption or sinking fund rights. Any or all of the shares of Series A Preferred Stock outstanding at any time shall be redeemable at par at the option of the Company upon notice to the holder(s) thereof. In the event the Company elects to redeem less than all of the then outstanding shares, and there is more than one holder of the shares, the number of shares redeemed from each such holder shall be in proportion to their total number of shares held.

       SECTION VI. PROVISION FOR CONSOLIDATION, MERGER, ETC. In case the Corporation, (i) shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger,
(ii) shall permit any other entity to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving entity, but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other entity or cash or any other property, (iii) shall transfer all or substantially all of its properties or its assets to any other entity, or (iv) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issuance of additional shares of Common Stock for which adjustment is provided in Section V), then, in each such case, such transaction shall not be consummated unless the continuing or surviving entity shall expressly undertake the obligations hereunder.

       SECTION VII. REACQUIRED SHARES. Any shares of the Series A Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series A Preferred Stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

                                                                      APPENDIX E

                                                                   2/26/00 DRAFT

                            HOMEGOLD FINANCIAL, INC.
                                VOTING AGREEMENT

         This VOTING AGREEMENT (the "Agreement") is made and entered into this ____ day of _____________, 2000 by and among HOMEGOLD FINANCIAL, INC., a South Carolina corporation (the "Company"), and each of the Company shareholders listed on the Signature Page (the "Shareholders").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Shareholders own the shares of Common Stock of the Company set forth opposite their respective names on the Signature Page; and

         WHEREAS, in connection with the merger of HomeSense Financial Corp. and its affiliated companies into the Company (the "Merger") as contemplated in that certain Reorganization Agreement dated February ___, 2000 (the "Reorganization Agreement"), by and between the Company and the HomeSense Group (as defined in the Reorganization Agreement) and in order to provide for certain agreements with respect to the voting of the Common Stock of the Company, the Company and the Shareholders desire to enter into this Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

                                   DEFINITIONS

         "Articles" means the Articles of Incorporation of the Company, as amended, filed with the Office of the Secretary of State of South Carolina, on the date of this Agreement.

         "Board" means the Board of Directors of the Company.

         "Common Stock" means the Common Stock, $.001 par value per share, of the Company and any other stock of the Company entitled to vote along with the Common Stock as a single class in the election of directors.

         "Majority in Interest" means the shareholders, other than Ronald J. Sheppard, holding a majority of Common Shares subject to this Agreement, not including the shares held by Ronald J. Sheppard.

         "Series A Preferred Stock" means the Series A Non-Convertible Preferred Stock, $1.00 par value per share, of the Company with substantially the rights and preferences set forth in Appendix D of the Reorganization Agreement.

                                    ARTICLE I
                              CORPORATE GOVERNANCE

         1.1 Number of Directors; Quorum; Vote. The Company and the Shareholders shall take all reasonable efforts within their power to implement the following:
(i) the Board shall consist of seven members, or such greater number approved by the unanimous vote of the Board; (ii) a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board; (iii) except as set forth herein, the vote of a majority of the directors present and voting at any meeting shall constitute the action of the Board; and (iv) regular meetings of the Board shall be held no less frequently than quarterly.

         1.2 Board Composition. (a) Subject to the terms of this Agreement, the Company and the Shareholders shall take all reasonable efforts within their power to cause the following persons to be nominated as part of Management's
Slate:

         (i) Mr. Sheppard shall be entitled (A) to nominate three individuals for election to the Board to serve as a Director until his or her successor is elected and qualifies, (B) to nominate each such successor, and (C) to propose the removal from the Board of any director nominated under the foregoing clause (A) or (B);

         (ii) A Majority in Interest shall be entitled (A) to nominate three individuals for election to the Board to serve as a Director until his or her successor is elected and qualifies, (B) to nominate each such successor, and (C) to propose the removal from the Board of any director nominated under the foregoing clause (A) or (B);

         (iii) Mr. Sheppard, together with the approval of a Majority in Interest (which shall not be unreasonably withheld), shall be entitled (A) to nominate one individual for election to the Board to serve as a Director until his or her successor is elected and qualifies, (B) to nominate each such successor, and (C) to propose the removal from the Board of any director nominated under the foregoing clause (A) or (B).

         (b) Each nomination or any proposal to remove from the Board any director shall be made by delivering to the Company a notice signed by the party or parties entitled to such nomination or proposal. As promptly as practicable after delivery of such notice, the Company shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or removal proposed in such notice. Such corporate actions may include calling a meeting or soliciting the written consent of the Board, or calling a meeting or soliciting the written consent of the shareholders of the Company.

         (c) Each Shareholder agrees to vote all of his, her or its Common Stock for the election to the Board of all individuals nominated in accordance with this Section 1.2 and for the removal from the Board of all directors proposed to be removed in accordance herewith. Each Shareholder shall cause each director nominated by such Shareholder to vote for John M. Sterling, Jr. as Chairman of the Board (so long as Mr. Sterling is a Board member).

         1.3 Issuance of Series A Preferred Stock. The Company shall not authorize or issue Series A Preferred Stock (other than as contemplated in the Reorganization Agreement and Mutual Indemnity Agreement) unless Sheppard shall have consented to such issuance in writing prior to such authorization or issuance.

         1.4 Further Assurances. Each Shareholder shall vote all of its Common Stock, shall execute and deliver such further documents, shall take such further action, and shall use its best efforts to cause the Board to vote in such a manner as may be necessary or desirable to carry out the purposes and intent of this Agreement.

         1.5 No Other Voting Arrangements. Each party hereto represents and warrants to each other party that such party has no knowledge of any written or oral agreements or arrangements, with respect to any voting securities of the Company other than as set forth in this Agreement. Any other such agreements or arrangements shall be void as against, and shall not be recognized or given effect by, the parties hereto. Each party shall promptly notify each other party upon learning of the existence of any such agreement or arrangement.

                                   ARTICLE II
                               STOCK CERTIFICATES

         Stock Certificates. Each of the Holders agrees that the stock certificate or certificates from time to time representing the respective shares of Common Stock shall be registered in the individual name of such Holder and shall bear, in addition to any other legend required to be placed thereon, a legend in substantially the following form:

"THIS SECURITY IS SUBJECT TO THE TERMS OF THE VOTING AGREEMENT DATED __________, 2000, AND ANY AMENDMENTS THERETO, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY ATTEMPTED SALE, PLEDGE, BEQUEST, TRANSFER, ASSIGNMENT OR ANY OTHER DISPOSITION OR ENCUMBRANCE OF THIS SECURITY OTHERWISE THAN AS EXPRESSLY PERMITTED BY SAID AGREEMENT IS INVALID."

                                   ARTICLE III
                        TRANSFER RIGHTS AND RESTRICTIONS

          General Restriction. No Shareholder may sell, exchange, give, devise, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily or by operation of law (including a transfer pursuant to equitable distribution proceedings), any of the Common Stock, or any rights or interest related thereto, whether now owned or hereafter acquired, unless, and until the transferee has agreed, in a writing delivered to the other parties to this Agreement, to be bound by all of the terms and conditions of this Agreement.

                                   ARTICLE IV
                           REPRESENTATION OF OWNERSHIP

         Ownership. Each Shareholder (severally but not jointly) represents that they are the record owner of the shares of Common Stock set forth opposite their name on the Signature Page and they have the unencumbered voting rights with respect to such shares.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Binding Effect. Subject to the limitations on transfer set forth herein, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         5.2 Amendment. This Agreement may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of (i) the Company, (ii) Ronald J. Sheppard; and (iii) holders of shares of Common Stock constituting a majority of the Majority in Interest.

         5.3 Termination. This Agreement shall terminate and have no further force or effect upon the earlier of (i) three (3) years from the date hereof, or
(ii) the written consent of (a) the Company, (b) Ronald J. Sheppard, and (c) the Majority in Interest.

         5.4 Governing Law. The interpretation, validity and performance of the terms of this Agreement shall be governed by the laws of the State of South Carolina, regardless of the law that might be applied under principles of conflicts of law.

         5.5 Notices. All communications under this Agreement shall be in writing and (i) sent by facsimile transmission and by certified or registered mail, return receipt requested, courier or overnight mail, or (ii) sent by certified or registered mail, return receipt requested, courier or overnight mail, (1) if to a Holder, to such address as such Holder may have furnished to the other parties hereto in writing and (2) if to the Company then to the following address or such other address as the Company may provide to the other parties hereto by notice given in compliance with the provisions of this Section 5.5.

                           HomeGold Financial, Inc.
                           3901 Pelham Road
                           Greenville, South Carolina 29615
                           Attention:  John M. Sterling, Jr.
                                        William E. Long, Esq.

         copy to:          Cary H. Hall, Esq.
                           Wyche, Burgess, Freemman & Parham, P.A.
                           Post Office Box 728 (29602-0728)
                           44 East Camperdown Way
                           Greenville, South Carolina 29601

Any written communication so addressed, sent by facsimile transmission or certified or registered mail, return receipt requested, courier or overnight mail, shall be deemed to have been given when sent via facsimile or mailed. All other written communications shall be deemed to have been given upon receipt thereof.

         5.6 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         5.7 Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         5.8 Specific Performance. The parties hereto acknowledge that payment of monetary damages may not be sufficient to adequately remedy a breach or prospective breach of the terms and provisions of this Agreement and, therefore, the parties hereto consent to the application of equitable remedies, including, without limitation, specific performance, to enforce the terms and provisions of this Agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Company and each of the parties listed below have executed this Voting Agreement as of the date first above written.

                                            HOMEGOLD FINANCIAL, INC.



                                            By:________________________

                                            Title:_____________________



                                            SHAREHOLDERS:

                                            [NAME OF SHAREHOLDER]

_____ Shares of Common Stock                _______________________________
                                            (signature)

                                            [NAME OF SHAREHOLDER]

_____ Shares of Common Stock                _______________________________
                                            (signature)

                                            [NAME OF SHAREHOLDER]

_____ Shares of Common Stock                _______________________________
                                            (signature)

                                            [NAME OF SHAREHOLDER]

_____ Shares of Common Stock                _______________________________
                                            (signature)

                                            [NAME OF SHAREHOLDER]

_____ Shares of Common Stock                _______________________________
                                            (signature)

                                            [NAME OF SHAREHOLDER]

_____ Shares of Common Stock                _______________________________
                                            (signature)

                                            [NAME OF SHAREHOLDER]

_____ Shares of Common Stock                _______________________________
                                            (signature)

                                                                      APPENDIX F

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made and entered into as of February __, 2000, among HomeGold Financial, Inc., a corporation organized under the laws of the State of South Carolina (the "Company"), and the individuals identified on Schedule 1 of this Agreement (collectively, the "Purchasers").

         WHEREAS, the Company and HomeSense Financial Corp. are parties to that certain Reorganization Agreement dated the date hereof (the "Reorganization Agreement") pursuant to which the Purchasers, among other things, will be issued shares of the Company's Common Stock (as defined below).

         WHEREAS, included as an appendix to the Reorganization Agreement is an Employment Agreement between the Company and Ronald J. Sheppard ("Sheppard") pursuant to which Sheppard is granted options for the purchase of Common Stock (the "Options"); and

         WHEREAS, the Company desires to grant to the Purchasers registration rights as set forth herein with respect to the shares of Common Stock being issued under the Reorganization Agreement and to grant to Sheppard registration rights as set forth herein with respect to the shares of Common Stock issuable upon exercise of the Options.

         The Company and the Purchasers hereby agree as follows:

         1.       Definitions.
                  -----------

                  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Reorganization Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Advice" shall have the meaning set forth in Section 6(b).

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Blackout Period" shall have the meaning set forth in Section 2(b).

                  "Board" shall have the meaning set forth in Section 2(b).

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's Common Stock, par value $0.05 per share.

                  "Effectiveness Date" means with respect to the Registration Statement the earlier of the 180th day following the Closing Date and the date which is within five (5) days of the date on which the Commission informs the Company that the Commission
                  (i) will not review the Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement.

                  "Effectiveness Period" shall have the meaning set forth in
                  Section 2(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Filing Date" means the date the Registration Statement is filed, which Filing Date shall be 60 days from the earliest date on which any Holder is entitled to transfer at least one share of Common Stock without restriction pursuant to that certain Stock Restriction Agreement between certain shareholders of the Company, a form of which Stock Purchase Agreement is set forth as Appendix B to the Reorganization Agreement.

                  "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities, including without limitation, the Purchasers and their assignees.

                  "Indemnified Party" shall have the meaning set forth in
                  Section 7(c).

                  "Indemnifying Party" shall have the meaning set forth in
                  Section 7(c).

                  "Losses" shall have the meaning set forth in Section 7(a).

                  "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" means (i) the shares of Common Stock
                  (A) issued pursuant to the Reorganization Agreement (the "Common Shares") and (B) issuable upon exercise of the Options (the "Option Shares"), and upon any stock split, stock dividend, recapitalization or similar event with respect to such Common Shares and Option Shares, and (ii) any other dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities; provided, however, that Registrable Securities shall include (but not be limited to) a number of shares of Common Stock equal to no less than 100% of the maximum number of shares of Common Stock which would be issuable pursuant to the Reorganization Agreement and upon exercise of the Options, assuming such exercise occurred on the Closing Date or the Filing Date, whichever date would result in the greater number of Registrable Securities. Notwithstanding anything herein contained to the contrary, such registered shares of Common Stock shall be allocated among the Holders pro rata based on the total number of Registrable Securities issued or issuable as of each date that a Registration Statement, as amended, relating to the resale of the Registrable Securities is declared effective by the Commission.

                  "Registration Statement" means the registration statement and any additional registration statements contemplated by this Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Special Counsel" means any special counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 5.

         2.       Registration.
                  ------------

                  (a) On or prior to the Filing Date the Company shall prepare and file with the Commission a "shelf" Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 2(a) that are eligible for sale pursuant to Rule 144 of the Securities Act. The Registration Statement shall be on Form S-3 (or on another form appropriate for such registration in accordance herewith). The Company shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not be subject to further review) within sixty (60) days from the Filing Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period"). If an additional Registration Statement is required, for any reason, to be filed because the actual number of shares of Common Shares and Option Shares exceeds the number of shares of Common Stock initially registered in respect of the Common Shares and the Option Shares based upon the computation on the Closing Date, the Company shall have 20 Business Days to file such additional Registration Statement, and the Company shall use its best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible, but in no event later than 30 days after filing.

                  (b) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 90 consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 2(b) for more than 120 days in the aggregate during any 12 month period (each, a "Blackout Period").

                  (c) In connection with the Company's registration obligations under this Section 2, the Company shall

                           (i) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement on Form S-3 (or on another form appropriate for such registration in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (x) furnish to the Holders and any Special Counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders and such Special Counsel, and (y) the Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or any Special Counsel shall reasonably object in writing within three (3) Business Days of their receipt thereof;

                           (ii) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities;

                           (iii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;

                           (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented; and

                           (v) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and any Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

         3.       Piggy Back Registrations; Underwritten Offerings.
                  ------------------------------------------------

                  (a) If at any time when there is not an effective Registration Statement covering Common Shares or Option Shares, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall promptly send to each holder of Registrable Securities written notice of such determination and, if within 30 days after receipt of such notice, any such holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all

                  Registrable Securities which the Company has been so requested to register by the holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 5 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 3(a) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 3(a) that are eligible for sale pursuant to Rule 144 of the Securities Act.

                  (b) In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (i) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro_rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (ii) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

                  (c) In any registration undertaken pursuant to this Section 3, the Company shall register or qualify or seek one or more exemptions from such registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Company shall determine, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

         4. Additional Registration Obligations. In connection with the Company's registration obligations under Sections 2 and 3, the Company shall:

                  (a) Respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement;

                  (b) Within two (2) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

                  (c) Notify the Holders of Registrable Securities to be sold and any Special Counsel as promptly as possible (and, in the case of (i)(A) below, not less than five (5) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day

                           (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                           (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;

                           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

                           (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects;

                           (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and

                           (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain as soon as practicable the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

                  (e) If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (f) Promptly deliver to each Holder and any Special Counsel, without charge, as many copies of the Registration Statement, Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (g) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.

                  (h) Upon the occurrence of any event contemplated by Section 4(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (i) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the Nasdaq Stock Market or on any other stock exchange on which similar securities issued by the Company are then listed.

                  (j) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to is security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12 month period (or 90 days after the end of any 12 month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

                  (k) Require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement.

                  (l) If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

         5.       Registration Expenses

         Except for any underwriting fees and discounts and selling commissions applicable to the sale of Registrable Securities sold by the Holders, all of which shall be paid by the Holders, all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Stock Market, the Over-the-Counter Bulletin Board or any other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders, in the case of the Special Counsel, to a maximum amount of $15,000, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

         6.       Obligations of Holders.
                  ----------------------

                           (a) Each Holder covenants and agrees that (i) it will
                  not sell any Registrable Securities under the Registration Statement filed pursuant to Section 2 until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 4(f) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 4(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

                  (b) Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) or 4(c)(vi), such
                  Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 4(h), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

         7.       Indemnification

                  (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 7(c) to this Agreement) and shall survive the transfer of the Registrable Securities by the Holders.

                  (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of

                  Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus Supplement. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section 7(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying

                  Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d) Contribution. If a claim for indemnification under Section 7(a) or 7(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any

                  Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be liable or required to contribute under this Section 7(c) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         8.       Rule 144.
                  --------

         As long as any Holder owns Common Shares, Options or Option Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. As long as any Holder owns Common Shares, Options or Option Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Common Shares and Option Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including compliance with the provisions of the Reorganization Agreement relating to the transfer of the Common Shares and Option Shares. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         9.       Miscellaneous.
                  -------------

                  (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

                  (c) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its security holders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

                  (d) Specific Enforcement, Consent to Jurisdiction.
                      ---------------------------------------------

                      (i) The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                      (ii) Each of the Company and the Holders (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the District of South Carolina for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9(d) shall affect or limit any right to serve process in any other manner permitted by law.

                  (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each of the Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern standard time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern standard time, on any date and earlier than 11:59 p.m., eastern standard time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on
                  Schedule 1 attached hereto, or with respect to the Company, addressed to:

                                    HomeGold Financial, Inc.

                                    3901 Pelham Road
                                    Greenville, South Carolina 29615
                                    Attn.: John M. Sterling, Jr.

                  or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to Cary H. Hall, Jr., Esq., Wyche, Burgess, Freeman & Parham, P.A., 44 East Camperdown Way, Greenville, South Carolina 29601, Facsimile
                  No.: 864-235-8900. Copies of notices to the Purchasers shall be sent to Mark Bender, Esq., Nexsen Pruet Jacobs and Pollard, LLP, Suite 1500, P.O. Drawer 2426, Columbia, South Carolina 29201 Facsimile No.:803-253-8277.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Reorganization Agreement.

                  (h) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the shares of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable provincial and state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause
                  (ii) of this Section 9(h), the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, (v) such transfer shall have been made in accordance with the applicable requirements of the Reorganization Agreement, and (vi) the number of shares of the Registrable Securities transferred to such transferee is equal to or greater than one percent (1%) of the number of the then outstanding shares of Common Stock of the Company. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard to principles of conflicts of law thereof.

                  (k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (l) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (m) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  (n) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                            HOMEGOLD FINANCIAL, INC.


                                            By:_________________________________
                                               Name:
                                               Title:___________________________



                                            PURCHASERS




                                            Ronald J. Sheppard




                                            R. Joe Arnold




                                            Matthew J. Arnold




                                            David C. Gaffney




                                            Larry C. Hamilton




                                            John W. Neal




                                            Charles D. Sides, Jr.

                                            Terrell E. Stubbs

                                                SCHEDULE 1

                                                 HOLDERS


Ronald J. Sheppard




R. Joe Arnold




Matthew J. Arnold




David C. Gaffney




Larry C. Hamilton




John W. Neal




Charles D. Sides, Jr.




Terrell E. Stubbs

                                    EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[TRANSFER AGENT]
ATTN:____________

                  RE:      HOMEGOLD FINANCIAL, INC.

                  Ladies and Gentlemen:

         We are counsel to HomeGold Financial, Inc., a company organized under the laws of the State of South Carolina (the "COMPANY"), and have represented the Company in connection with that certain Reorganization Agreement (the "REORGANIZATION AGREEMENT") entered into by and among the Company and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company issued to the Holders (i) shares of its common stock, par value $0.05 per share (the "COMMON SHARES") and (ii) options to purchase shares of the Common Stock (the "OPTIONS"). Pursuant to the Reorganization Agreement, the Company has also entered into a Registration Rights Agreement with the Holders (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including Common Shares and the shares of Common Stock issuable upon exercise of the Options, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2000, the Company filed a Registration Statement on Form [S-3] (File No. 333-_____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                  Very truly yours,

                                                  [COMPANY'S COUNSEL]


                                                  By:___________________________
                                                  cc:    [LIST NAMES OF HOLDERS]

                                                                   2/26/00 DRAFT

       THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT TO S.C. CODE " 15-
            48-10 (UNLESS THE UNITED STATES ARBITRATION ACT APPLIES)

                           MUTUAL INDEMNITY AGREEMENT

         This Mutual Indemnity Agreement is entered into between HomeGold Financial, Inc. ("HomeGold") and Ronald J. Sheppard ("Sheppard").

         WHEREAS, HomeGold has entered into that certain Reorganization Agreement dated February ___, 2000, (the "Reorganization Agreement") with HomeSense Financial Corporation and its affiliated corporations listed in
SCHEDULE 3.5 to the Reorganization Agreement (collectively "HomeSense") pursuant to which HomeSense will be merged into HomeGold;

         WHEREAS, Sheppard, as the principal shareholder of HomeSense has agreed to indemnify HomeGold on a non-recourse basis against losses it may incur as a result of breaches of HomeSense's warranties, representations and obligations pursuant to the Reorganization Agreement, subject to the limitations set forth in this Mutual Indemnity Agreement; and

         WHEREAS, HomeGold has agreed to indemnify Sheppard on a non-recourse basis against losses he may incur as a result of breaches of HomeGold's warranties, representations and obligations pursuant to the Reorganization Agreement, subject to the limitations set forth in this Mutual Indemnity Agreement;

         NOW, THEREFORE, it is agreed as follows:

         1. Indemnity by Sheppard for Losses incurred by HomeGold as a result of breach of HomeSense's warranties, representations and obligations pursuant to the Reorganization Agreement.

                  If HomeGold incurs any loss or damage as a result of breach of any warranty or representation made by HomeSense in the Reorganization Agreement or the failure of HomeSense to comply with any obligation under the Reorganization Agreement, then Sheppard shall surrender for cancellation shares of Preferred Stock equal, in par value, to the amount of such losses or damages. Notwithstanding any other provision of this Agreement, the Reorganization Agreement, or any other agreement, document or instrument contemplated by the foregoing, Sheppard's liability under this Paragraph 1 shall be non-recourse such that the sole and exclusive source of recovery by HomeGold (or any person or entity claiming by, on behalf of or through HomeGold) shall be the Preferred Stock. In no event shall Sheppard have any personal liability whatsoever in respect of this Paragraph 1.

         2. Indemnity by HomeGold for Losses incurred by Sheppard as a result of breach of HomeGold's warranties, representations and obligations pursuant to the Reorganization Agreement.

          If Sheppard incurs any loss or damage as a result of breach of any warranty or representation made by HomeGold in the Reorganization Agreement or the failure of HomeGold to comply with any obligation under the Reorganization Agreement, then HomeGold shall issue to Sheppard shares of Preferred Stock equal, in par value, to the amount of such losses or damages, provided that HomeGold shall in no event be required to issue more than Five Million Three Hundred Thousand (5,300,000) shares of Preferred Stock hereunder. HomeGold will at all times reserve and keep available the number of shares of Preferred Stock that shall be sufficient to satisfy the requirements of this Section 2.

         3. Cash Payments in the event that the Equity of HomeSense at the Closing, determined in accordance with generally accepted accounting principles, is greater or less than $3,373,233.

                  (a) If the Total Equity (i.e. total assets less total liabilities) of HomeSense, at the Closing Date, determined in accordance with generally accepted accounting principles, is greater than $3,373,233, then HomeGold shall pay to Sheppard, in cash, the amount of such excess and, if such Total Equity at the Closing Date is less than $3,373,233, then Sheppard shall pay to HomeGold, in cash, the amount of such deficiency. Notwithstanding any accounting rule or requirement or any provision of this Agreement to the contrary, HomeGold acknowledges and agrees that for purposes of calculating Total Equity, HomeSense's assets shall include the Sheppard Indebtedness as defined in Section 5.4 of the Reorganization Agreement (i.e., such indebtedness shall not be excluded from Total Equity).

                  (b) HomeGold shall advise Sheppard as soon as practical after the Closing of its determination of the Total Equity of HomeSense at the Closing. If Sheppard disputes such determination, then such dispute shall be resolved by arbitration in accordance with the provisions of Section 8 below.

         4. Release of Guarantees and Obligations. HomeGold covenants and agrees to use its good faith best efforts as soon as practicable after the Effective Time (as defined in the Reorganization Agreement) to obtain the full and unconditional written release of Sheppard (in form and content reasonably satisfactory to Sheppard) from any and all liability under or in respect of any indebtedness or other obligation of HomeGold or HomeSense, other than liability with respect to third party tort claims, for which Sheppard is or becomes liable or responsible (whether by guarantee or otherwise) at or after the Effective Time (the "Guaranteed Obligations").

         5. Subrogation. HomeSense and HomeGold, jointly and severally, covenant and agree that, with respect to any Guaranteed Obligation, Sheppard shall be, to the fullest extent permitted by law, subrogated to all rights of each creditor (including all rights of such creditor as a secured party, if any) under any and all Guaranteed Obligations.

         6. Indemnity With Respect to Guarantied Obligations. HomeGold shall indemnify and hold Sheppard harmless against any liability with respect to the Guarantied Obligations. Any indemnification payments pursuant to this Section 6 shall be paid in cash, and such cash payments shall be the exclusive remedy under this Section 6.

         7. Exclusive Remedy. The provisions of this Agreement shall constitute the exclusive remedies of HomeGold, HomeSense and Sheppard with respect to breach of any provision of the Reorganization Agreement.

         8. Dispute Resolution. Any dispute hereunder shall be resolved by arbitration in accordance with the rules of the American Arbitration Association, with the expenses of such arbitration to be borne by HomeGold.

         IN WITNESS WHEREOF, this Mutual Indemnity Agreement is executed this ___ day of _____________, 2000.

                                         HOMEGOLD FINANCIAL, INC.


                                         By:_________________________________
                                               John M. Sterling, Jr., CEO


                                         ____________________________________
                                                Ronald J. Sheppard

                                                                   2/23/00 DRAFT
                                   APPENDIX H

                          NON-RECOURSE PROMISSORY NOTE
5,700,000.00                                                    __________, 2000

         For value received, Ronald J. Sheppard ("Promisor") promises to pay to the order of HomeGold Financial, Inc., a South Carolina corporation (the "Company") the aggregate principal sum of Five Million Seven Hundred Thousand Dollars ($5,700,000).

         Interest shall accrue on a daily basis on the outstanding principal amount of this Note at a rate equal to 7.5% per annum, compounded quarterly, computed on the basis of a 360 day year and the actual number of days elapsed, and shall be payable quarterly in arrears on the 15th day of each calendar quarter after the date hereof until the entire principal amount hereof shall have been paid in full.

         All outstanding amounts of principal of, and accrued and unpaid interest under, this Note shall be due and payable on the first (1st) anniversary of the date hereof (the "Maturity Date").

         Payments of principal of, and accrued and unpaid interest under, this Note shall be due and payable upon Promisor's receipt of proceeds from the transfer or redemption of any Pledged Shares (as defined in the Pledge Agreement between Promisor and the Company of even date herewith) in the full amount of such proceeds (net of costs of sale and any taxes attributable thereto) or such lesser amount as is necessary to pay the full amount of outstanding principal of and accrued interest under this Note and for Promisor to otherwise fully and finally discharge its obligations under this Note. Promisor may, at his option, pay all or any portion of the principal of, and accrued and unpaid interest under, this Note at any time prior to the maturity hereof without penalty or premium. Any payment hereunder shall be applied first to pay accrued and unpaid interest under this Note and second to reduce the outstanding principal amount of this Note.

         The amounts due under this Note are secured by a pledge of the Pledged Shares. All cash dividends declared and paid with respect to the Pledged Shares, or the portion of such dividends equal to the accrued and unpaid interest due under this Note if such portion is less than the entire amount of the dividends, shall be paid to the holder of this Note. Any and all redemption proceeds from the redemption of any Pledged Shares, shall be payable directly to the Company and shall be applied first to pay accrued but unpaid interest under this Note and second to reduce the outstanding principal amount of this Note.

         This is a non-recourse note. In no event shall the Promisor have any personal liability whatsoever in respect of this Note. Notwithstanding anything contained herein to the contrary, the Company or any subsequent holder of this Note shall look solely to its rights and remedies under the Pledge Agreement with respect to any and all amounts owed under this Note.

         Promisor, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Promisor hereunder.

         Any failure by the Company to exercise any right hereunder shall not be construed as a waiver of its right to exercise the same or any other right hereunder at any other time.

         This Note and all rights hereunder shall be governed by the internal laws, and not the laws of conflicts, of the State of South Carolina.

         IN WITNESS WHEREOF, this Promissory Note has been executed as of the date first written above.


                                                     --------------------------
                                                     Ronald J. Sheppard

                                                                   2/26/00 DRAFT
                                   APPENDIX I

                             STOCK PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT is made as of ________________, 2000, between Ronald J. Sheppard ("Pledgor"), and HomeGold Financial, Inc., a South Carolina corporation ("HomeGold," or the "Company").

         This Pledge Agreement is entered into in connection with the closing of the transactions contemplated in the Reorganization Agreement dated February ___, 2000 (the "Reorganization Agreement"), by and between HomeGold, HomeSense Financial Corp., a South Carolina corporation ("HomeSense"), and HomeSense's affiliated companies, pursuant to which Pledgor obtained (i) Six Million Seven Hundred Eighty Thousand Nine Hundred Forty Four (6,780,944) Shares of HomeGold's Common Stock (the "Common Stock") and (ii) Eleven Million (11,000,000) shares of HomeGold's Series A Non-Convertible Preferred Stock, $1.00 par value per share (the "Preferred Stock"). Pledgor has delivered to the Company a promissory note of even date herewith in principal amount of Five Million Seven Hundred Thousand Dollars ($5,700,000) (the "Note"), which is to be secured by the pledge of (i) Four Million Five Hundred Sixty Thousand (4,560,000) shares of the Common Stock (the "Pledged Common Shares") and (ii) Five Million Seven Hundred Thousand (5,700,000) shares of the Preferred Stock (the "Pledged Preferred Shares," and collectively with the Pledged Common Shares, the "Pledged Shares"). This Pledge Agreement provides the terms and conditions upon which the Note and that certain Mutual Indemnity Agreement of even date herewith (the "Indemnity") by and between Pledgor and HomeGold are secured by a pledge to the Company of the Pledged Shares.

         NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Pledgor and the Company hereby agree as follows:

         1. Pledge. Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the Pledged Shares as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note and full payment and performance of the obligations and liabilities of Pledgor under the Indemnity and hereunder.

         2. Delivery of Pledged Shares. Upon the execution of this Pledge Agreement, Pledgor shall deliver to the Company the certificate(s) representing the Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to the Company.

         3. Voting Rights. Notwithstanding anything to the contrary contained herein, during the term of this Pledge Agreement, Pledgor shall be entitled to all voting rights with respect to the Pledged Shares.

         4. Cash Dividends. During the term of this Pledge Agreement, all cash dividends declared and paid in respect of the Pledged Common Shares shall be paid to Pledgor. During the term of this Pledge Agreement, all cash dividends declared and paid in respect of the Pledged Preferred Shares, or the portion of such cash dividends equal to the accrued and unpaid interest under the Note if such portion is less than the entire amount of such dividends, shall be paid to the Company and applied by the Company to the payment of accrued and unpaid interest under the Note, and the remaining cash dividends, if any, shall be paid to Pledgor. Upon the occurrence of and during the continuance of any Default, all cash dividends with respect to the Pledged Preferred Shares shall be paid to the Company and applied by the

Company first to the payment of accrued and unpaid interest under the Note, and second to the payment of the outstanding principal amount of the Note.

         5. Stock Dividends; Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property as an addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for Pledgor's obligations under the Note and shall promptly deliver such additional security to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Shares hereunder.

         6. Default. Subject to the terms otherwise set forth herein, if Pledgor defaults in the payment of the principal or interest under the Note when it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note, the Indemnity, or this Pledge Agreement occurs (including without limitation the bankruptcy or insolvency of Pledgor) (each a "Default"), the Company may, at its option:

                  (a) redeem Pledged Preferred Shares at $1.00 per share in an amount equal to the remaining unpaid principal of and accrued and unpaid interest on the Note plus any other amounts owed to the Company in connection with obligations of Pledgor secured by the Pledged Shares (and exercise the remedy set forth in paragraph (b) below to the extent the total value of the Preferred Pledged Shares is insufficient to satisfy Pledgor's obligations to the Company secured by the Pledged Shares); or

                  (b) exercise, subject to the terms otherwise set forth herein, any and all the rights, powers and remedies of any owner of the Pledged Preferred Shares (including the right to receive dividends and distributions with respect to such Pledged Preferred Shares except as otherwise proved herein) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of the State of South Carolina or otherwise available to the Company under applicable law. Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Preferred Shares at any private sale or public auction, on not less than ten days written notice to Pledgor. Pledgor shall have no right to redeem the Pledged Preferred Shares after any such sale or assignment. Notwithstanding anything contained herein to the contrary, such sale or assignment shall be at such price or prices and upon such terms as the Company may deem advisable subject to the following conditions:

                           (i) the Company shall not sell or assign any Pledged
                  Preferred Shares for consideration of less than $1.00 per share; and

                           (ii) the Company shall not sell or assign any Common
                  Pledged Shares until all Preferred Pledged Shares have been disposed of in accordance with the terms set forth herein.

         In case of any such sale, the proceeds of such sale shall be applied to the principal of and accrued interest on the Note and other obligations of Pledgor to the Company secured by the Pledged Shares; provided that after payment in full of the indebtedness evidenced by the Note and the other obligations of Pledgor to the Company secured by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Shares remaining in the hands of the Company.

Notwithstanding any other provision of this Pledge Agreement to the contrary, Pledgor shall not be personally liable for any amount of the outstanding principal and accrued interest on the Note or for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full.

         7. Payment of Indebtedness and Release of Pledged Shares. Upon payment in full of the indebtedness evidenced by the Note and termination of the Indemnity, the Company shall surrender the Pledged Shares and any additional security to Pledgor together with all forms of assignment.

         8. No Other Liens; No Sales or Transfers. Since the date of issuance, Pledgor has not sold, transferred or assigned, nor granted any liens or encumbrances on, the Pledged Shares other than the lien granted herein. Pledgor hereby covenants that, until such time as all of the outstanding principal of and interest on the Note has been repaid, Pledgor shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Pledged Shares or Pledgor's rights as a holder thereof, other than pursuant to this Agreement, or (ii) sell or otherwise transfer any Pledged Shares or any interest therein.

         9. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of the Company, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Pledge Agreement.

         10. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11. No Waiver; Cumulative Remedies. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are the exclusive rights and remedies of the Company hereunder.

         12. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns. This Pledge Agreement shall be governed by, and be construed to interpreted in accordance with, the laws of the State of South Carolina.

         13. No Construction Against Either Party. In the event that there is any dispute regarding the interpretation or construction of the provisions of this Pledge Agreement, there shall be no presumption that any provision of this Pledge Agreement is to be construed against either party hereto.

                  IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first written above.

                                                     __________________________
                                                     Ronald J. Sheppard



                                                     HOMEGOLD FINANCIAL, INC.

                                                     By:      __________________
                                                     Name:  ____________________
                                                     Title:   __________________

                    AMENDMENT #1 TO REORGANIZATION AGREEMENT
                   BY AND BETWEEN HOMEGOLD FINANCIAL, INC. AND
             HOMESENSE FINANCIAL CORP. AND ITS AFFILIATED COMPANIES

         This AMENDMENT #1 to REORGANIZATION AGREEMENT (this "Amendment #1") is entered into as of this 10th day of March, 2000 by and among HomeGold Financial, Inc. ("HomeGold"), a corporation organized and existing under the laws of the State of South Carolina, and HomeSense Financial Corp., a corporation organized and existing under the laws of the State of South Carolina and each of the affiliated corporations of HomeSense set forth on the attached Schedule 3.5 to the Reorganization Agreement (as defined below) (collectively, where the context permits, "HomeSense").

         WHEREAS, on February 29, 2000, the parties hereto entered into that certain Reorganization Agreement (the "Reorganization Agreement") providing for the acquisition of HomeSense and its affiliated corporations by HomeGold through the merger of HomeSense and each of its affiliated corporations with and into HomeGold (the "Merger");

         WHEREAS capitalized terms used herein and not otherwise defined herein, shall have the meanings ascribed to such terms in the Reorganization Agreement;

         WHEREAS the parties believe that it is in their best interests for this Amendment #1 to be executed (such Amendment #1 to be entered into as contemplated in Section 12.9 of the Reorganization Agreement); and

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, HomeGold and HomeSense hereby agree as follows:

                            SECTION I. PLAN OF MERGER

         1.1 PLAN OF MERGER. Sections I and II of the Reorganization Agreement, together with this Amendment #1, are hereby designated as the "Plan of Merger" for purposes of the applicable provisions of the BCA.

       SECTION II. ALLOCATION OF MERGER CONSIDERATION AND RELATED MATTERS

         2.1 SPECIAL DEFINITIONS. For purposes of this Amendment #1, the following terms shall have the indicated definitions.
         "Wholly-owned Companies" shall mean each of HomeSense and its affiliated companies that are parties hereto, except EMMCO and Doc-Write, Inc.
         "EMMCO" shall mean EMMCO The Mortgage Service Station, Inc.
         "Closing Price" shall mean the last sale price of the HomeGold Common Stock as reported on the Nasdaq National Market prior to the date of the Effective Time.

         2.2 ALLOCATION OF MERGER CONSIDERATION. The Merger Consideration set forth in Section 2.3 of the Reorganization Agreement shall be allocated among HomeSense and each of the affiliated corporations as set forth below.

COMPANY                    CONSIDERATION

EMMCO The outstanding shares of EMMCO common stock in the aggregate shall be converted into the right to receive in the aggregate such number of shares of

                           HomeGold Common Stock equal to $1,722,222 divided by the Closing Price.

Doc-Write, Inc.            Each shareholder of Doc-Write, Inc. shall receive one
                           share of HomeGold Common Stock.

Wholly-owned Companies     The Wholly-owned Companies shall receive all
                           11,000,000 shares of preferred stock referenced in
                           Section 2.3(b) of the Reorganization Agreement in as nearly equal amounts as possible.

                           The Wholly-owned Companies shall receive an aggregate amount of shares of HomeGold Common Stock equal to 6,780,944 minus the number of shares of HomeGold Common Stock issuable to EMMCO and Doc-Write, Inc. as referenced immediately above. Such shares shall be issued to the Wholly-owned Companies in as nearly equal amounts as possible.

         Section 2.3 ARTICLES OF INCORPORATION. The Articles of Incorporation of HomeGold, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

         Section 2.4 BYLAWS. The Bylaws of HomeGold as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

                           SECTION III. MISCELLANEOUS

         3.1 NO FURTHER AMENDMENTS. Except as expressly set forth herein, the Reorganization Agreement remains unamended and in full force and effect.


         IN WITNESS WHEREOF, this Agreement has been duly entered as of the date first written above.

Witnesses                                         HOMEGOLD FINANCIAL, INC.


_________________________                By:      ______________________________
                                                  John M. Sterling, Jr.
_________________________                         Chairman and CEO


Witnesses                                         HOMESENSE FINANCIAL CORP.
                                                  & EACH MEMBER OF THE
                                                  HOMESENSE GROUP PARTIES TO THE
                                                  REORGANIZATION AGREEMENT


_________________________                By:      ______________________________
                                                  Ronald J. Sheppard,
_________________________                         President

                                                                     Exhibit D-1

                        ELLIOTT, DAVIS & COMPANY, L.L.P.
                            870 S. PLEASANTBURG DRIVE
                        GREENVILLE, SOUTH CAROLINA 29607
                                 (864) 242-3370


                          INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
HomeGold Financial, Inc.

We consent to incorporation by reference in the Registration Statement on Form DEF 14A (No. 000-08909) Definitive Proxy Statement of HomeGold Financial, Inc. of our report dated February 11, 2000, relating to the consolidated balance sheets of HomeGold Financial, Inc. and subsidiaries (the "Company") as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity, and cash flows for the two years then ended, which report appears in the 1999 Annual Report on Form 10-K of the Company.



/s/ ELLIOTT, DAVIS & COMPANY, L.L.P.
------------------------------------
Elliott, Davis & Company, L.L.P.
Greenville, South Carolina


March 8, 2000

                                                                     Exhibit D-2
                           J. W. HUNT AND COMPANY, LLP
                            COLUMBIA, SOUTH CAROLINA


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation in the Proxy Statement of HomeGold Financial, Inc. of our report dated June 29, 1999, on our audits of the combined financial statements of HomeSense Financial Corp. (formerly known as Equitable Mortgage Corporation of Columbia) and affiliates as of March 31, 1999 and 1998, and for the two years then ended.



/s/ J.W. HUNT AND COMPANY, LLP
------------------------------
J.W. Hunt and Company, LLP
Columbia, South Carolina


March 9, 2000

                                                                     Exhibit D-3
                        BAUKNIGHT PIETRAS & STORMER, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 1330
                         COLUMBIA, SOUTH CAROLINA 29202
                                 (803) 771-8943

KENNETH H. BAUKNIGHT, CPA                                    1517 GERVAIS STREET
RUSSELL L. BAUKNIGHT, CPA                                     COLUMBIA, SC 29201
THOMAS D. PIETRAS, CPA                                     FAX:   (803) 771-8958


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Proxy Statement of HomeGold Financial, Inc. of our report dated May 15, 1997, on our audit of the combined financial statements of HomeSense Financial Corp. (formerly known as Equitable Mortgage Corporation of Columbia) and affiliates as of March 31, 1997, and for the year then ended.



/s/BAUKNIGHT PIETROS & STORMER, P.A.
------------------------------------
Bauknight Pietros & Stormer, P.A.
Columbia, South Carolina


March 8, 2000

                                                                       EXHIBIT E

                               DISSENTER'S RIGHTS
        Title 33, Chapter 13 of the Code of Laws of South Carolina 1976,
                    Dissenters' Rights, provides as follows:

                                    ARTICLE 1
                 Right to Dissent and Obtain Payment for Shares

SS. 33-13-101.  DEFINITIONS.

  In this chapter:
      (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
      (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.
      (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.
      (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
      (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
      (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.
      (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SS. 33-13-102.  RIGHT TO DISSENT.

  A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

      (1)  consummation of a plan of merger to which the corporation is a party
           (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;
      (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;
      (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;
      (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

           (i)  alters or abolishes a preferential right of the shares;

           (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

           (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

           (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
           (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

      (5) in the case of corporations which are not public corporations, the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;

      (6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

           (B) Notwithstanding subsection (A), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SS.33-13-103.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.
  (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.
  (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

                                   ARTICLE 2
                 Procedure for Exercise of Dissenters' Rights

SS.33-13-200.  NOTICE OF DISSENTERS' RIGHTS.
  (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
  (b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

SS.33-13-210.  NOTICE OF INTENT TO DEMAND PAYMENT.
  (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.
  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SS. 33-13-220.  DISSENTERS' NOTICE.
  (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).
  (b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:
      (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;
      (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;
      (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;
      (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and
      (5)  be accompanied by a copy of this chapter.

SS. 33-13-230.  SHAREHOLDERS' PAYMENT DEMAND.
  (a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.
  (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
  (c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SS. 33-13-240.  SHARE RESTRICTIONS.
  (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.
  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SS. 33-13-250.  PAYMENT.
  (a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
  (b) The payment must be accompanied by:
      (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
      (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;
      (3)  an explanation of how the interest was calculated;
      (4) a statement of the dissenters' right to demand additional payment under Section 13-33-280; and
      (5)  a copy of this chapter.

SS.33-13-260.  FAILURE TO TAKE ACTION.
  (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
  (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SS. 33-13-270.  AFTER-ACQUIRED SHARES.

  (a) A corporation may elect to withhold payment required by Section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.
  (b) To the extent the corporation elects to withhold payment under subsection
(a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

SS.33-13-280.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.
  (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:
      (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13- 270 is less than the fair value of his shares or that the interest due is calculated incorrectly;
      (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or
      (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.
  (b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

                                   ARTICLE 3
                         Judicial Appraisal of Shares

SS. 33-13-300.  COURT ACTION.
  (a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
  (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
  (c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.
  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SS.33-13-310.  COURT COSTS AND COUNSEL FEES.
  (a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.
  (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
      (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or
      (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.
  (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
  (d) In a proceeding commenced by the dissenters to enforce the liability under
Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

********************************************************************************
                                    APPENDIX


                           HOMEGOLD FINANCIAL, INC.
                               3901 Pelham Road
                             Greenville, SC 29615

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOMEGOLD
                        FINANCIAL, INC. (THE "COMPANY")
The undersigned hereby appoints C. T. Wyche and Kevin J. Mast or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned on February 28, 2000, at the Annual Meeting of Shareholders to be held April 28, 2000 or any adjournment thereof. The Company makes all the following proposals. No proposal below is conditioned on any other proposal.

Proxy for Common Stock

1. ELECTION OF DIRECTORS
 FOR the seven nominees listed below (except as marked to the contrary below)
 [ ] FOR    [ ] AGAINST
 WITHHOLD AUTHORITY to vote for any of the seven nominees listed below:
 Tecumseh Hooper, Jr., J. Robert Philpott, Jr., John M. Sterling, Jr., Ronald
 J. Sheppard, Jan Sirota, Clarence Bauknight and Porter Rose.
 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW. IF YOU DESIRE TO CUMULATE YOUR VOTES FOR ANY PARTICULAR NOMINEE(S), IN THE EVENT CUMULATIVE VOTING IS ELECTED, WRITE YOUR INSTRUCTIONS AS TO THE NUMBER OF VOTES CAST FOR EACH IN THE SPACE PROVIDED BELOW.

  ------------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE COMPANY'S 1995 EMPLOYEE AND OFFICER STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR GRANT BY 500,000.
     [ ] FOR      [ ] AGAINST       [ ] ABSTAIN


3. PROPOSAL TO APPROVE THE REORGANIZATION AGREEMENT BETWEEN HOMEGOLD AND HOMESENSE FINANCIAL CORP. AND AFFILIATED COMPANIES (INCLUDING THE PLAN OF MERGER SET FORTH THEREIN), AND THE ISSUANCE OF 6,780,944 SHARES OF COMMON STOCK, 11,000,000 SHARES OF SERIES A NON-CONVERTIBLE PREFERRED STOCK, A WARRANT TO PURCHASE 250,000 SHARES OF COMMON STOCK OF HOMEGOLD AND OPTIONS TO PURCHASE 825,423 SHARES OF COMMON STOCK.
       [ ] FOR      [ ] AGAINST       [ ] ABSTAIN


4. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE ISSUANCE OF 20,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK.
       [ ] FOR      [ ] AGAINST       [ ] ABSTAIN


5. PROPOSAL TO AMEND THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 400,000 SHARES THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN TO A TOTAL OF 600,000 SHARES.
     [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

6. THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE THAT NO SHAREHOLDER SHALL HAVE A RIGHT TO CUMULATE VOTES WITH RESPECT TO THE ELECTION OF DIRECTORS.
      [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

7. THE PROPOSAL TO REDUCE THE PAR VALUE OF THE COMMON STOCK FROM $0.05 PER SHARE TO $0.001 PER SHARE.
      [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

8. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

 This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 7 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                                                 Please sign exactly as name
                                                 appears herein. When shares
                                                 are held by joint tenants,
                                                 both should sign. When signing
                                                 as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign full
                                                 corporate name by President or
                                                 other authorized officer. If a
                                                 partnership, please sign in
                                                 partnership name by authorized
                                                 person.


                                                 Date:


                                                 -----------------------------
                                                 Signature


                                                 -----------------------------
                                                 Signature if held jointly


                                                 PLEASE MARK, SIGN, DATE AND
                                                 RETURN THE PROXY CARD PROMPTLY
                                                 USING THE ENCLOSED ENVELOPE.

                                                 THE ABOVE SIGNATURE HEREBY
                                                 ACKNOWLEDGES RECEIPT OF THE
                                                 NOTICE OF ANNUAL MEETING OF
                                                 SHAREHOLDERS DATED MARCH 27,
                                                 2000, AND THE PROXY STATEMENT
                                                 FURNISHED THEREWITH.